UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Duke Realty Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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600 East 96th Street

Suite 100

Indianapolis, Indiana 46240

(317) 808-6000

March 11, 2015

Dear Shareholder:

The Board of Directors and officers of Duke Realty Corporation join me in extending to you a cordial invitation to attend our annual meeting of shareholders. This meeting will be held on Wednesday, April 29, 2015, at 3:00 p.m. local time, at the Conrad Indianapolis, 50 West Washington Street, Indianapolis, Indiana 46204. To reserve your seat at the annual meeting, please call 317-808-6005 or send an e-mail to ir@dukerealty.com. As in past years, we believe that both the shareholders and management of Duke Realty Corporation can gain much through participation at this meeting. Our objective is to make it as informative and interesting as possible.

This year we again are pleased to take advantage of the Securities and Exchange Commission rule allowing companies to furnish proxy materials to their shareholders over the Internet. We believe that this e-proxy process will expedite shareholders’ receipt of proxy materials, while lowering the costs of delivery and reducing the environmental impact of our annual meeting. On March 11, 2015, we mailed to a majority of our shareholders a notice containing instructions on how to access our proxy statement and 2014 Annual Report to shareholders and how to vote online. All other shareholders will receive these materials by mail. The proxy statement contains instructions on how you can (i) receive a paper copy of the proxy statement and 2014 Annual Report, if you only received a notice by mail, or (ii) elect to receive future proxy statements and annual reports over the Internet, if you received them by mail this year.

Whether or not you plan to attend the annual meeting, we urge you to vote promptly by mail, by telephone or on the Internet in order to ensure that we record your votes on the business matters presented at the annual meeting.

We look forward to seeing you on April 29th.

Sincerely,

Dennis D. Oklak

Chairman and Chief Executive Officer

600 East 96th Street

Suite 100

Indianapolis, Indiana 46240

(317) 808-6000

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be held April 29, 2015

Notice is hereby given that the 2015 Annual Meeting of Shareholders, or the Annual Meeting, of Duke Realty Corporation, or the Company, will be held at the Conrad Indianapolis, 50 West Washington Street, Indianapolis, Indiana 46204, on Wednesday, April 29, 2015, at 3:00 p.m. local time. At the Annual Meeting, the shareholders will be asked to act on the following:

1. To elect thirteen directors to serve on the Company’s Board of Directors for a one-year term ending at the 2016 Annual Meeting of Shareholders;

2. To vote on an advisory basis to approve the compensation of the Company’s executive officers for 2014;

3. To ratify the reappointment of KPMG LLP as the Company’s independent registered public accountants for the fiscal year 2015;

4. To approve the Company’s 2015 Long-Term Incentive Plan, or the 2015 Incentive Plan; and

5. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

Only shareholders of record at the close of business on February 23, 2015 are entitled to notice of and to vote at the Annual Meeting or at any adjournments or postponements thereof. At least a majority of the outstanding shares of common stock of the Company entitled to vote at the Annual Meeting present in person or by proxy is required for a quorum.

YOUR VOTE IS IMPORTANT!

Submitting your proxy does not affect your right to vote in person if you attend the Annual Meeting. Instead, it benefits the Company by reducing the expenses of additional proxy solicitation. Therefore, you are urged to submit your proxy as soon as possible, regardless of whether or not you expect to attend the Annual Meeting. You may revoke your proxy at any time before its exercise by (i) delivering written notice of revocation to the Company’s Corporate Secretary, Ann C. Dee, at the above address, (ii) submitting to the Company a duly executed proxy card bearing a later date, (iii) voting via the Internet or by telephone at a later date, or (iv) appearing at the Annual Meeting and voting in person; provided, however, that no such revocation under clause (i) or (ii) shall be effective until written notice of revocation or a later dated proxy card is received by the Company’s Corporate Secretary at or before the Annual Meeting, and no such revocation under clause (iii) shall be effective unless received on or before 11:59 p.m., Indianapolis local time, on April 28, 2015.

When you submit your proxy, you authorize Dennis D. Oklak and Ann C. Dee or either one of them, each with full power of substitution, to vote your shares at the Annual Meeting in accordance with your instructions or, if no instructions are given, to vote for the election of the director nominees, for approval, on an advisory basis, of the compensation of the Company’s executive officers, for ratification of the appointment of the independent auditors for 2015, and for approval of the 2015 Incentive Plan and to vote in their discretion on any adjournments or postponements of the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting to be Held on April 29, 2015

The Company’s proxy statement, proxy card and 2014 Annual Report are available at http://www.proxyvote.com.

By order of the Board of Directors,

Ann C. Dee

Executive Vice President, General Counsel and Corporate Secretary

Indianapolis, Indiana

March 11, 2015

2015 PROXY SUMMARY

This summary highlights information contained elsewhere in this proxy statement, or the Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting.

General

The Board of Directors of Duke Realty Corporation, or the Company, is soliciting proxies to be voted at its 2015 Annual Meeting of Shareholders, or the Annual Meeting. The Proxy Statement summarizes the information shareholders need to know to vote by proxy or in person at the Annual Meeting. Shareholders do not need to attend the Annual Meeting in person in order to vote. Voting instructions are below.

Annual Meeting of Shareholders

• Time and Date	3:00 p.m. local time, April 29, 2015

• Place	The Conrad Indianapolis, 50 West Washington Street, Indianapolis, Indiana 46204

• Record Date	February 23, 2015

• Voting	All shareholders of record as of the close of business on the Record Date are entitled to vote at the Annual Meeting. Each share of common stock outstanding on the Record Date is entitled to one vote on each item submitted for consideration. In order for any business to be conducted, the holders of a majority of the shares of common stock entitled to vote at the Annual Meeting must be present, either in person or represented by proxy. For the purpose of determining the presence of a quorum, abstentions and broker non-votes (which occur when shares held by brokers or nominees for beneficial owners are voted on some matters but not on others) generally will be counted as present. As of the Record Date, 344,746,189 shares of common stock were issued and outstanding.

Meeting Agenda

•	Election of thirteen directors

•	Advisory vote to Approve Executive Compensation

•	Ratification of KPMG as auditors for 2015

•	Approval of the Company’s 2015 Long-Term Incentive Plan, or the 2015 Incentive Plan; and

•	Transaction of other business that may properly come before the meeting

Voting

Listed below are the alternatives for casting votes at the Annual Meeting.

By Mail:	Vote, sign and date your proxy card and mail it in the enclosed postage-paid envelope.

In Person:	Vote at the Annual Meeting. For driving directions to the Annual Meeting, please call 317-808-6005.

By Telephone:	Call toll-free 1-800-690-6903 and follow the instructions. You will be prompted for certain information that can be found on your proxy card.

Via Internet:	Log on to http://www.proxyvote.com and follow the on-screen instructions. You will be prompted to enter certain information that can be found on your proxy card.

Note: Please refer to the specific instructions set forth on the Notice or printed proxy materials.

If you have shares held by a broker, you may instruct your broker to vote your shares by following the instructions that the broker provides to you. Most brokers offer voting by mail, telephone and on the Internet.

When you return a properly executed proxy card, the Company will vote the shares that the proxy card represents in accordance with your directions. If you return the signed proxy card with no direction on a proposal, the Company will vote your proxy “FOR” Proposals One, Two, Three and Four, and in accordance with the proxy holder’s discretion on any other matter that may properly come before the Annual Meeting including any adjournment or postponement thereof.

You may revoke your proxy at any time before its exercise by:

(i)	delivering written notice of revocation to the Company’s Corporate Secretary, Ms. Ann C. Dee, at 600 East 96th Street, Suite 100, Indianapolis, Indiana 46240;

(ii)	submitting to the Company a duly executed proxy card bearing a later date;

(iii)	voting via the Internet or by telephone at a later date; or

(iv)	appearing at the Annual Meeting and voting in person.

provided, however, that no such revocation under clause (i) or (ii) shall be effective until written notice of revocation or a later dated proxy card is received by the Company’s Corporate Secretary at or before the Annual Meeting, and no such revocation under clause (iii) shall be effective unless received on or before 11:59 p.m., Indianapolis local time, on April 28, 2015.

Voting Matters

	Board Vote Recommendation	Page Reference (for more detail)
Election of Directors	FOR EACH DIRECTOR NOMINEE	6
Advisory Vote to Approve Executive Compensation	FOR	23
Ratification of KPMG as Auditors for 2015	FOR	54
Approval of 2015 Incentive Plan	FOR	55

Board Nominees

We are asking shareholders to elect thirteen directors to serve for a one-year term that will expire at the Company’s 2016 Annual Meeting or until their successors have been elected and qualified. The biographical information of each director nominee begins on page 6. Each director nominee is elected annually by the affirmative vote of at least a majority of the shareholders present in person or represented by proxy and entitled to vote for the election of directors. An abstention will result in a nominee receiving fewer votes and therefore will have the same effect as a vote against the nominee. Brokers are not entitled to vote uninstructed shares on director elections; therefore, broker non-votes are not considered entitled to vote and will not have an impact on the election of directors.

Executive Compensation Advisory Vote

We are asking shareholders to approve, on an advisory basis, our named executive officer compensation as discussed and disclosed in this Proxy Statement, including the Compensation Discussion and Analysis beginning on page 24 and the tables and narratives that follow under Executive Compensation beginning on page 41. The proposal to approve, on an advisory basis, the compensation of the Company’s executive officers will be approved if the votes cast in favor of the proposal exceed the votes cast against the proposal. Abstentions and broker non-votes will not be treated as votes cast and therefore will not affect the outcome.

We have designed our executive compensation program to attract and retain the highest quality executive officers, directly link their pay to the Company’s performance, and build value for our shareholders. Our program provides total compensation opportunities at levels that are competitive in our industry, ties a significant portion of each executive’s compensation to his or her individual performance and contribution to achieving our key business objectives, and closely aligns the interests of our executives with the interests of our shareholders. In sum, our compensation is designed to reward executives when the Company achieves strong financial and operational results, and likewise to provide reduced pay when financial and operating results are not as strong or when our stock price decreases. We believe the 2014 compensation of our named executive officers is reflective of and consistent with that intent.

Auditors

We are asking shareholders to ratify the reappointment of KPMG LLP as the Company’s independent registered public accountants for the fiscal year 2015. In order to ratify the selection of KPMG, the votes cast in favor of the proposal must exceed the votes cast against the proposal. Abstentions and broker non-votes will not be treated as votes cast and therefore will not affect the outcome. The ratification of the selection of KPMG as the Company’s independent registered public accountants for 2015 will be deemed to be a discretionary matter and brokers will be permitted to vote uninstructed shares as to such matter. Set forth below is summary information with respect to KPMG’s fees for services provided in 2014 and 2013.

Audit Fees:    $1,269,800 for 2014 and $1,207,969 for 2013.

Audit-Related Fees:    $37,000 for 2014 and $49,500 for 2013. These fees include employee benefit plan audits and other accounting related consultation.

Tax Fees:    $8,661 for 2014 and $11,792 for 2013. These fees include services for various tax consulting matters.

All Other Fees:    None.

2015 Incentive Plan

We are asking shareholders to approve the Duke Realty Corporation 2015 Long-Term Incentive Plan. A description of the 2015 Incentive Plan begins on page 55. The 2015 Incentive Plan would replace our existing 2005 Incentive Plan, and would authorize the issuance of up to 6,000,000 shares pursuant to new awards, plus the number of shares reserved but unissued under the 2005 Incentive Plan as of February 23, 2015, and the number of shares underlying awards outstanding under the 2005 Incentive Plan as of February 23, 2015 that terminate or expire unexercised, or are cancelled, forfeited or lapse for any reason. Approval of the 2015 Incentive Plan also would allow certain awards to be potentially eligible for exemption from the $1,000,000 deduction limit imposed by Section 162(m) of the tax code.

Approval of the 2015 Incentive Plan requires the affirmative vote of a majority of the shares cast on the proposal. Under NYSE voting standards relating to stock plans, the NYSE will consider abstentions as votes cast on this proposal. Accordingly, if you vote by proxy, but abstain from voting on the proposal, your abstention will have the same practical effect as a vote against the proposal. Brokers are not entitled to vote uninstructed shares on this proposal, and therefore broker non-votes will not be considered as votes cast on this proposal and will not have an impact on approval of the 2015 Incentive Plan.

Other

Your proxy gives discretionary authority to Dennis D. Oklak and Ann C. Dee with respect to any other matters that might be brought before the Annual Meeting. Those persons intend to vote your proxy in accordance with their best judgment.

2016 Annual Meeting

The deadline for shareholder proposals for the 2016 annual meeting of shareholders is November 12, 2015.

Shareholder proposals should be submitted in writing to the Company (Attention: Ms. Ann C. Dee, Corporate Secretary). Any such proposals must comply with the requirements set forth in the Company’s bylaws.

Mailing Date/Internet Availability of Proxy Materials

This Proxy Statement, the enclosed proxy card and our 2014 Annual Report or a Notice of Internet Availability of Proxy Materials, or the Notice, were mailed or e-mailed to shareholders beginning on or about March 11, 2015. The Notice contains instructions on how to access the proxy materials online. Shareholders who received the Notice by mail or e-mail will not receive a printed copy of the proxy materials in the mail unless they request a copy in the manner described in the Notice. All shareholders will be able to access the proxy materials on the website referred to in the Notice and this Proxy Statement and will be able to request to receive a printed set of the proxy materials by mail or electronically, in either case, free of charge.

In addition to the solicitation of proxies by use of the mail, officers and regular employees of the Company may solicit proxies by telephone, facsimile, e-mail or personal interviews without additional compensation. It is also contemplated that brokerage houses will forward the proxy materials to shareholders at the request of the Company. Receipt of more than one proxy card indicates that a shareholder has multiple accounts at the transfer agent or with stockbrokers. Shareholders should complete and return all proxy cards received to ensure that all of their shares are voted.

Shareholders of record that desire to receive future proxy statements and annual reports electronically should log on to http://www.proxyvote.com and follow the instructions to vote using the Internet and, when prompted, indicate that they agree to receive or access proxy materials electronically in future years. Shareholders will need to refer to the Company number and control number found on the proxy card. Shareholders may cancel this electronic enrollment if they later wish to receive proxy statements and annual reports by regular mail.

Proxy Solicitation

The solicitation is being made by the Company, and the Company will bear the cost of preparing, printing, assembling and mailing the Notice, Proxy Statement, proxy card and other materials that may be sent to shareholders in connection with this solicitation. The Company also may reimburse brokerage houses and other custodians, nominees and fiduciaries for their expenses incurred in forwarding solicitation materials to the beneficial owners of shares held of record by such persons.

Information about Communications with Duke Realty Corporation and Our Board of Directors

The Company provides a procedure for the Board of Directors to accept communications from shareholders of the Company that are reasonably related to protecting or promoting legitimate shareholder interests. Such procedure can be found on the Investor Relations/Corporate Governance section of the Company’s website at http://www.dukerealty.com.

You may also contact the Board of Directors, by writing to:

Board of Directors

c/o the Corporate Secretary

600 East 96th Street, Suite 100

Indianapolis, Indiana 46240.

You may contact the independent directors by writing to:

Independent Directors

c/o Corporate Secretary

600 East 96th Street, Suite 100

Indianapolis, Indiana 46240

You may also contact the Company’s Lead Director by emailing him at leaddirector@dukerealty.com.

In addition, as required by the listing standards established by the NYSE, the Company provides a method for shareholders and other interested parties to communicate with the non-management directors of the Board of Directors and/or the entire Board of Directors. Such communications should be directed to the non-management directors by writing to:

Non-Management Directors

c/o Corporate Secretary

600 East 96th Street, Suite 100

Indianapolis, Indiana 46240

Shareholder and other interested parties may communicate with the entire Board of Directors by writing to the address set forth above.

The Company’s Corporate Secretary may be contacted by sending correspondence to: 600 East 96th Street, Suite 100, Indianapolis, Indiana 46240, Attn: Corporate Secretary.

Additional Information

The Company’s website is located at http://www.dukerealty.com. Although the information contained on the Company’s website is not part of this Proxy Statement, you can view additional information on the website, such as the Company’s Code of Conduct, corporate governance guidelines, charters of the committees of the Board of Directors and reports that the Company files and furnishes with the Securities and Exchange Commission, or SEC. A copy of the Company’s Code of Conduct, corporate governance guidelines and charters of the committees of the Board of Directors also may be obtained by written request addressed to Duke Realty Corporation, 600 East 96th Street, Suite 100, Indianapolis, Indiana 46240, Attention: Investor Relations.

PROPOSAL ONE: ELECTION OF THIRTEEN DIRECTORS TO SERVE

ON THE COMPANY’S BOARD OF DIRECTORS FOR A ONE-YEAR TERM

ENDING ON THE DATE OF THE COMPANY’S 2016 ANNUAL MEETING

The Board of Directors currently consists of thirteen members. Based on the recommendation of the Corporate Governance Committee, the Board of Directors has nominated each of the thirteen directors for re-election to serve for a one-year term that will expire at the Company’s 2016 Annual Meeting or until their successors have been elected and qualified. The Board of Directors has also designated Mr. Dennis D. Oklak to continue to serve as Chairman of the Board of Directors, subject to his re-election as a director by shareholders.

The Board of Directors believes that all of the nominees for director will be available for election. However, if a nominee is unavailable for election, the proxy holders may vote for another nominee proposed by the Board of Directors. If the Board of Directors does not propose another director nominee prior to or at the Annual Meeting, the Board of Directors, by resolution, may reduce the number of directors to be elected at the Annual Meeting. Each nominee has agreed to be named in this Proxy Statement and to serve if elected.

The election of each director requires the affirmative vote of at least a majority of the shareholders present in person or represented by proxy and entitled to vote for the election of directors. An abstention will result in a nominee receiving fewer votes and therefore will have the same effect as a vote against the nominee. Brokers are not entitled to vote uninstructed shares in director elections; therefore, broker non-votes are not considered entitled to vote and will not have an impact on the election of directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL OF THE NOMINEES NAMED BELOW FOR DIRECTOR.

NOMINEES FOR ELECTION AS DIRECTORS

The following paragraphs give the name and age of each director nominee, the tenure of each director nominee on the Board of Directors, the committees of the Board of Directors on which each director nominee serves, the particular experience, skills and qualifications that were instrumental in the Corporate Governance Committee’s determination that each director nominee should serve as a director of the Company, each director nominee’s business experience over the last five years or more and the public company boards of directors on which each director nominee has served over the last five years.

Thomas J. Baltimore, Jr., Age 51

Director Since: 2009

Board Committee: Corporate Governance

Qualifications: Mr. Baltimore brings finance, accounting, investments, real estate, development, hospitality industry, and executive leadership expertise to the Board of Directors.

Mr. Baltimore is President and Chief Executive Officer of RLJ Lodging Trust, a publicly-traded lodging REIT. In May 2011, Mr. Baltimore led the roll-up and merger of RLJ Development, LLC, a privately-held real estate investment firm, with its two affiliated private equity funds, and the subsequent initial public offering of RLJ Lodging Trust. Mr. Baltimore was the Co-Founder and President of RLJ Development, LLC, with direct day-to-day responsibility for company operations since its inception in 2000. Prior to founding RLJ Development, LLC, Mr. Baltimore was with Hilton Hotels Corporation as a Vice President, Development and Finance (1999 to 2000) and a Vice President of Gaming Development (1997 to 1998). Mr. Baltimore currently serves as a director for RLJ Lodging Trust and Prudential Financial, Inc., a publicly-traded financial services company.

William Cavanaugh III, Age 76

Director Since: 1999; Lead director

Board Committee: Corporate Governance, Chairman

Qualifications: Mr. Cavanaugh, who served as the Chief Executive Officer of Progress Energy, Inc., a publicly-traded energy company, for eight years, brings corporate finance, operations, nuclear energy industry, public company, and executive leadership expertise to the Board of Directors.

Mr. Cavanaugh served as the Chairman of the World Association of Nuclear Operators (WANO) from 2004 until 2009. He retired as Chairman and Chief Executive Officer of Progress Energy, Inc. in 2004, posts he had held since 1999 and 1996, respectively.

Alan H. Cohen, Age 68

Director Since: 2011

Board Committee: Executive Compensation, Chairman

Qualifications: As an attorney and co-founder of The Finish Line, Inc., a publicly-traded athletic wear retailer where he served in various executive positions including Chief Executive Officer and President, Mr. Cohen brings consumer goods industry, corporate operations, legal and executive leadership expertise to the Board of Directors.

Mr. Cohen is the co-founder of The Finish Line, Inc. and served as its President from 1982 to 2003 and Chief Executive Officer from 1982 to 2008. He served as Chairman of the Board of Directors of The Finish Line, Inc. from 1982 to 2010 and as one of its directors from 1976 to 2010. Mr. Cohen is an attorney, and practiced law from 1973 to 1981.

Ngaire E. Cuneo, Age 64

Director Since: 1995

Board Committees: Audit and Finance

Qualifications: Ms. Cuneo brings finance, accounting, consulting, venture capital, corporate development, insurance industry, financial services industry, and executive management expertise to the Board of Directors.

Ms. Cuneo has been a partner of Red Associates, LLC, a venture capital firm in the financial services sector, since 2002. Ms. Cuneo also served as an Executive Vice President of Forethought Financial Group from 2006 until 2010. From 1992 through 2001, Ms. Cuneo was an Executive Vice President of Conseco, Inc., an owner, operator and provider of services to companies in the financial services industry. Ms. Cuneo has served as a director of SonicScrubbers, Inc., Tributes, Inc. and ContractPal over the last five years. The Board of Directors has determined that Ms. Cuneo qualifies as an “audit committee financial expert” as defined under the applicable rules established by the SEC.

Charles R. Eitel, Age 65

Director Since: 1999

Board Committee: Corporate Governance

Qualifications: Mr. Eitel brings consulting, business administration, finance, operations, manufacturing industry, and executive leadership expertise to the Board of Directors.

Mr. Eitel is a co-founder of Eitel & Armstrong, which is now North Inlet Partners, a consulting practice that provides hands-on operating and financial guidance to middle market companies. Prior to forming Eitel & Armstrong in 2009, Mr. Eitel served as Vice Chairman of the Board of Directors of the Simmons Bedding Company, an Atlanta-based manufacturer of mattresses, from 2008 to 2009. Mr. Eitel served as Chairman and Chief Executive Officer of the Simmons Bedding Company from 2000 until his appointment to Vice Chairman in 2008. On November 16, 2009, the Simmons Bedding Company filed for protection under Chapter 11 of the federal bankruptcy laws, from which it emerged on January 21, 2010. Mr. Eitel currently serves on the Board of

Directors of the Mattress Firm Holding Corp., a publicly-traded specialty retailer of mattresses and related products and accessories in the United States. He also serves on the Board of Directors of American Fidelity Assurance Corporation, a provider of supplemental health insurance benefits and financial services to education employees, auto dealerships, health care providers and municipal workers across the United States; and WS Packaging Group, Inc., a private company owned by J.W. Childs private equity.

Martin C. Jischke, Ph.D., Age 73

Director Since: 2004

Board Committee: Executive Compensation

Qualifications: Dr. Jischke brings leadership and decision making skills, consumer goods industry, technology industry, and management expertise to the Board of Directors.

Dr. Jischke retired from Purdue University after serving as President from 2000 to 2007. From 1991 to 2000, Dr. Jischke served as President of Iowa State University. Dr. Jischke serves as Chairman of the Board of Directors of Wabash National Corporation, one of the leading publicly-traded manufacturers of truck trailers and composite trailers, and as a director of Vectren Corporation, a publicly-traded energy company serving Indiana and Ohio. Dr. Jischke received his master’s and doctoral degrees in aeronautics and astronautics from the Massachusetts Institute of Technology. He holds a BS in physics with honors from the Illinois Institute of Technology, where he currently serves on the Board of Trustees.

Dennis D. Oklak, Age 61

Director Since: 2004; Chairman of the Board of Directors

Board Committee: N/A

Qualifications: Mr. Oklak, who joined the Company in 1986, brings real estate industry, finance, accounting, auditing, consulting, operations, development, and executive leadership expertise to the Board of Directors.

Mr. Oklak joined the Company in 1986. He has held various senior executive positions within the Company and was promoted to Chief Executive Officer and joined the Company’s Board of Directors in 2004. In 2005, Mr. Oklak was appointed Chairman of the Board of Directors. Mr. Oklak is a member of the Board of Directors of Xenia Hotels & Resorts, Inc., a publicly-traded REIT that invests primarily in premium full service, lifestyle and urban upscale hotels, with a focus on the top 25 U.S. lodging markets as well as key leisure destinations in the United States. Mr. Oklak also serves on the Executive Board of the National Association of Real Estate Investment Trusts, the Board of Trustees of the Urban Land Institute and is a member of the Real Estate Roundtable. Mr. Oklak serves on the Board of Directors of the Central Indiana Corporate Partnership, the Board of Trustees of the Crossroads of America Council of the Boy Scouts of America Foundation and the Dean’s Advisory Board for Ball State University’s Miller College of Business.

Melanie R. Sabelhaus, Age 66

Director Since: 2012

Board Committee: Executive Compensation

Qualifications: With business experience in both the private and public sectors, Ms. Sabelhaus brings public company, corporate governance, real estate industry and executive leadership expertise to the Board of Directors.

Ms. Sabelhaus has over 30 years of small business, corporate and federal government experience. Since 2005, Ms. Sabelhaus has been devoting her time to supporting non-profit organizations. Ms. Sabelhaus currently serves as a Senior Principal of Jerold Panas, Linzy & Partners, a consulting firm that provides philanthropic organizations with fundraising advice. She also currently serves as Vice Chairman of the Board of Governors of the American Red Cross, where she is responsible for nationwide fundraising strategies. Ms. Sabelhaus was Deputy Administrator of the U.S. Small Business Administration from 2002 to 2005, where she was responsible for policy development and program supervision. From 1998 until 2002, Ms. Sabelhaus dedicated her time to community fundraising and women’s business issues. In 1986, Ms. Sabelhaus founded Exclusive Interim

Properties (EIP), a real estate company that specialized in short-term housing. Ms. Sabelhaus served as Chief Executive Officer of EIP from 1986 until the company merged with four similar firms in 1997, creating Bridgestreet Accommodations, Inc., a publicly-held company listed on NASDAQ that provides short-term corporate housing. From 1997 until 1998, Ms. Sabelhaus served as Vice President for Global Sales of Bridgestreet Accommodations, Inc. From 1972 to 1986, Ms. Sabelhaus worked at International Business Machine (IBM), during which time she aided in the launch of IBM’s consumer retail program.

Peter M. Scott, III, Age 65

Director Since: 2011

Board Committees: Audit and Finance

Qualifications: Having held various management positions with Progress Energy, Inc. including Chief Financial Officer, Mr. Scott brings energy and telecommunications industry, public company finance, accounting, auditing and executive leadership expertise to the Board of Directors.

Mr. Scott was Chief Financial Officer of Progress Energy, Inc. from 2000 to 2003 and from 2005 until his retirement in 2008. From 2004 to 2008, Mr. Scott was also President and Chief Executive Officer of Progress Energy Service Company LLC and had responsibility for all financial and administrative functions of Progress Energy, Inc. Mr. Scott also held various other management positions with Progress Energy, Inc. or its subsidiaries between 2000 and 2008, including responsibilities for its telecom and competitive energy subsidiaries. Before joining Progress Energy, Inc. in 2000, Mr. Scott was the President of Scott, Madden & Associates, Inc., a general management consulting firm that he founded in 1983. The firm served clients in a number of industries, including energy and telecommunications. From 1981 until 1983, Mr. Scott served as the Assistant to the Executive Vice President of Carolina Power & Light Company, Inc., a predecessor of Progress Energy, Inc. Prior to that, Mr. Scott was a principal and partner in Theodore Barry & Associates, Inc., a Los Angeles-based consulting firm, between 1977 and 1981. Mr. Scott is Chairman of the Audit Committee and a member of the Compensation and Executive Committees of the Board of Directors of Cleco Corp., a public utility holding company. Mr. Scott also serves as both Chairman of the Audit Committee and Vice Chairman of the Board of Governors at Research Triangle International, a not-for-profit organization that provides research and technical services. The Board of Directors has determined that Mr. Scott qualifies as an “audit committee financial expert” as defined under the applicable rules established by the SEC.

Jack R. Shaw, Age 72

Director Since: 2003

Board Committees: Audit and Finance; Chairman of the Audit Committee

Qualifications: Mr. Shaw brings finance, accounting, auditing, and executive leadership expertise to the Board of Directors.

Since 2002, Mr. Shaw has been affiliated with The Regenstrief Foundation, now serving as the foundation’s President. Mr. Shaw spent 35 years with Ernst & Young and also served as Partner, Partner-in-Charge, and Managing Partner of Ernst & Young’s Indianapolis office at various times throughout his career. Mr. Shaw has served on the Board of Directors of many community organizations including the Arts Council of Indianapolis, the Indianapolis Chamber of Commerce, the Indianapolis Convention and Visitors Association, the Children’s Museum of Indianapolis, United Way of Central Indiana, and the Central Indiana Corporate Partnership. In addition, Mr. Shaw served on the Dean’s Advisory Council of the Indiana University Kelley School of Business. The Board of Directors has determined that Mr. Shaw, who serves as Chairman of the Company’s Audit Committee, qualifies as an “audit committee financial expert” as defined under the applicable rules established by the SEC.

Michael E. Szymanczyk, Age 66

Director Since: 2014

Board Committees: Audit and Finance

Qualifications: As the former Chief Executive Officer of a Fortune 500 company, Mr. Szymanczyk brings leadership, management and analytic skills as well as expertise in addressing governmental and regulatory matters to the Board of Directors.

Mr. Szymanczyk was the Chairman of the Board and Chief Executive Officer of Altria Group, Inc. from 2008 until 2012. From 2002 through 2008, Mr. Szymanczyk served as Chairman, President and Chief Executive Officer of Philip Morris USA Inc. Prior to that, he served in various sales and marketing roles at Proctor & Gamble, Inc. and Kraft, Inc. Mr. Szymanczyk currently serves as Chief Executive Officer of Endurance Capital LLC, a family-owned real estate investment venture. Mr. Szymanczyk also serves on the Finance and Risk Oversight Committee of the Board of Directors of Dominion Resources, Inc., a publicly-traded provider of electricity, natural gas and related services to customers primarily in the eastern region of the U.S. The Board of Directors has determined that Mr. Szymanczyk qualifies as an “audit committee financial expert” as defined under the applicable rules established by the SEC.

Lynn C. Thurber, Age 68

Director Since: 2008

Board Committee: Executive Compensation

Qualifications: Ms. Thurber brings international business, asset management, investment management, finance, accounting, real estate industry, financial services industry, and executive management expertise to the Board of Directors.

Since 2006, Ms. Thurber has served as the non-executive Chairman of LaSalle Investment Management, a subsidiary of Jones Lang LaSalle Inc. and a global real estate money management firm that invests in private real estate as well as publicly-traded real estate companies on behalf of institutional and individual investors. Prior to becoming Chairman, Ms. Thurber was the Chief Executive Officer of LaSalle Investment Management from 2000 to 2006. Ms. Thurber is the Chairman of the Board of Directors of Jones Lang LaSalle Income Property Trust, Inc., a non-listed REIT that owns and manages a diversified portfolio of office, retail, industrial and apartment properties, and a member of the Board of Directors of Investa Property Group, an Australian-based real estate owner, developer and fund manager. Ms. Thurber is a Trustee and Chairman of the Board of the Urban Land Institute, a non-profit organization that provides leadership in the responsible use of land and in creating and sustaining thriving communities worldwide. Ms. Thurber also previously served as a director of Jones Lang LaSalle Inc., a leading publicly-traded financial and professional services firm specializing in real estate.

Robert J. Woodward Jr., Age 73

Director Since: 2002

Board Committees: Audit and Finance, Chairman of the Finance Committee

Qualifications: Mr. Woodward brings legal, finance, accounting, business administration, investment management, distribution industry, insurance industry, and executive management expertise to the Board of Directors.

Since 1997, Mr. Woodward has served as Chairman of the Board of Directors of The Palmer-Donavin Manufacturing Company, a regional building materials distribution company based in Columbus, Ohio. From 1995 to 2002, he was Executive Vice President—Chief Investment Officer of Nationwide group of companies, which is one of the largest insurance and financial service organizations in the world. Mr. Woodward serves as a director and President of The GLOW Foundation, an Ohio based foundation focused on improving the lifestyle of individuals with developmental disabilities. Mr. Woodward also serves on the Pension Management and Investment Council of Battelle Memorial Institute. Mr. Woodward served as a member of the Board of Directors of ProCentury Corporation, a specialty property and casualty insurance holding company, between 2002 and 2008. The Board of Directors has determined that Mr. Woodward qualifies as an “audit committee financial expert” as defined under the applicable rules established by the SEC.

The Structure of the Board of Directors and the Lead Director

The Board of Directors views the selection of the Chairman and Chief Executive Officer, or CEO, as one of its most important responsibilities. As a result, the Board of Directors believes that it should remain free to determine whether these positions should be combined or separated based on circumstances of the Company and the composition of the Board of Directors at any given time. Currently, the Board of Directors has determined that a combined Chairman and CEO is in the best interests of the Company and has chosen Mr. Dennis D. Oklak to serve in those positions. In addition, the Board of Directors has chosen Mr. William Cavanaugh III, the Chairman of the Corporate Governance Committee to serve as its Lead Director.

The Board of Directors has been structured in this manner to provide for an appropriate balance between the powers of the CEO and those of our independent directors such that the ability of our independent directors to be informed, to discuss and debate issues they deem important, and to act objectively on an informed basis is not compromised. In establishing the structure of the Board of Directors, we believe that the objective is to strengthen the independence and general role of the Board of Directors with appropriate checks and balances on the power, actions and performance of our CEO. We firmly believe that our board structure allows for appropriate oversight by the Board of Directors in fulfilling its duties to our Company and to our shareholders.

As noted above, to ensure that the appropriate balance of power exists between our unaffiliated directors and the CEO, the Board of Directors established the Lead Director position. As set forth in our corporate governance guidelines, the Lead Director chairs the executive sessions of the independent directors, which are held at least quarterly. The Lead Director also serves as a liaison between the Chairman and the independent directors, approves information sent to the Board of Directors and approves meeting agendas and schedules to assure that there is sufficient time for discussion of all agenda items. The unaffiliated directors have designated Mr. Cavanaugh as Lead Director until the next annual meeting or until his successor is designated, subject to his re-election to the Board of Directors by shareholders. In establishing the position of Lead Director, we believe that there is an appropriate balance between the powers of the CEO and those of the independent directors.

Finally, the Board of Directors believes that having the same person serve as Board Chairman and CEO is in the best interests of our shareholders because it demonstrates for our employees, vendors, tenants, and other stakeholders that the Company is under strong leadership, with a single person setting the tone and having primary responsibility for managing our operations. The Board of Directors believes that separating the two positions could cause duplication of efforts or confusion among parties that deal with the Company on a daily basis.

Board Oversight of Risk Management

The Board of Directors is primarily responsible for overseeing the Company’s risk management processes. A portion of this responsibility has been delegated by the Board of Directors to each of the committees of the Board of Directors with respect to the assessment of the Company’s risks and risk management in its respective areas of oversight. These committees and the full Board of Directors focus on the most significant risks facing the Company and the Company’s general risk management strategy, and also ensure that risks undertaken by the Company are consistent with the Board of Directors’ appetite for risk. While the Board of Directors oversees the Company’s risk management, Company management is responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing the risks facing our Company and that the leadership structure of the Board of Directors supports this approach.

Independent Directors

Under the Company’s articles of incorporation, at least three-fourths of the directors must be persons who are “unaffiliated directors,” which means only those persons who are not officers or employees of the Company or any of its affiliates. Because none of Mr. Thomas J. Baltimore, Jr., Mr. William Cavanaugh III, Mr. Alan H. Cohen, Ms. Ngaire E. Cuneo, Mr. Charles R. Eitel, Dr. Martin C. Jischke, Ms. Melanie R. Sabelhaus, Mr. Peter M. Scott, III, Mr. Jack R. Shaw, Mr. Michael E. Szymanczyk, Ms. Lynn C. Thurber or Mr. Robert J. Woodward Jr. is currently an officer or employee of the Company or any of its affiliates, over 90% of the director nominees are unaffiliated directors.

In addition, under the enhanced corporate governance listing standards of the New York Stock Exchange, or NYSE, at least a majority of the Company’s directors, and all of the members of the Company’s Audit Committee, Executive Compensation Committee and Corporate Governance Committee, must meet the test of “independence” as defined under the listing standards of the NYSE. The NYSE listing standards provide that to qualify as an “independent” director, in addition to satisfying certain bright-line criteria, the Board of Directors must affirmatively determine that a director has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) that would compromise such director’s independence. In January 2015, the Board of Directors undertook a review of director independence. During this review, the Board of Directors considered, among other things, relationships and transactions during the past three years between each director or any member of his or her immediate family, on the one hand, and the Company and its subsidiaries and affiliates, on the other hand. The purpose of the review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent as defined under the NYSE listing standards. Based on the review, the Board of Directors has determined that all of the unaffiliated directors are independent under the listing standards of the NYSE.

Further to the independence standard discussed above, members of the Audit Committee also must satisfy additional independence requirements established by the SEC and the NYSE. Specifically, members of the Audit Committee may not accept, directly or indirectly, any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries other than their directors’ compensation and they may not be affiliated with the Company or any of its subsidiaries.

Finally, in affirmatively determining the independence of any director who will serve on the Executive Compensation Committee, the Board of Directors must consider all factors specifically relevant to determining whether a director has a relationship to the Company that is material to that director’s ability to be independent from management in connection with the duties of a member of the Executive Compensation Committee, including (1) the source of compensation of the director, including any consulting, advisory or other compensatory fee paid by the Company to such director; and (2) whether the director is affiliated with the Company, its subsidiaries or its affiliates.

BOARD COMMITTEES

The Board of Directors has four standing committees, with each committee described below. The members of each committee are also listed below. The committees consist solely of independent directors.

Audit Committee

The Board of Directors has established the Audit Committee in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, or the Exchange Act. The Audit Committee provides assistance to the Board of Directors in fulfilling its responsibility to the shareholders relating to corporate accounting, reporting practices, the quality and integrity of the financial reports and other operating controls of the Company. The Audit Committee also is responsible for the selection of the independent auditors and oversees the auditors’ activities. In addition, the committee has responsibility for directly overseeing the Company’s enterprise and risk management and for supervising and assessing the performance of the Company’s internal audit department.

Each member of the Audit Committee satisfies the enhanced independence requirements for audit committee members as defined in the listing standards of the NYSE and the rules of the SEC. The Audit

Committee operates under a written charter which is available on the Investor Relations/Corporate Governance section of the Company’s website at http://www.dukerealty.com. In addition, the Investor Relations/Corporate Governance section of the Company’s website contains information regarding procedures established by the Audit Committee for the submission of complaints or concerns about the Company’s accounting, internal accounting controls or auditing matters.

The Board of Directors requires that at least one member of the Board of Directors meet the criteria for an “audit committee financial expert” as defined under the rules of the SEC. The Board of Directors has determined that each of Ms. Cuneo, Mr. Scott, Mr. Shaw, Mr. Szymanczyk and Mr. Woodward is an “audit committee financial expert” as defined under the applicable rules of the SEC.

Corporate Governance Committee

The purpose of the Corporate Governance Committee is to make recommendations to the Board of Directors regarding corporate governance policies and practices, oversee succession planning for senior management and the Board of Directors, recommend criteria for membership on the Board of Directors, nominate members to the Board of Directors and make recommendations to the Board of Directors concerning the members, size and responsibilities of each of the committees.

In determining appropriate candidates to nominate to the Board of Directors and in considering shareholder nominees, the Corporate Governance Committee generally considers the age, expertise, business experience, character, and other board memberships of the candidate. The Corporate Governance Committee considers director candidates with a view to bringing to the Board of Directors a variety of experience and backgrounds, including geography, ethnicity and gender diversity. Directors should have familiarity with the Company’s business and industry, a high level of managerial experience in a relatively complex organization and/or be accustomed to addressing complex issues. The committee seeks candidates of the highest character and integrity, and who have experience at or demonstrated understanding of strategy/policy setting and a reputation for working collegially. In addition, candidates should have sufficient time available to devote to the Company in order to carry out their duties as directors. Diversity is an important strategic initiative at the Company and has relevance with respect to our employees, our suppliers, and our shareholders. Accordingly, the Corporate Governance Committee also recognizes the importance of diversity in identifying its director nominees. The Corporate Governance Committee does not currently have a policy in place regarding diversity in director nominations, but recognizes that “diversity” has several dimensions and is important for the Board of Directors. The Corporate Governance Committee may employ a search firm to identify director candidates.

In nominating members to the Board of Directors, the Corporate Governance Committee will consider nominees recommended by shareholders if such recommendations are made in writing to the committee. The Company’s by-laws state that the committee must consider such nominees so long as the recommendation is submitted to the Company’s Corporate Secretary at least 120 calendar days before the first anniversary of the date that the Company’s proxy statement was released to shareholders in connection with the previous year’s annual meeting of shareholders. However, if no annual meeting of shareholders was held in the previous year or if the date of the annual meeting of shareholders changed by more than 30 calendar days from the date contemplated at the time of the previous year’s proxy statement, the notice must be received by the Company’s Corporate Secretary not fewer than the later of (i) 150 calendar days prior to the date of the contemplated annual meeting or (ii) the date which is 10 calendar days after the date of the first public announcement or other notification to the shareholders of the date of the contemplated annual meeting. The Corporate Governance Committee screens all potential candidates in the same manner regardless of the source of recommendation. However, the Corporate Governance Committee may, in its sole discretion, reject any such recommendation for any reason. Shareholder nominations should contain a brief biographical sketch of the candidate, a document indicating the candidate’s willingness to serve if elected, and evidence of the nominating person’s share ownership. The complete set of requirements for any such nomination is included in the Company’s bylaws.

The Corporate Governance Committee operates under a written charter, which is available on the Investor Relations/Corporate Governance section of the Company’s website at http://www.dukerealty.com.

Executive Compensation Committee

The Executive Compensation Committee reviews and approves the compensation of the Board of Directors, CEO and other executive officers of the Company and its affiliates (as designated by the Board of Directors from time to time). In addition, it oversees the Company’s compensation strategies, programs, plans and policies to assure that the Board of Directors, CEO, other executive officers and key management employees of the Company and its affiliates are compensated effectively and in a manner consistent with the stated compensation strategy of the Company. It also oversees the administration of all Company benefit plans. In addition, the committee reviews and approves the individual elements of compensation for the executive officers and directors of the Company. The Executive Compensation Committee may delegate authority to sub-committees as appropriate.

Each member of the Executive Compensation Committee satisfies the enhanced independence standards for compensation committee members as defined in the listing standards of the NYSE and the rules of the SEC. The Executive Compensation Committee operates under a written charter, which is available on the Investor Relations/Corporate Governance section of the Company’s website at http://www.dukerealty.com.

The Executive Compensation Committee regularly uses independent compensation advisers to provide advice regarding our executive compensation program. For additional information regarding the role of the Executive Compensation Committee and its advisers, see “Compensation Discussion and Analysis—Executive Summary—Executive Compensation Practices” and “—Role of the Committee and its Consultants” later in this proxy statement.

Finance Committee

The Finance Committee reviews and evaluates the financial policies, plans and structure of the Company, its subsidiaries and affiliates. In this role, the Finance Committee reviews the capital structure, investment decisions, financial commitments, and relationships with external sources of financing and rating agencies. The committee also reviews and authorizes asset acquisitions, asset dispositions and development transactions exceeding certain threshold amounts established by the Board of Directors. The Finance Committee operates under a written charter, which is available on the Investor Relations/Corporate Governance section of the Company’s website at http://www.dukerealty.com.

2014 BOARD COMMITTEE MEMBERSHIP AND MEETINGS

The table below provides current membership and meeting information for each of the committees of the Board of Directors during 2014.(1)

	Board	Audit	Executive Compensation	Finance	Corporate Governance
Thomas J. Baltimore, Jr.	Member				Member
William Cavanaugh III	Lead Director				Chairman
Alan H. Cohen	Member		Chairman
Ngaire E. Cuneo	Member	Member		Member
Charles R. Eitel	Member				Member
Martin C. Jischke, Ph.D.	Member		Member
Dennis D. Oklak	Chairman
Melanie R. Sabelhaus	Member		Member
Peter M. Scott, III	Member	Member		Member
Jack R. Shaw	Member	Chairman		Member
Michael E. Szymanczyk	Member	Member		Member
Lynn C. Thurber	Member		Member
Robert J. Woodward Jr.	Member	Member		Chairman

Number of 2014 Meetings	6	7	5	7	6

(1)	All of the directors have served on the respective committee(s) listed above since committee appointments, effective on May 1, 2014.

The independent directors met separately in executive sessions four times in 2014, in addition to the committee meetings noted above. As Lead Director, Mr. Cavanaugh presided over each of these executive sessions.

Majority Voting Policy for Director Elections

The Company’s articles of incorporation provide that the election of directors at an annual meeting shall be by the affirmative vote of at least a majority of the shareholders present in person or by proxy and entitled to vote at such meeting. In addition, the Company’s corporate governance guidelines provide for a majority voting policy for the election of directors. Pursuant to this policy, in any non-contested election of directors, any nominee for director who does not receive at a least a majority of the votes entitled to vote thereon present in person or by proxy, or a “Majority Against Vote,” shall promptly tender his or her resignation following certification of the shareholder vote. The Corporate Governance Committee shall consider the resignation offer and recommend to the Board of Directors the action to be taken with respect to such offer of resignation. Within 90 days following certification of the shareholder vote, the Board of Directors will act on the recommendation of the Corporate Governance Committee.

Any director who tenders his or her resignation pursuant to this provision shall not participate in the Corporate Governance Committee recommendation or Board of Directors action regarding whether to accept the resignation offer.

If each member of the Corporate Governance Committee receives a Majority Against Vote in the same election, then the independent directors who did not receive a Majority Against Vote shall appoint a committee amongst themselves to consider the resignation offers and recommend to the Board of Directors whether to accept them.

If the only directors who do not receive a Majority Against Vote in the same election constitute three or fewer directors, all directors may participate in the action regarding whether to accept the resignation offers.

Attendance at Board Meetings and the Annual Meeting

All of our directors during the term of their tenure attended at least 75% of the meetings of the Board of Directors in 2014, including meetings of the committees of which they were members. The Company encourages all of its directors to attend the annual meeting and, in 2014, all directors attended such meeting.

DIRECTOR COMPENSATION

The Company does not pay additional compensation to directors who are also employees of the Company. The non-employee directors received the following compensation in 2014:

•	an annual retainer of $75,000, payable in cash unless otherwise elected to be paid in shares of our common stock.

•	an annual supplemental retainer for the directors serving in the roles indicated in the following table:

Service Description	Annual Amount
Lead Director/Corporate Governance Committee Chairman(1)	$25,000
Audit Committee Chairman	$20,000
Executive Compensation Committee Chairman	$12,500
Finance Committee Chairman	$12,500
Director on more than one committee	$5,000

(1)	The positions of Lead Director and Corporate Governance Committee Chairman are currently held by the same individual, who received one supplemental annual retainer in the amount of $25,000 for 2014.

•

an annual grant of restricted stock units, or RSUs, pursuant to the Duke Realty Corporation 2011 Non-Employee Directors’ Compensation Plan, or the 2011 Directors’ Plan. These RSUs were granted on February 10, 2014 and vested in full on the first anniversary of the grant date. The number of RSUs awarded was determined by dividing the grant value of $75,000 by the closing stock price on the grant date.

Newly appointed non-employee directors are entitled to a one-time grant of RSUs valued at $50,000. These awards vest in full on the second anniversary of the date of grant.

The directors are also reimbursed for reasonable travel expenses incurred in connection with attendance at meetings of the Board of Directors and its committees or other Company functions at which the Chairman of the Board of Directors and CEO requests the non-employee directors to participate. The Company does not provide any perquisites or other personal benefits or property to directors for which the aggregate value would exceed $10,000.

Effective January 1, 2015, the annual retainer was increased to $80,000 and the value of the annual grant of RSUs was increased to $80,000. All other aspects of the program remain the same as in 2014.

Non-employee directors may elect to defer receipt of all or a portion of their director compensation payable in cash, stock or RSUs pursuant to the Directors’ Deferred Compensation Plan. The deferred compensation and earnings thereon are to be paid to the directors after they cease to be members of the Board of Directors. Deferred compensation that is otherwise payable in shares of common stock is invested in a “deferred stock account” under the Directors’ Deferred Compensation Plan. Deferred compensation that is payable in cash may be invested in either a deferred stock account or an “interest account” under such plan. Each of these types of deferral accounts is described below.

•	Deferred Stock Account. This account allows the director, in effect, to invest his or her deferred compensation in shares of the Company’s common stock. Funds in this account are credited as hypothetical shares of the Company’s common stock based on the market price at the time the compensation would otherwise have been paid. Dividends on these hypothetical shares are deemed to be paid and reinvested in additional hypothetical shares based upon the market price of the Company’s common stock on the date the dividends are paid. Actual shares are issued only when a director ends his or her service on the Board of Directors.

•	Interest Account. Through December 31, 2014, amounts in this account earned interest at a rate equal to 120% of the long-term applicable federal rate, as published by the Internal Revenue Service.

Stock Ownership Policies

Pursuant to the Company’s Director and Executive Stock Ownership Guidelines, or the Stock Ownership Guidelines, a stock ownership goal for each director is determined on an individual basis, first in dollars equal to five times the director’s annual retainer, and then by converting that amount to a fixed number of shares. Each director has five years to attain the target number of shares. A copy of these Stock Ownership Guidelines can be found on the Investor Relations/Corporate Governance section of the Company’s website at http://www.dukerealty.com.

Stock Retention Requirements.    Until directors reach their targeted share ownership, they are required to retain any shares that they owned on the date they became subject to the Stock Ownership Guidelines and at least 75% of “net shares” delivered through the Company’s director compensation programs. For this purpose, “net shares” means the number of shares obtained by exercising stock options or through the vesting of awards, less the number of shares the director sells or trades to pay for any exercise costs. If the director transfers an award to a family member, the transferee will be subject to the same retention requirements.

The following table sets forth compensation information for all of the Company’s non-employee directors for the fiscal year ended December  31, 2014.

Director Compensation Table for 2014

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($)(2)(3)	All Other Compensation ($) (4)	Total ($)
Thomas J. Baltimore, Jr.	75,000	75,000	—	150,000
William Cavanaugh III	98,750	75,000	—	173,750
Alan H. Cohen	86,875	75,000	—	161,875
Ngaire E. Cuneo	80,000	75,000	—	155,000
Charles R. Eitel	75,000	75,000	1,000	151,000
Martin C. Jischke, Ph.D.	75,000	75,000	—	150,000
Melanie R. Sabelhaus	75,000	75,000	—	150,000
Peter M. Scott, III	80,000	75,000	—	155,000
Jack R. Shaw	98,750	75,000	1,000	174,750
Michael E. Szymanczyk	77,500	50,000	—	127,500
Lynn C. Thurber	75,000	75,000	—	150,000
Robert J. Woodward Jr.	91,875	75,000	—	166,875

(1)	Messrs. Baltimore, Cavanaugh and Cohen, and Mses. Cuneo, Sabelhaus and Thurber each elected to receive payment of their annual cash retainer in shares of common stock as indicated in the following table. Furthermore, Mr. Cavanaugh and Ms. Cuneo elected to defer receipt of their shares for their annual retainer and any supplemental retainer pursuant to the Directors’ Deferred Compensation Plan of Duke Realty Corporation. The number of shares was determined by dividing the amount of the applicable retainer by the closing stock price on the date the retainer was earned.

Name	Total Number of Shares Received in 2014 for Annual Cash Retainer
Thomas J. Baltimore, Jr.	4,476
William Cavanaugh III	5,884
Alan H. Cohen	3,229
Ngaire E. Cuneo	4,775
Melanie R. Sabelhaus	3,229
Lynn C. Thurber	4,476

(2)	Represents the aggregate grant date fair value of stock awards granted by the Company as computed under FASB ASC Topic 718. The fair value of the stock awards was equal to the stock price on the date of grant. Compensation in the form of stock awards includes RSUs granted in 2014.

(3)	No options were granted to directors in 2014, and there were no outstanding options held by the Company’s non-employee directors as of December 31, 2014. The following table sets forth the aggregate number of outstanding stock awards held by the Company’s non-employee directors as of December 31, 2014:

Name	Number of RSUs
Thomas J. Baltimore, Jr.	4,824
William Cavanaugh III	4,824
Alan H. Cohen	4,824
Ngaire E. Cuneo	4,824
Charles R. Eitel	4,824
Martin C. Jischke, Ph.D.	4,824
Melanie R. Sabelhaus	4,824
Peter M. Scott, III	4,824
Jack R. Shaw	4,824
Michael E. Szymanczyk	2,933
Lynn C. Thurber	4,824
Robert J. Woodward Jr.	4,824

(4)	Represents the amount of matching charitable contributions provided under the Duke Realty Matching Gifts program.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors, or the Audit Committee, is composed of five directors, each of whom is independent under Securities and Exchange Commission, or SEC, Rule 10A-3 and the listing standards of the New York Stock Exchange. The duties and responsibilities of the Audit Committee are set forth in a written Audit Committee Charter which is available on the Investor Relations/Corporate Governance section of the Company’s website at http://www.dukerealty.com. The Board of Directors has determined that each of Ms. Cuneo, Mr. Scott, Mr. Shaw, Mr. Szymanczyk and Mr. Woodward is an “audit committee financial expert” as defined by the rules of the SEC.

Management is responsible for the Company’s internal controls, financial reporting process and compliance with laws and regulations and ethical business standards. KPMG LLP, or KPMG, the Company’s independent registered public accounting firm, is responsible for auditing the consolidated financial statements and expressing an opinion on the financial statements and the effectiveness of internal controls over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States). The Audit Committee’s responsibility is to monitor and oversee these processes.

In connection with these responsibilities, the Audit Committee meets separately at most regular committee meetings with management, the Internal Audit Department and KPMG. The Audit Committee met with management and KPMG to review and discuss the Company’s 2014 consolidated financial statements. The Audit Committee also discussed with KPMG the matters required by PCAOB Auditing Standard No. 16 (Communication with Audit Committees). Management and KPMG also made presentations to the Audit Committee throughout the year on specific topics of interest, including: (i) current developments and best practices for audit committees; (ii) updates on the substantive requirements of the Sarbanes-Oxley Act of 2002, including management’s responsibility for assessing the effectiveness of internal control over financial reporting; (iii) the Company’s critical accounting policies; (iv) the applicability of several new and proposed accounting releases; and (v) numerous SEC initiatives. The Audit Committee has received the written disclosures and the letter from KPMG in accordance with applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with KPMG that firm’s independence. The Audit Committee pre-approved all audit, audit-related and permitted non-audit services provided by KPMG to the Company and the related fees for such services, and has concluded that such services are compatible with KPMG’s independence.

Based upon the Audit Committee’s discussions with management and KPMG, and the Audit Committee’s review of the representations of management and KPMG, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 to be filed with the SEC.

Audit Committee

Jack R. Shaw, Chairman

Ngaire E. Cuneo

Peter M. Scott, III

Michael E. Szymanczyk

Robert J. Woodward Jr.

The information contained in the Audit Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, except to the extent that we specifically incorporate it by reference in such filing.

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Company incurred the following fees for services rendered by KPMG, the Company’s independent registered public accountants, during 2014 and 2013:

Audit Fees: $1,269,800 for 2014 and $1,207,969 for 2013.

Audit-Related Fees: $37,000 for 2014 and $49,500 for 2013. These fees include employee benefit plan audits and other accounting related consultation.

Tax Fees: $8,661 for 2014 and $11,792 for 2013. These fees include services for various tax consulting matters.

All Other Fees: None.

Audit Committee Pre-Approval Policies

The Audit Committee has adopted a policy that requires the pre-approval of all fees paid to KPMG for audit and non-audit services. Under that policy, the committee pre-approved the following services:

•	Tax consulting services in an amount not to exceed $30,000 per year;

•	Audit services associated with SEC filings in an amount not to exceed $60,000 per occurrence;

•	Consultations regarding the appropriate accounting or disclosure treatment of specific transactions or events in an amount not to exceed $20,000 per occurrence;

•	Audits of the Company’s employee benefit plans in an amount not to exceed $40,000 per year; and

•	Accounting and compensation consulting services in an amount not to exceed $20,000 per year.

Any services in excess of the pre-approved amounts, or any services not described above, require the pre-approval of the Audit Committee chairman, with a review by the Audit Committee at its next scheduled meeting. All non-audit services provided by KPMG in 2013 and 2014 were approved in accordance with this pre-approval policy.

Audit Committee Review

The Company’s Audit Committee has reviewed the services rendered and the fees billed by KPMG for the fiscal year ended December 31, 2014. The Audit Committee has determined that the services rendered and the fees billed last year that were not related directly to the audit of the Company’s financial statements were compatible with the maintenance of independence of KPMG as the Company’s independent registered public accountants.

REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE

Each member of our Executive Compensation Committee is independent, as determined by the Board of Directors and based on the NYSE listing standards. As members of the Executive Compensation Committee, we have primary responsibility for setting the compensation of the Company’s senior executive officers in a manner that is effective and consistent with the compensation strategy for the Company. As part of that responsibility, we have reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K. Based upon such reviews and discussions, we recommended that the Board of Directors include the Compensation Discussion and Analysis in this Proxy Statement.

Executive Compensation Committee

Alan H. Cohen, Chairman

Dr. Martin C. Jischke

Melanie R. Sabelhaus

Lynn C. Thurber

The information contained in the Report of the Executive Compensation Committee shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, except to the extent that we specifically incorporate it by reference in such filing.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

As noted above, the Executive Compensation Committee consists of four independent directors: Mr. Cohen, Dr. Jischke, Ms. Sabelhaus and Ms. Thurber. No member of the Executive Compensation Committee is or was formerly an officer or an employee of the Company. No executive officer of the Company serves as a member of the Board of Directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors, nor has such interlocking relationship existed in the past.

PROPOSAL TWO: ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

In accordance with the requirements of Section 14A of the Exchange Act and the related SEC rules, we are asking our shareholders to vote to approve, on an advisory (nonbinding) basis, the compensation of our named executive officers, as disclosed in this Proxy Statement.

As discussed in the Compensation Discussion and Analysis beginning on page 24, we have designed our executive compensation program to attract and retain the highest quality executive officers, directly link pay to our performance, and build value for our shareholders. Our program provides total compensation opportunities at levels that are competitive in our industry, ties a significant portion of each executive’s compensation to his or her individual performance and contribution to achieving our key business objectives, and closely aligns the interests of our executives with the interests of our shareholders. In sum, our compensation is designed to reward executives when the Company achieves strong financial and operational results, and likewise to provide reduced pay when financial and operating results are not as strong or when our stock price decreases. We believe the 2014 compensation of our named executive officers is reflective of and consistent with that intent.

This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers described in this Proxy Statement.

At the annual meeting of shareholders on April 30, 2014, over 92% of the shares voted were voted in support of the 2013 compensation of our named executive officers, which was discussed and disclosed in the 2014 proxy statement. The Executive Compensation Committee appreciates and values the views of our shareholders. In considering the results of last year’s advisory vote to approve executive compensation, the Executive Compensation Committee concluded that the compensation paid to our executive officers and the Company’s overall pay practices enjoy strong shareholder support. No significant changes were made to our executive compensation program for 2014 as a result of the advisory vote.

The Board of Directors invites you to review carefully the Compensation Discussion and Analysis beginning on page 24 and the tabular and other disclosures on compensation under Executive Compensation beginning on page 41, and encourages you to cast a vote to approve the Company’s executive compensation programs through the following resolution:

“Resolved, that shareholders approve the compensation of the Company’s named executive officers as discussed and disclosed in the Compensation Discussion and Analysis, the executive compensation tables, and any narrative executive compensation disclosure contained in this Proxy Statement.”

The say-on-pay vote is advisory, and therefore not binding on the Company, the Executive Compensation Committee or the Board of Directors. The shareholders’ advisory vote will not overrule any decision made by the Board of Directors or the Executive Compensation Committee or create or imply any additional fiduciary duty by our directors. However, if there is a significant vote against the named executive officer compensation as disclosed in this Proxy Statement, we will consider our shareholders’ concerns and the Executive Compensation Committee will evaluate whether any actions are necessary to address those concerns. Currently, say-on-pay votes are held by the Company annually, and the next shareholder advisory vote will occur at the 2016 annual meeting of shareholders.

The proposal to approve, on an advisory basis, the compensation of the Company’s executive officers will be approved if the votes cast in favor of the proposal exceed the votes cast against the proposal. Abstentions and broker non-votes will not be treated as votes cast and therefore will not affect the outcome.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL TWO.

COMPENSATION DISCUSSION AND ANALYSIS

In the paragraphs that follow, we provide an overview and analysis of our compensation program and policies, the material compensation decisions we have made under those programs and policies with respect to our top executive officers, and the material factors that we considered in making those decisions. Following this Compensation Discussion and Analysis, or CD&A, under the heading “Executive Compensation,” is a series of tables containing specific data about the compensation earned in 2014 by the following individuals, whom we refer to as our named executive officers:

•	our Chairman and Chief Executive Officer, Mr. Dennis D. Oklak;

•	our Executive Vice President and Chief Financial Officer, Mr. Mark A. Denien;

•	our Senior Executive Vice President and Chief Operating Officer, Mr. James B. Connor;

•	our President, Healthcare, Mr. James D. Bremner; and

•	our Executive Vice President, Construction, Mr. Steven R. Kennedy.

As a matter of convenience, throughout this CD&A we refer to the Board of Directors of the Company as the “Board” and to the Executive Compensation Committee as the “Committee.”

Executive Summary

Our Business.    Duke Realty Corporation is a self-administered and self-managed REIT headquartered in Indianapolis, Indiana. As of December 31, 2014, our diversified portfolio of 729 rental and development properties, including jointly controlled properties, encompasses 153.2 million rentable square feet and is leased by a diverse base of approximately 2,400 tenants whose businesses include manufacturing, retailing, wholesale trade, distribution, healthcare and professional services. As a fully integrated commercial real estate firm, we provide in-house leasing, management, development and construction services. We also own, directly and through joint ventures, over 3,600 acres of land and control an additional 1,800 acres through purchase options.

Our Business Plan.    Our 2014 business plan focused on improving operating results, portfolio repositioning to improve our overall portfolio quality and strengthening our overall financial position.

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Our operational focus for 2014 was to maximize adjusted funds from operations, or AFFO, and funds from operations, or FFO, through (1) increasing property occupancy and rental rates to improve same property net operating income; (2) minimizing capital expenditures on second generation leases; and (3) providing a full line of real estate services to our tenants and to third parties.

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Our asset strategy was to continue to reposition our portfolio by the disposition of assets to reduce our retail, suburban office and land holdings while increasing our investment in industrial and medical office properties mainly through development and to a lesser extent by acquisitions.

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Our capital strategy was to improve our balance sheet and overall financial position by actively managing the components of our capital structure, maintaining investment grade ratings from our credit rating agencies and improving the key metrics that drive such credit ratings.

Summary of 2014 Financial and Operational Results.    Overall, 2014 was a year of exceptional performance. We delivered outstanding results as illustrated by the following highlights:

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Operational Results: Even with only moderate improvements in the overall economic environment, we had strong operational results in 2014. We increased our in-service occupancy from 94.2% at December 31, 2013 to 95.3% at December 31, 2014. This occupancy level at December 31, 2014 represents the highest in-service occupancy level of the Company since 1995. In addition to increasing our occupancy, we were able to obtain positive rental rate growth on renewals of 8.8% and achieved growth in same property net operating income of 4.4%.

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Asset Strategy: The investment sales market favored sellers in 2014 as accessible and inexpensive capital increased demand and pricing for assets. We took advantage of the market by executing $736 million of non-strategic building dispositions (mainly office and retail) to further our asset strategy and also use some of the proceeds to improve our leverage profile. Our dispositions activity has advanced both our asset strategy and balance sheet deleveraging. We limited acquisitions to a few strategic transactions totaling $131 million of 100% leased industrial and medical office properties during 2014.

Development starts for the year consisted of 25 projects totaling 7.2 million square feet for $563 million of projected stabilized costs at a 7.4% stabilized yield. These developments starts were 57% pre-leased in the aggregate and consisted of $374 million of industrial projects; $112 million of medical office projects and three office projects for $77 million.

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Capital Strategy: In 2014, we used building and land dispositions proceeds to fund our development pipeline and to reduce leverage. Additionally, we issued $292 million of new equity at an average share price of $17.85 throughout the year. These transactions enabled us to retire $90 million of secured debt, pay down our line of credit and redeem all $448 million of preferred stock that had a weighted average coupon rate of 6.6%.

We also took advantage of a favorable lending environment to execute two new debt transactions. We extended the maturity of our line of credit to January 2019 and increased the capacity by $400 million to $1.25 billion while lowering our borrowing spread by 20 basis points to Libor + 105. In November, we issued $300 million of 10 year bonds to essentially refinance debt we have maturing in February 2015. They were issued at an effective rate of 3.9%. Our capital strategy actions have enabled us to continue to strengthen our balance sheet, obtain better economics for our capital market transactions and effectively manage our debt maturity schedule. We were able to improve all of our key leverage metrics including improving our fixed charge coverage ratio to 2.5x by the end of 2014, up from 2.3 at the end of 2013. In addition, we have maintained or attracted high quality debt and equity investors as well as maintained the support of the rating agencies.

Our Link Between Company Strategy and Compensation.    As part of their continual review of our business strategy, management and the Board set financial goals designed to drive Company growth within the context of current economic conditions. Our 2014 performance goals established at the beginning of the year for our compensation program were set with a wide range between threshold and superior performance. Superior-level performance goals were established significantly above our expected results. Performance metrics throughout our business were also directly aligned with our strategy. While the improvement in the economy was moderate during 2014, we were able to execute effectively in all phases of our strategy during 2014.

In keeping with the Committee’s long-held compensation philosophy of pay for performance, the 2014 compensation of our named executive officers was based on the Company’s business results and total shareholder return, both in the amount of annual bonus earned and the value of long-term equity awards. For example:

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The aggregate payout for 2014 annual bonuses for our named executive officers was 166.74% of target. This was largely a reflection of our strong performance across our operational, asset and capital strategies as discussed above, which formed the basis for financial and operational metrics that were used to determine bonus payouts.

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The amount our named executive officers will earn from their outstanding performance shares is directly affected by the increase in AFFO, the increase in our stock price plus reinvested dividends, and for the 2014 grants, the achievement of goals related to fixed charge coverage and the debt plus preferred to EBITDA ratios. The 2012 and 2013 performance share grants measure the results for both AFFO and total shareholder return over a three-year period and the 2014 performance share grants measure the results for all four measures, also over a three-year period. As shown in further detail in the section entitled “Performance Share Awards” included in the discussion of Long-Term Incentive Awards below, each of our named executive officers earned 175% of the target number of performance shares granted in 2012, except for Mr. Denien who was not eligible for the Performance Share Plan at that time.

Executive Compensation Practices.    The Committee is mindful of evolving practices in executive compensation and corporate governance. The table below highlights our current executive compensation practices – both the practices we believe drive performance and mitigate risk and the practices we have not implemented or eliminated because we do not believe they would serve our shareholders’ long-term interests.

Our Executive Compensation Practices: (What We Do)	See page	Executive Compensation Practices We Have Not Implemented: (What We Don’t Do)	See page
• We strive to provide a balanced pay opportunity for our executives, consisting of an appropriate mix of cash and equity, annual and longer-term incentives, and fixed and variable pay.	31

• The Committee makes all final compensation decisions regarding our named executive officers, with input from our CEO and COO with regard to compensation for our named executive officers other than for the CEO.	32

• The Committee engages an independent compensation consultant to provide advice and recommendations regarding executive compensation. The consultant is retained directly by and reports to the Committee.	29

• Our compensation consultant did not provide any services in 2014 to the Company beyond the scope of its engagement with the Committee. As discussed under “Role of the Committee and its Consultants, “the Committee does not believe that the work of its compensation consultant has raised any conflict of interest.

			29, 39

• The Committee reviews comprehensive analyses of each named executive officer’s compensation in total and by component.	32

• Our annual bonus plan is performance-based and has appropriate caps on bonus payouts. The 2014 performance goals for our named executive officers were designed to focus attention on our key operational and financial goals for the year and our longer-term strategies.	33

Our Executive Compensation Practices: (What We Do)	See page	Executive Compensation Practices We Have Not Implemented: (What We Don’t Do)	See page

• We encourage alignment of our executive officers’ interests with those of our shareholders through the award of long-term equity grants. In 2014, the long-term equity grants to our named executive officers were awarded two-thirds in restricted stock unit awards that vest ratably over five-years and one-third in performance shares that vest based on average annual growth in AFFO per share, relative total shareholder return performance, and reaching certain goals related to fixed charge coverage and debt plus preferred to EBITDA ratios, all measured over a three-year period. For 2015, the long-term equity grants to our named executive officers were awarded fifty percent in restricted stock unit awards that vest ratably over three years and fifty percent in performance shares that vest based on average annual growth in AFFO per share, relative total shareholder return performance and reaching certain goals related to fixed charge coverage and debt plus preferred to EBITDA ratios, all measured over a three-year period.

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• We provide only modest perquisites. Other than an annual executive physical outside of the regular healthcare plan, financial advisory services, automobile and cell phone allowances and, in limited circumstances, reimbursement for moving expenses, our named executive officers participate in the same welfare benefit programs available at the same cost to all other salaried employees.	38	• We do not provide tax gross-ups on perquisites or on imputed income, if any, other than under our relocation program that applies to all employees.	—

• We generally do not enter into employment agreements with our executive officers. However, a small number of officers, including our named executive officers, have letter agreements that provide for severance under certain termination scenarios conditioned on the officer’s compliance with post-termination restrictive covenants, including covenants not to solicit our customers or employees, not to go to work for our competitors, and not to disclose our confidential information and trade secrets.	40	• We do not provide tax gross-up protection for change in control excise taxes.	46

Our equity incentive plan provides for “double-trigger” vesting for awards that are assumed by the acquiring company in a change in control.	47	The change in control definition contained in our equity incentive plan is not a “liberal “definition that would be activated on shareholder approval of a transaction.	48

Our Executive Compensation Practices: (What We Do)	See page	Executive Compensation Practices We Have Not Implemented: (What We Don’t Do)	See page

		• Our equity incentive plan expressly prohibits repricing of options or SARs (directly or indirectly) without prior shareholder approval.	—

• Our compensation programs encourage employees to build and maintain an ownership interest in the Company. We maintain robust share ownership and retention guidelines for our senior executive officers and our directors.	40	• Our insider trading policy prohibits any employee, officer or director from engaging in hedging activities involving Company stock, and generally prohibits margin loans involving Company stock.	—

• We have designed our compensation program to manage and mitigate compensation-related risk, including diversification of performance measures, caps on potential payments, clawback provisions, balanced time-horizons on incentive compensation, and annual risk assessments.	49	• Upon assessment in 2014, the Committee concluded that our compensation programs, considered as a whole, including applicable risk-mitigation features, are not reasonably likely to have a material adverse effect on the Company.	49

Consideration of Most Recent Say on Pay Vote

At the annual meeting of shareholders on April 30, 2014, over 92% of the shares voted were voted in support of the 2013 compensation of our named executive officers, as discussed and disclosed in the 2014 proxy statement. The Committee appreciates and values the views of our shareholders. In considering the results of this most recent advisory vote to approve executive compensation, the Committee concluded that the compensation paid to our executive officers and the Company’s overall pay practices enjoy strong shareholder support. No significant changes were made to our executive compensation program for 2014 as a result of the advisory vote.

The Committee recognizes that executive pay practices and views of sound governance principles continue to evolve. Consequently, the Committee intends to continue paying close attention to the advice and counsel of its independent compensation advisors and invites our shareholders to communicate any concerns or opinions on executive pay directly to the Committee or the Board. Please refer to “Information about Communications with Duke Realty Corporation and Our Board of Directors” on page 5 for information about communicating with the Board.

At the annual meeting of shareholders on April 27, 2011, our shareholders expressed a preference that advisory votes on executive compensation occur every year. Consistent with this preference, the Board of Directors determined to implement an advisory vote to approve executive compensation every year until the next required vote on the frequency of shareholder votes on the compensation of executives, which will occur no later than the 2017 annual meeting.

Changes to our Long-Term Incentive Program for 2015

We continually evaluate the effectiveness of our compensation programs, their alignment with our business objectives and their linkage to our performance. As a result of the review of our incentive compensation programs in 2014, the Committee approved the following changes to our long-term incentive program for 2015:

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To strengthen the linkage between pay and performance, the Committee increased the percentage of target total long-term incentive compensation that is granted in performance shares from 33% to 50%. The performance measures and other award terms for the 2015 performance shares are generally the same as for the 2014 performance shares.

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Our historical five-year vesting schedule for the time-based restricted stock unit awards, or RSU, portion of long-term incentives has been longer than the typical market practice of three-year vesting for some time. To have a consistent three-year vesting schedule for all equity awards, and to better align with competitive practice, the Committee decided to use a three-year vesting schedule for the 2015 time-based RSUs.

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In order to provide more flexibility both in the grant of equity-based awards and in the related tax treatment for the participants, the Limited Partnership Agreement of our Operating Partnership was amended in 2015 to provide for a new class of partnership interests designated as “LTIP Units” for use in our equity compensation programs.

Overview of Executive Compensation Philosophy and Objectives

We have designed our executive compensation program, under the direction of the Committee, to attract and retain the highest quality executive officers, directly link pay to our performance, and build value for our shareholders. In order to do this effectively, our program is designed to:

•	provide total compensation opportunities with a combination of compensation elements that are competitive,

•	tie a significant portion of each executive’s compensation to his or her individual performance and contribution to achieving our key business objectives, and

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align shareholder interests and executive rewards by tying a significant portion of each executive’s compensation opportunity to pay for performance standards designed to increase long-term shareholder value.

Role of the Committee and its Consultants

The Committee has primary responsibility for determining the Company’s compensation strategy and setting the compensation of the Company’s senior executive officers. As part of that responsibility, the Committee reviews on an individual basis the performance of each of the named executive officers. The Committee also oversees the design, implementation and administration of the Company’s equity-related compensation plans. A more complete description of the Committee’s functions is set forth in the Committee’s charter, which is available on the Investor Relations/Corporate Governance section of the Company’s website at http://www.dukerealty.com.

Each of the four members of the Committee is independent, as determined by our Board and based on the NYSE listing standards. Their independence from management allows the Committee members to apply independent judgment when designing and overseeing our compensation program and in making pay decisions.

To assist in evaluating the compensation practices at the Company, the Committee regularly uses independent compensation consultants to provide advice and ongoing recommendations regarding executive compensation that are consistent with our business goals and pay philosophy. In 2014, the Committee engaged Frederic W. Cook & Co., Inc., or Cook & Co., as its independent executive compensation consultant. Cook & Co. reports directly to the Committee. A representative of Cook & Co. attends meetings of the Committee, as requested, and communicates with the Committee Chair between meetings. Cook & Co. reviews compensation recommendations submitted by the Company and assists the Committee in determining the allocation of our executives’ targeted total direct compensation among base salary, annual incentive bonus opportunity and long-term incentive opportunity. These processes are described below. As noted above, the Committee does not believe that the work of Cook & Co. has raised any conflict of interest.

Assessing the Competitive Marketplace

As part of its process of evaluating our compensation program, the Committee reviews compensation data to ensure that our executive officer compensation is competitive in the marketplace. In 2014, management engaged

FPL Associates, or FPL, to provide market data from two peer groups. The first peer group, developed in consultation with Cook & Co., consisted of 14 public REITs that are similar in size to the Company in terms of total capitalization (market value of common stock, preferred stock, operating partnership units and balance sheet long-term debt). This group was used as the primary source to assess competitive levels of compensation for our executive officers. The total capitalization of companies in this peer group ranged from approximately $7.1 billion to $15.0 billion, with a median of $10.2 billion (as of June 30, 2014). The Company’s total capitalization of approximately $10.8 billion (also as of June 30, 2014) was consistent with the median of the peer group. The companies included in the REIT compensation peer group are as follows:

•	Apartment Investment and Management Company

•	BioMed Realty Trust, Inc.

•	Brixmor Property Group, Inc.

•	Camden Property Trust

•	CBL & Associates Properties, Inc.

•	DDR Corporation

•	Digital Realty Trust, Inc.

•	Douglas Emmett, Inc.

•	Federal Realty Investment Trust

•	Kimco Realty Corporation

•	Liberty Property Trust

•	Taubman Centers, Inc.

•	The Macerich Company

•	UDR, Inc.

As a secondary point of reference, the Committee also reviewed compensation data from a second peer group comprised of 13 general public companies outside the REIT industry that are similar in size to the Company in terms of equity market capitalization. The equity market capitalization of companies in this peer group ranged from approximately $4.1 billion to $8.8 billion, with a median of $6.1 billion (as of June 30, 2014). The Company’s equity market capitalization of approximately $6.0 billion (also as of June 30, 2014) was consistent with the median of the peer group. The companies included in the general public company compensation peer group are as follows: Arrow Electrics, Inc., Arthur J. Gallagher & Co., Cree, Inc., Dunkin Brands Group, Inc., E*Trade Financial Corporation, Equifax, Inc., First Republic Bank, Frontier Communications Corporation, Medivation, Inc., Nordson Corporation, Panera Bread Co., Waste Connections, Inc., and Williams-Sonoma Inc.

How the Committee Uses Peer Group Data

The Committee’s objective related to executive compensation is to provide a range of compensation opportunities with a combination of elements and with a midpoint that are generally at competitive median opportunities. To do this, the Committee reviews the median compensation levels from the REIT compensation peer group companies for each component of pay, including base salary, target annual incentive bonus, target total cash compensation (which includes both base salary and target annual incentive bonus), target long-term compensation, and target total direct compensation (which includes base salary, target annual incentive bonus, and the target value of long-term incentives) for each executive officer position at the Company. In making actual pay decisions within the range of these median parameters, the Committee considers each executive’s experience level and job performance; his or her duties and responsibilities at the Company compared to the duties and responsibilities of executive officers in similar positions at REIT compensation peer group companies;

the Company’s performance; internal pay equity; and other circumstances unique to the Company. In considering these qualitative and quantitative factors, the Committee also applies its judgment of what is appropriate and fair under the circumstances of our Company and our executive officers. As noted above, the Committee uses the market data from the general public company peer group as a secondary reference point, but such market data is not a material factor considered by the Committee in establishing compensation for our executive officers.

Determining I ndividual Compensation Levels and Pay Mix

The basic elements of our total direct compensation program consist of: (1) base salary, which is paid in cash and is an element of “fixed” compensation in the sense that it does not vary based on performance, (2) annual incentive bonus, which is paid in cash, but is “variable” compensation in the sense that the payout varies based upon the Company’s and the executive officer’s performance against prescribed annual goals, and (3) long-term incentives, which in 2014 were delivered in the form of RSUs and performance shares that will be settled in shares of our common stock if and to the extent earned. This form of long-term incentive also is considered “variable” compensation in the sense that its value is dependent on variations in the Company’s stock price as well as, in the case of performance shares, performance against operational and financial goals.

We tailor our compensation program each year to provide what we consider to be a proper balance of these various elements, taking into consideration the competitive market data for our REIT public company compensation peer group and the rank and responsibility of each employee.

We believe that a significant percentage of our executives’ compensation should be at risk and subject to performance. We also attempt to balance the short and long-term focus of our executives and to align their interests with our shareholders by providing a meaningful portion of their compensation in the form of equity.

To illustrate how we apply this strategy, the charts below show the allocations of the fiscal year 2014 target total direct compensation for our CEO and the fiscal year 2014 average target total direct compensation for our other named executive officers, respectively. Base salary is the only fixed element of compensation, with the remainder being at risk. Base salary and annual bonus are paid in cash, while 100% of the long-term incentive opportunity (RSUs and performance shares) is paid in stock.

Fiscal 2014 Targeted Total Direct Compensation

     = Base Salary

     = Annual Bonus

     = Performance Shares

     = Restricted Stock Units

Analysis of 2014 Compensation Decisions

The Committee assesses the individual performance of the executive officers, including the CEO, in addition to the financial and operational results of the Company, and, for Messrs. Bremner and Kennedy, the financial and operational results of their respective divisions, against annual objectives. In regard to the CEO, the Committee is responsible for reviewing the achievement of individual goals and objectives, evaluating the CEO’s overall performance, and setting the CEO’s compensation based on this evaluation. Among other things, in particular with respect to the CEO, the Committee evaluates strategic vision and leadership, the Company’s financial and operational results, the executive’s ability to make long-term decisions that create competitive advantage and position the Company as a leading REIT, and the overall effectiveness of the executive as a leader and role model.

Individual, and if applicable, division performance, as discussed below, is one of the considerations in setting the base salaries of our named executive officers. Because our officers’ annual and long-term incentive opportunities are determined by reference to a percentage of base salary, the individual and division performance assessments are also indirectly reflected in the annual and long-term incentive elements of our compensation program. For our named executive officers, 10% to 15% of the annual incentive bonus is directly tied to individual performance. Division performance accounts for 45% of Messrs. Bremner’s and Kennedy’s annual incentive bonus, reflecting their respective roles as President, Healthcare, and Executive Vice President, Construction.

CEO Individual Performance.    At the beginning of each year, the Committee reviews and approves individual goals for Mr. Oklak. These goals relate to financial and operational performance, implementation of strategic initiatives and personnel development and recruitment. For example, in 2014, Mr. Oklak’s individual goals included, among others: developing key executives, furthering our asset repositioning and capital strategies and improving focus on diversity within the Company. After the end of each year, the Committee assesses Mr. Oklak’s performance against his individual goals for the prior year. This assessment is taken into account in setting his base salary for the current year and in determining a portion of his annual bonus for the prior year.

Other Executive Officers’ Individual and Division Performance.    Development of individual, and if applicable division, performance goals for each named executive officer, is a collective effort by Messrs. Oklak and Connor, the Committee and the named executive officer himself. At the beginning of each year, Messrs. Oklak and Connor make recommendations to the Committee for individual, and if applicable, division performance goals for their direct reports who are named executive officers. The individual and division goals vary considerably from one executive to another, as a reflection of their different roles within the Company.

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As the Company’s Chief Financial Officer, or CFO, Mr. Denien’s individual goals for 2014 focused on contributing to the development and execution of our long-term strategic plan, continuing to build on relationships with investors and analysts, monitoring the capital markets for capital raising opportunities to improve our overall leverage profile, increasing knowledge of our various markets and diversity and inclusion goals.

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Mr. Connor had individual goals tailored to reflect his responsibilities as Senior Executive Vice President and Chief Operating Officer, or COO, including goals in the following areas: fully transition into role as Chief Operating Officer, restructure operations for increased efficiency, and diversity and inclusion goals.

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Mr. Bremner had individual and division goals for 2014 related to his responsibilities to oversee the Company’s healthcare division, including goals in the following areas: property cash flow (AFFO), same-property net operating income growth, average in-service lease up occupancy, lease quality, development starts and yields, and continued development of his leadership team.

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Mr. Kennedy had individual and division goals tailored to reflect his responsibilities related to the Company’s construction matters, including executing on budgeted development and third party construction starts and volume, achieving third party construction fee revenue goals, implementing operational initiatives, managing overhead expenses, developing his leadership team and diversity and inclusion goals.

Due to the tailored nature of these individual and division goals, the assessment of their achievement is necessarily more subjective than for the financial and operational goals that comprise the Company’s overall performance objectives. Based upon their evaluations, the CEO and COO report to the Committee their assessment of the individual and division performance of each executive officer other than the CEO. These assessments are taken into account in setting base salaries for our officers for the next year.

Base Salaries

Base salaries paid to the Company’s executive officers are the fixed portion of annual compensation and are intended to recognize the fundamental skills and experience of our executive officers. The base salaries are reviewed annually by the Committee and are adjusted from time to time to recognize the officer’s level of responsibility, outstanding individual performance, promotions, internal equity considerations and external competitive compensation data. Mr. Oklak’s base salary increased $40,000 to $760,000 at the beginning of 2014 to recognize his experience level and overall performance during 2013. Mr. Denien’s base salary increased $50,000 to $390,000 at the beginning of 2014 to recognize his performance during 2013 as well as to bring his base salary more in line with competitive benchmarks. Messrs. Connor’s, Bremner’s and Kennedy’s base salaries were increased at the beginning of 2014 by $25,000, $10,000 and $10,000, respectively, to $450,000, $395,000 and $348,000 in recognition of their performance in 2013.

Annual Cash Incentives

The Company pays annual incentive bonuses to reward executives for achieving or surpassing annual performance goals which are directly related to our key financial and operational objectives for the year and for execution of specific strategies of the Company. At the beginning of each year, the Committee establishes performance targets for the annual incentive program. These performance targets are developed using economic and industry factors, including the interest rate environment, general market conditions, overall Company leverage, annual capital recycling goals, the capital market environment, specific platform issues, and other considerations.

Each named executive officer has a target annual bonus potential, expressed as a percentage of base salary, that is based on his role and responsibilities, internal equity considerations, and external competitive compensation data as reviewed from time to time. Annual bonuses are paid in cash in February, for the prior year’s performance, and are based upon the Committee’s assessment of the Company’s overall performance against goals and each executive’s individual (and, if applicable, division) performance against goals approved by the Committee, with a higher emphasis on overall Company performance for the CEO, CFO and COO.

For purposes of the annual bonus program, overall Company performance in 2014 was determined by an operational strategy component, and in the case of Messrs. Oklak and Denien, a capital strategy component. The operational strategy component was, in turn, based on three subcomponents: one that measures the Company’s annual change in AFFO per share, one that measures the average in-service lease up occupancy of our real estate portfolio, and one that measures annual change in same-property net operating income, each as described in more detail below. The capital strategy component measures the Company’s fixed charge coverage ratio, which is the extent to which our core EBITDA is sufficient to cover our financing costs. We selected these measures because they directly impact and are indicative of our success in achieving our primary financial and operational objectives for 2014: namely, increasing profitability by maximizing cash from operations.

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Fixed Charge Coverage Ratio means Core EBITDA divided by interest expense, preferred dividends and capitalized interest from the most recent quarter. In addition each component is adjusted to include the Company’s applicable share of such components from joint ventures. Core EBITDA is earnings before interest, taxes, depreciation and amortization adjusted to exclude gains or losses on land or other property sales, gains or losses pertaining to acquisitions, impairment charges, capital transactions, and severance charges related to major overhead restructuring activities.

•

To calculate AFFO, FFO is first computed in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT. NAREIT defines FFO as net income (loss) excluding gains (losses) on sales of depreciable property, impairment charges related to depreciable real estate assets, and extraordinary items (computed in accordance with generally accepted accounting principles (“GAAP”)); plus real estate related depreciation and amortization, and after similar adjustments for unconsolidated joint ventures. Then, FFO computed in accordance with NAREIT is adjusted for certain items that are generally non-cash in nature and that materially distort the comparative measurement of company performance over time. The adjustments include gains on sale of undeveloped land, impairment charges not related to depreciable real estate assets, tax expense or benefit related to (i) changes in deferred tax asset valuation allowances, (ii) changes in tax exposure accruals that were established as the result of the previous adoption of new accounting principles, or (iii) taxable income (loss) related to other items excluded from FFO or Core FFO (collectively referred to as “other income tax items” ), gains (losses) on debt transactions, adjustments on the repurchase or redemption of preferred stock, gains (losses) on and related cost of acquisitions, and severance charges related to major overhead restructuring activities. Although our calculation of Core FFO differs from NAREIT’s definition of FFO and may not be comparable to that of other REITS and real estate companies, we believe it provides a meaningful supplemental measure of our operating performance. AFFO is Core FFO less recurring building improvements and total second generation capital expenditures (the leasing of vacant space that had previously been under lease by the company is referred to as second generation lease activity) related to leases commencing during the reporting period, and adjusted for certain non-cash items including straight line rental income, noncash components of interest expense and stock compensation expense, and after similar adjustments for unconsolidated partnerships and joint ventures.

•

Average In-Service Occupancy (Lease-Up Basis) is the average square feet represented by executed leases, without regard to whether the leases have commenced, divided by the total average square feet of our in-service real estate portfolio.

•

Same-Property Net Operating Income represents the year-over-year percentage change in property level net operating income for all properties that have been in service for 24 months or longer and that have not had an individual gross lease termination fee in excess of $250,000 during the last 24 months. Net operating income is equal to FFO excluding the effects of straight-line rent, concession amortization and market lease amortization.

Forty-five percent of the annual bonus for Messrs. Bremner and Kennedy was based on performance goals for the Healthcare and Construction divisions, respectively. For Messrs. Oklak, Denien, and Connor, 15% of the annual bonus was initially subject to goals set by the Committee relating to a certain strategic initiative. Early in 2014, the Company and the Board decided not to pursue the initiative in question. As a result of this decision, the Committee decided to eliminate this objective because it was no longer relevant, and to re-weight the remaining portion of the incentive awards.

The following table shows the performance goals and weightings of the 2014 annual incentive bonus opportunities for the named executive officers.

	Weighting for Dennis D. Oklak and Mark A. Denien	Weighting for James B. Connor	Weighting for James D. Bremner and Steven R. Kennedy	2014 Annual Incentive Targets
				Threshold	Target	Stretch	Superior	Actual
AFFO/Share	25%	30%	15%	$.90	$.94	$.97	$.99	$.96
Average In-Service Lease Up Occupancy	25%	30%	15%	93%	94%	94.5%	94.8%	94.8%
Same-Property Net Operating Income	25%	30%	15%	1.5%	2.9%	3.5%	4.0%	4.4%
Fixed Charge Coverage Ratio (Q4 Annualized)	10%	0%	0%	2.2x	2.4x	2.5x	2.6x	2.5x

	Weighting for Dennis D. Oklak and Mark A. Denien	Weighting for James B. Connor	Weighting for James D. Bremner and Steven R. Kennedy	2014 Annual Incentive Targets
				Threshold	Target	Stretch	Superior	Actual

Division Goals	0%	0%	45%	For Mr. Bremner: A mix of financial and operational goals applicable to our Healthcare Division, including AFFO ($87.6 million target, $89.0 million actual), same property NOI growth (4.4% target, 5.29% actual), average in-service lease up occupancy (93.90% target, 93.85% actual), lease quality (various), and current year developments stabilized in current year ($160 million target, $112.4 million actual).

For Mr. Kennedy: A mix of financial and operational goals applicable to our Construction Division, including: construction volume ($683.4 million target, $620.6 million actual), construction starts ($585.0 million target, $814.1 million actual), third party fee revenue ($19.4 million target, $20.6 million actual), and various overhead expense metrics.

Individual Goals	15%	10%	10%	Subjective assessment of achievement of individual goals for 2014 as discussed above.

Total	100%	100%	100%

Financial component target levels set for our executive compensation program are used for that limited purpose and should not be understood to be statements of management’s expectations of our future results or other guidance. Investors should not apply these targets in any other context.

The following table shows the target annual incentive bonus for 2014 for each of our named executive officers and the actual award earned, in each case expressed as a percentage of base salary:

Name	Target Annual Bonus (as a % of Salary)	Actual Annual Bonus (as a % of Salary)
Dennis D. Oklak	135%	231%
Mark A. Denien	90%	151%
James B. Connor	125%	216%
James D. Bremner	110%	166%
Steven R. Kennedy	105%	172%

Long-Term Incentive Awards

The objectives of the Company’s long-term incentive compensation program are to:

•	reward achievement over a multi-year period;

•	align the interests of executives with those of shareholders by focusing executives on the shareholder return performance of the Company; and

•	provide a retention mechanism through multi-year vesting.

The Committee oversees grants of long-term incentives on an annual basis and at such other times as may be warranted. A target long-term incentive award value is established for each executive, as a percentage of base salary. The Committee determines the target grant amounts using factors similar to those used in setting annual incentive targets, including the executive’s level of responsibility within the Company and internal and external equity considerations.

The following table shows the target long-term incentive award values for 2014 for each of our named executive officers, expressed as a percentage of base salary:

Name	Target Long-Term Incentive Award Value (as a % of Salary)
Dennis D. Oklak	320%
Mark A. Denien	155%
James B. Connor	180%
James D. Bremner	150%
Steven R. Kennedy	125%

The long-term equity awards made to our named executive officers in February 2014 consisted of a combination of RSUs and performance share awards.

RSUs. To support the retention of key talent and to manage the efficient use of shares in our stock plan, the Committee elected to make two-thirds of the long-term incentive grants in 2014 in the form of RSUs. RSUs are aligned with performance because they allow the holder to share in total shareholder return, both through share price appreciation (or depreciation) and dividends.

The RSUs granted in 2014 vest 20% per year over a five-year period, subject to the holder’s continued employment with the Company. During the vesting period, RSUs accumulate dividend equivalents, which are deemed to be reinvested in additional RSUs based upon the closing price of the Company’s common stock on the dividend payment date. Upon vesting, the original RSUs and the RSUs acquired through corresponding dividend equivalents are converted to shares of the Company’s common stock and paid to participants.

Performance Share Awards. In February 2010, the Committee adopted the 2010 Performance Share Plan, or PSP, which is a sub-plan of the Duke Realty Corporation Amended and Restated 2005 Long-Term Incentive Plan, or the 2005 Incentive Plan. The PSP is designed to provide executive officers with long-term incentive opportunities directly related to financial performance objectives established by the Committee for each award. Performance shares granted under the PSP represent the right to earn actual shares of the Company’s common stock at the end of a performance cycle established for each grant of a PSP award. The PSP was recently amended to also permit the grant of awards that relate to LTIP Units. The actual number of shares or LTIP units to be earned with respect to an award is based upon the number of targeted performance shares, multiplied by a “payout percentage” determined by the level of performance against pre-established performance goals. Awards under the PSP may also provide for additional shares payable as dividend equivalents earned on performance shares that vest. Except for certain partnership distribution requirements related to LTIP Units, no current payment of dividends or dividend equivalents are earned on performance shares that do not vest.

One-third of the total grant-date value of the long-term equity awards made to our named executive officers in February 2014 consists of performance shares under the PSP. These awards have three financial performance components, each weighted one-third of the 2014 PSP Award, that are measured over a three-year period beginning January 1, 2014 as shown in more detail below.

The first financial component measures the Company’s average annual growth in AFFO per share. The following table shows the AFFO metric goals and corresponding payout percentages of target, with payout for performance between levels linearly interpolated.

Average Annual Growth in AFFO per share
Performance Level	Targets	Payout Percentage
Superior	5% or above	200%
Target	3.0%	100%
Threshold	0%	50%
	Less than 0%	0%

The second financial component is the leverage metric, which includes two equally-weighted measures:

•	Fixed Charge Coverage Ratio, which is Core EBITDA divided by the sum of (a) interest expense (b) preferred dividends, and (c) capitalized interest.

•	Debt plus Preferred to EBITDA Ratio, which is (Company debt + preferred stock – cash) divided by Core EBITDA.

The following tables show the leverage metric goals and corresponding payout percentage of target, with payout for performance between levels linearly interpreted.

Fixed Charge Coverage Ratio
Performance Level	Targets	Payout Percentages
Superior	2.9 or above	200%
Target	2.7	100%
Threshold	2.4	50%
	Less than 2.4	0%

Debt Plus Preferred to EBITDA Ratio
Performance Level	Targets	Payout Percentages
Superior	6.25 or less	200%
Target	6.75	100%
Threshold	7.25	50%
	Greater than 7.25	0%

Core EBITDA is earnings before interest, taxes, depreciation and amortization adjusted to exclude gains or losses on land or other property sales, gains or losses pertaining to acquisitions, impairment charges, capital transactions, and severance charges related to major overhead restructuring activities. Core EBITDA and each of the components thereof used in the above definitions will be annualized based upon amounts for the final quarter of the performance period except that Core EBITDA and earnings will be adjusted (i) to include a full quarter’s EBITDA and earnings from properties acquired during the quarter and for development projects that were placed in service during the quarter, and (ii) to exclude all EBITDA and earnings from properties that were sold during such quarter. All components (e.g., Core EBITDA, debt, cash, interest expense, etc.) of the leverage metric computations will be determined in a manner consistent with the disclosures made in the applicable quarterly supplemental information report contained on the Company’s website. In addition, each component will be adjusted to include the Company’s applicable share of such components from joint ventures. In the event that a major capital transaction (including the issuance or redemption of debt, preferred stock or common stock) occurred during the quarter, proforma adjustments will be made to the applicable components of the leverage metric computations as if such capital transaction had occurred at the beginning of the quarter.

The third financial component measures our annualized total shareholder return (changes in stock price, inclusive of reinvested dividends) relative to a peer group. The following table shows the payout percentage at various levels of relative total shareholder return. Payouts for the total shareholder return component are not interpolated.

Relative Total Shareholder Return
Performance Level	Targets	Payout Percentage
Superior	≥ 80th Percentile	200%
Stretch	≥ 65th Percentile and < 80th Percentile	150%
Target	≥ 45th Percentile and < 65th Percentile	100%
Threshold	≥ 30th Percentile and < 45th Percentile	50%
	< 30th Percentile	0%

For purposes of relative total shareholder return comparisons, the Company selected REITs against which we most directly compete for business and/or capital for inclusion in the performance peer group:

Brandywine Realty Trust	First Industrial Realty Trust, Inc.	Parkway Properties, Inc.	STAG Industrial, Inc.
DCT Industrial Trust Inc.	Highwoods Properties, Inc.	Prologis, Inc.
EastGroup Properties, Inc.	Liberty Property Trust	PS Business Parks, Inc.

Payout of Performance Share Awards Granted in 2012. In 2014, Messrs. Oklak, Connor, Bremner and Kennedy earned a payout of the performance shares granted under the PSP in 2012, or the 2012 PSP Awards. The 2012 PSP Awards had two financial performance components, one that measured the Company’s average annual growth in AFFO and one that measured the Company’s annualized total shareholder return (changes in stock price, inclusive of reinvested dividends) relative to a peer group, both over a three-year period beginning January 1, 2012.

The following table shows the AFFO metric goals and corresponding payout percentages, with payout for performance between levels linearly interpolated.

Average Annual Growth in AFFO per share—Weighted 50%
Performance Level	Targets	Payout Percentage
Superior	4% or above	200%
Target	2%	100%
Threshold	0%	50%
	Less than 0%	0%

The following table shows the payout percentage at various levels of relative total shareholder return (changes in stock prices, inclusive of reinstated dividends). Payouts for the total shareholder return component are not interpolated.

Relative Total Shareholder Return—Weighted 50%
Performance Level	Targets	Payout Percentage
Superior	≥ 80th Percentile	200%
Stretch	≥ 65th Percentile and < 80th Percentile	150%
Target	≥ 45th Percentile and < 65th Percentile	100%
Threshold	≥ 30th Percentile and < 45th Percentile	50%
	< 30th Percentile	0%

For purposes of the 2012 PSP Awards, our average annual growth in AFFO per share was 7.18%, resulting in a payout percentage of 200% and our relative total shareholder return ranking was at the 66.7th percentile, resulting in a payout percentage of 150%. The combined payout percentage was 175%, the simple average of the two payout percentages. In addition, dividend equivalents accrued on the performance shares earned were paid out in shares of stock. Please see “Executive Compensation—Option Exercises and Stock Vested in 2014” for the number of shares of stock and value thereof received by our named executive officers in connection with the payout of the 2012 PSP Awards.

Other Compensation and Benefits

The Company’s executive officers participate in benefits plans generally available to all other employees. The Company also provides certain benefits to its executive officers that are not available to all other employees, such as physical examinations that are outside the normal health care plan, financial advisory services, automobile and cell phone allowances and, in limited circumstances, reimbursement for moving expenses. For additional information on these benefits made available during fiscal 2014, please see the Summary Compensation Table under the section entitled “Executive Compensation.”

Management of Compensation-Related Risk

We have designed our compensation programs to avoid excessive risk-taking, and the Committee annually reviews our compensation programs in the context of potential high-risk design provisions. The following are some of the features of our program designed to help us appropriately manage compensation-related risk:

•	Diversification of performance measures;

•	A balanced weighting of the various performance measures, to avoid excessive attention on achievement of one measure over another;

•	Fixed maximum award levels for performance-based awards;

•

An assortment of methods for delivering compensation, including cash and equity based incentives with different time horizons, to focus our executives on specific objectives that help us achieve our business plan and create an alignment with long-term shareholder interests;

•	Guidelines designed to assure the independence of compensation advisers who advise the Committee, as described below;

•	A compensation recoupment policy and equity grant procedures, as described below; and

•	Stock ownership and retention guidelines applicable to all executive officers and directors, as described below.

Compensation Committee Advisers Independence Guidelines. The Committee has adopted guidelines with respect to the engagement of independent executive compensation advisers to advise it in fulfilling its responsibilities. These guidelines, which can be found on the Investor Relations/Corporate Governance section of the Company’s website at http://www.dukerealty.com, are designed to safeguard the independence of the Committee’s advisers from the Company and management. The Committee’s consultant, Cook & Co., reports directly to the Committee Chair, and all work conducted by Cook & Co. with respect to our compensation programs is on behalf of the Committee. Cook & Co. provided no services to the Company other than executive and non-employee director compensation consulting services, and has no other direct or indirect business relationship with the Company or any of its affiliates. In addition, in its consulting agreement with the Committee, Cook & Co. agrees to advise the Chair of the Committee if any potential conflicts of interest arise that could cause Cook & Co.’s independence to be questioned, and to undertake no projects for management except as approved in advance by the Committee Chair. No such conflicts of interest arose in 2014.

Compensation Recoupment Policy. The Company has adopted a compensation recoupment policy under which executive officers and the chief accounting officer, if any, could be required to return to the Company certain compensation (such as a bonus or other variable compensation) to the extent it was earned based on inaccurate financial statements or other inaccurately calculated performance metrics. In that case, the Committee may take such action, subject to approval by the Board and applicable law, as it determines appropriate, to recover the difference between the amount actually paid to the executive officer and the amount that would have been paid based on the correct financial results or other performance metric. Also, if the Committee determines that any employee’s intentional or knowingly fraudulent or illegal conduct caused damage to the Company, the Committee may take such action as it determines appropriate to cancel or reduce any outstanding equity compensation awards, incentive compensation awards, or other benefits to which the employee is actually or contingently entitled, in an amount up to the damage to the Company. The Company’s Recoupment Policy is incorporated into the Code of Conduct that can be found on the Investor Relations/Corporate Governance section of the Company’s website at http://www.dukerealty.com.

Stock Ownership and Retention Guidelines. The Company’s senior executive officers are required to hold shares of common stock with a value equal to specified multiples of base salary, as shown below. This program assists in focusing executives on long-term success and shareholder value by requiring executives to hold Company stock over the long term.

Position	Base Salary Multiple	Time to Attain
Chief Executive Officer	6x	5 years
Executive Vice Presidents and the Chief Operating Officer	4x	5 years

The stock ownership goal for each person subject to the Company’s Stock Ownership Guidelines is determined on an individual basis, first in dollars equal to a multiple of the executive’s base salary, and then by converting that amount to a fixed number of shares. Until the senior executive officers reach their ownership guidelines, they are required to retain shares that are owned on the date they became subject to the Stock Ownership Guidelines and at least 75% of “net shares” delivered through the Company’s executive compensation plans. For this purpose, “net shares” means the number of shares obtained by exercising stock options or through the vesting of awards, less the number of shares the executive sells or trades to cover the exercise costs or to pay withholding taxes. If the executive transfers an award to a family member, the transferee will be subject to the same retention requirements. A copy of the Stock Ownership Guidelines can be found on the Investor Relations/Corporate Governance section of the Company’s website at http://www.dukerealty.com.

Equity Grant Policies Our annual equity grants, including equity grants to named executive officers, are awarded effective as of February 10 of each year, with the grant value of an RSU and the target value of a PSP award, as applicable, equal to the fair market value of our stock as of the grant date. Having a pre-determined grant date minimizes any concern that grant dates could be selectively chosen based upon market price at any given time. The Committee periodically approves equity grants to newly hired employees or to employees receiving promotions. These interim grants generally occur on the February 10, May 10, August 10 or November 10 immediately following the date of hire or promotion, with the grant value of an RSU, equal to the fair market value of our stock as of the grant date. The Committee is authorized to award special equity grants on other dates from time to time when the Company experiences exceptional performance results. The Company does not plan to time, and has not timed, its release of material non-public information for the purpose of affecting the value of executive compensation.

Employment and Severance Agreements

As a matter of business philosophy, the Company does not enter into employment agreements with its executive officers. However, the Company from time to time enters into letter agreements regarding executive severance with certain key officers. The Company enters into these agreements as a means of protecting the business interests of the Company by conditioning the right of a terminated officer to receive the severance benefits upon each officer’s compliance with a number of post-termination restrictive covenants, including covenants not to solicit our customers or employees, not to go to work for our competitors, and not to disclose our confidential information and trade secrets. We believe that having these covenants in place and the likelihood that they will be honored are tangible benefits to our shareholders.

The letter agreements provide the highest severance payment in the case of an employment termination in connection with a change in control of the Company. We believe that such enhanced severance provides important retentive value during critical periods relating to potential change in control and reduces the likelihood that executives may be concerned and distracted by uncertainty as to their ongoing role in the organization after the transaction.

For additional disclosure about the terms of the severance agreements, please see “Executive Compensation—Other Potential Post-Employment Payments.”

EXECUTIVE COMPENSATION

The total direct compensation of each named executive officer consists of annual base salary and annual cash and long-term equity incentive awards as specifically addressed above in the CD&A. The Company’s objective is to provide compensation opportunities that are competitive in total as well as in the mix of elements. The compensation program is designed to provide the proper balance of fixed versus variable and cash versus equity compensation.

With the exception of stock awards, the following table sets forth the compensation earned by or paid to each of the named executive officers of the Company during the fiscal years ended December 31, 2014, December 31, 2013 and December 31, 2012. In the case of stock awards, this table reflects the aggregate grant date fair value of stock awards granted by the Company during these years.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($) (2)	All Other Compensation ($)(3)	Total ($)

Dennis D. Oklak Chairman and Chief Executive Officer	2014	755,385	2,304,000	1,754,460	28,752	4,842,597
	2013	718,461	2,240,000	1,458,000	27,803	4,444,264
	2012	700,000	1,890,000	1,250,580	20,665	3,861,245

Mark A. Denien	2014	384,231	527,000	587,050	28,059	1,526,340
Executive Vice President and Chief Financial Officer	2013	297,623	153,650	452,890	14,381	918,544

James B. Connor Senior Executive Vice President and Chief Operating Officer	2014	447,116	765,000	971,440	293,097	2,476,653
	2013	399,308	600,000	747,150	27,996	1,774,454
	2012	373,077	455,000	583,360	20,295	1,431,732

James D. Bremner, President, Healthcare	2014	393,846	577,500	656,580	13,538	1,641,464
	2013	384,232	487,500	598,960	12,668	1,483,360

Steven R. Kennedy Executive Vice President, Construction	2014	346,846	422,500	598,160	13,487	1,380,993
	2013	337,384	412,500	486,480	16,547	1,252,911
	2012	329,615	406,250	473,630	11,668	1,221,163

(1)	This column reflects the aggregate grant date fair value in the applicable year for (a) RSUs granted under the 2005 Incentive Plan and (b) performance shares granted under the PSP, as computed under FASB ASC Topic 718. The grant value for RSUs and PSPs is equal to the fair market value of our stock as of the grant date. Pursuant to SEC rules, the amounts shown in the Summary Compensation Table for awards subject to financial performance conditions are based on the probable outcome as of the date of grant and exclude the impact of estimated forfeitures. The following table sets forth the grant date fair values of the 2012, 2013 and 2014 PSP grants, in addition to values assuming achievement of the highest level of performance, for each named executive officer, with the exception of Mr. Denien, who was not eligible to receive this award in 2012 or 2013, and Mr. Bremner, who was not a named executive officer in 2012. The 2012 PSP award vested as of December 31, 2014, and its payout value is also indicated in the table below for each named executive officer, with the exception of Messrs. Bremner and Denien.

	2012 PSP Awards			2013 PSP Awards		2014 PSP Awards
	Grant Date Fair Value ($)	Value Assuming Highest Level of Performance ($)	Vesting Value as of 12/31/14 ($)(a)	Grant Date Fair Value ($)	Value Assuming Highest Level of Performance ($)	Grant Date Fair Value ($)	Value Assuming Highest Level of Performance ($)
Dennis D. Oklak	630,000	1,260,000	1,834,364	746,667	1,493,334	768,000	1,536,000
Mark A. Denien	—	—	—	—	—	175,667	351,334
James B. Connor	151,667	303,334	441,592	200,000	400,000	255,000	510,000
James D. Bremner	—	—	—	162,500	325,000	192,500	385,000
Steven R. Kennedy	135,417	270,834	394,304	137,500	275,000	140,833	281,667

(a)	Represents the value of PSP awards granted on February 10, 2012 that vested at the end of the performance period on December 31, 2014. The vesting value is higher than the value assuming the highest level of performance due to the value of the dividend equivalent units earned on the PSP awards and the increase in stock price since the grant date. See further details regarding the vesting and payout of PSP awards under the section entitled “Performance Share Awards” included in the discussion of Long Term Incentive Awards in the CD&A.

(2)	Represents the aggregate annual cash incentive bonus that is based upon the Company’s attainment of certain corporate performance goals as compared to predetermined targets established at the beginning of each calendar year, as well as an individual performance component.

(3)	All other compensation for 2014 includes the value of Company matching and profit sharing contributions to the Company’s 401(k) plan and profit sharing plan, and the value of term life insurance premium payments made by the Company, each valued at $10,000 or less for all named executive officers. With regard to Mr. Connor, all other compensation includes $264,317 of moving and relocation expense reimbursements. In addition, all other compensation includes the following perquisites: (1) an automobile allowance and cell phone allowance of $3,000 and $600 each, respectively, for each named executive officer, (2) payments for personal financial planning services in the amount of $13,000 each for Mr. Oklak and Mr. Connor and $14,532 for Mr. Denien, and, (3) payments for executive medical examinations for Messrs. Oklak and Connor.

Grants of Plan-Based Awards in 2014

The following table summarizes grants made to the named executive officers in 2014 under the Company’s plan-based awards:

Name	Grant Date	Compensation Committee Approval Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock and Option Awards ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Dennis D. Oklak			589,950	1,026,000	1,898,100
	2/10/14	1/29/14				23,792	47,584	95,168		768,000
	2/10/14	1/29/14							95,167	1,536,000
Mark A. Denien			201,825	351,000	649,350
	2/10/14	1/29/14				5,442	10,884	21,768		175,667
	2/10/14	1/29/14							21,768	351,333
James B. Connor			309,375	562,500	1,068,750
	2/10/14	1/29/14				7,900	15,799	31,598		255,000
	2/10/14	1/29/14							31,599	510,000
James D. Bremner			238,975	434,500	825,550
	2/10/14	1/29/14				5,964	11,927	23,854		192,500
	2/10/14	1/29/14							23,854	385,000
Steven R. Kennedy			200,970	365,400	694,260
	2/10/14	1/29/14				4,363	8,726	17,452		140,833
	2/10/14	1/29/14							17,451	281,667

(1)	Represents the 2014 annual cash incentive bonus opportunities for each executive. See the description of the annual cash incentive award in the CD&A.

(2)	Represents the number of shares that could be earned under performance share awards granted during 2014 under the PSP, with a three-year performance measurement period. See pertinent details regarding the payout of awards under the PSP in the section entitled “Performance Share Awards” included in the discussion of Long-Term Incentive Awards in the CD&A.

(3)	Represents the number of RSUs granted during 2014 under the 2005 Incentive Plan. RSUs vest in five equal annual installments commencing on the first anniversary of the grant date. Dividend equivalents are paid on RSUs in the form of additional RSUs. The number of additional RSUs issued on each dividend payment date is equal to the amount of dividends that would be payable to the holders of the RSUs if the RSUs were shares of the Company’s common stock, divided by the closing price of the Company’s common stock on such date. See the description of the RSUs in the section entitled “RSUs” included in the discussion of Long-Term Incentive Awards in the CD&A.

Outstanding Equity Awards at 2014 Fiscal Year End

The following table contains information concerning outstanding equity awards held by each of the named executive officers as of December 31, 2014:

		Option Awards				Stock Awards
Named Executive Officer	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($/sh)	Option Expiration Date	Number of Shares or Units of Stock Granted That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock Granted That Have Not Vested(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, units or Other Rights That Have Not Vested(3)
Dennis D. Oklak	2/10/05	51,450	—	31.402	2/10/15	—	—	—	—
	4/27/05	33,547	—	29.761	4/27/15	—	—	—	—
	2/10/06	106,015	—	34.130	2/10/16	—	—	—	—
	2/10/07	86,987	—	47.880	2/10/17	—	—	—	—
	2/10/08	330,594	—	23.340	2/10/18	—	—	—	—
	2/10/09	—	—	—	—	—	—	—	—
	2/10/10	—	—	—	—	15,149	306,002	—	—
	2/10/11	—	—	—	—	30,719	620,524	—	—
	2/10/12	—	—	—	—	61,774	1,247,832	—	—
	2/10/13	—	—	—	—	80,599	1,628,103	25,173	508,495
	2/10/14	—	—	—	—	98,797	1,995,695	24,727	499,485
Mark A. Denien	2/10/10	—	—	—	—	1,713	34,594	—	—
	2/10/11	—	—	—	—	3,071	62,042	—	—
	2/10/12	—	—	—	—	4,499	90,885	—	—
	2/10/13	—	—	—	—	5,054	102,100	—	—
	5/10/13	—	—	—	—	2,801	56,587	—	—
	2/10/14	—	—	—	—	22,598	456,485	5,656	114,251
James B. Connor	2/10/10	—	—	—	—	5,710	115,333	—	—
	2/10/11	—	—	—	—	8,465	170,984	—	—
	2/10/12	—	—	—	—	14,872	300,412	—	—
	2/10/13	—	—	—	—	21,588	436,083	6,743	136,209
	2/10/14	—	—	—	—	32,804	662,645	8,210	165,842
James D. Bremner	2/10/10	—	—	—	—	6,908	139,536	—	—
	2/10/11	—	—	—	—	10,240	206,849	—	—
	2/10/12	—	—	—	—	14,707	297,085	—	—
	2/10/13	—	—	—	—	17,541	354,328	5,479	110,676
	2/10/14	—	—	—	—	24,764	500,229	6,198	125,200
Steven R. Kennedy	2/10/05	24,883	—	31.402	2/10/15	—	—	—	—
	2/10/06	25,109	—	34.130	2/10/16	—	—	—	—
	2/10/07	25,092	—	47.880	2/10/17	—	—	—	—
	2/10/08	74,384	—	23.340	2/10/18	—	—	—	—
	2/10/09	—	—	—	—	—	—	—	—
	2/10/10	—	—	—	—	6,044	122,094	—	—
	2/10/11	—	—	—	—	8,960	180,982	—	—
	2/10/12	—	—	—	—	13,277	268,204	—	—
	2/10/13	—	—	—	—	14,842	299,818	4,636	93,647
	2/10/14	—	—	—	—	18,117	365,955	4,534	91,587

(1)	As of December 31, 2014, there were no unvested stock options. All unexercised stock options were granted under the 1995 Key Employee Stock Option Plan or the 2005 Incentive Plan and vested and became exercisable in five equal annual installments beginning on the first anniversary of the grant date, subject to the holder’s continued employment.

(2)	Represents the number and market value of outstanding RSUs granted pursuant to the 2005 Incentive Plan, including accumulated dividend equivalent RSUs. The dividend equivalent RSUs vest as they accrue but are paid out when the host award vests or, if the host award fails to vest and is forfeited, are paid out as soon as practical after such forfeiture, including any delay necessary to comply with Section 409A of the Code. The market value indicated is based upon the closing price of the Company’s common stock on December 31, 2014 of $20.20 per share. The RSUs vest in five equal annual installments beginning on the first anniversary of the grant date, subject to the holder’s continued employment.

(3)	Represents the number of shares that would be earned at the threshold payout level, including dividend equivalent shares, for the awards granted in 2013 and 2014 pursuant to the PSP and the market value of those shares based upon the closing price of the Company’s common stock on December 31, 2014 of $20.20 per share. The PSP awards have a three-year performance measurement period. Further details regarding awards granted under the PSP are found under the PSP section included in the discussion of Long-Term Awards in the CD&A.

Option Exercises and Stock Vested in 2014

The following table shows the number of shares acquired and the value realized upon vesting in 2014 of (i) RSUs, including the value of dividend equivalents earned and vested in 2014 on all outstanding RSUs, (ii) performance shares granted in 2012 under the PSP, including the value of dividend equivalents earned and vested in 2014 with respect thereto, and/or (iii) dividend equivalents earned in 2014 on performance units previously vested under the 2000 Performance Share Plan, or 2000 PSP. The aggregate value of the shares acquired is based upon the fair market value of the Company’s common stock on the vesting date. No options were exercised by the named executive officers in 2014.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(1)
Dennis D. Oklak	204,205	3,688,195	(a)
Mark A. Denien	8,354	138,598
James B. Connor	51,115	920,603	(a)
James D. Bremner	42,859	784,844
Steven R. Kennedy	47,223	847,355	(a)

(a)	Includes amounts attributable to the value of dividend equivalents earned in 2014 on performance units previously vested under the 2000 PSP for which receipt has been deferred as follows: Mr. Oklak, $28,381; Mr. Connor, $8,107; and Mr. Kennedy, $14,187. These amounts are also included in the “Aggregate Earnings in the Last FY” column of the Nonqualified Deferred Compensation table. For a description of these dividend equivalents, see the description of the 2000 PSP under the heading, “Nonqualified Deferred Compensation for 2014.”

(1)	Includes the following number of shares acquired and value realized on vesting for the 2012 award of the 2010 PSP:

Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Dennis D. Oklak	90,810	1,834,364
Mark A. Denien	—	—
James B. Connor	21,861	441,592
James D. Bremner	21,622	436,767
Steven R. Kennedy	19,520	394,304

Nonqualified Deferred Compensation for 2014

The named executive officers’ nonqualified deferred compensation in 2014 consists of participation in one or both of the following plans: (1) the Executive Deferred Compensation Plan, or DC Plan; and (2) the 2000 PSP. The DC Plan continues in effect as the Company’s primary nonqualified deferred compensation plan. Certain of the named executive officers have undistributed awards under the 2000 PSP, although no further awards will be made under such plan. The 2000 PSP constitutes a deferred compensation plan in the technical sense that outstanding vested awards may be paid out in a future year.

Executive Deferred Compensation Plan.    The Company does not make contributions to the DC Plan and does not guarantee any return on participant account balances. Executives are permitted to elect to defer up to 50% of base salary, 100% of annual cash incentive bonus and 100% of RSU and PSP awards. The Company has established an irrevocable rabbi trust to hold assets separate from other general corporate assets for the purpose of paying future participant obligations. The assets of the trust remain available to the general creditors of the Company. Participants are 100% vested in their deferrals and related earnings. Participants who retire on or after reaching age 50 will receive their DC Plan account balance, based upon their election, either, in full or by partial lump-sum payment, and/or by annual installments of two to 15 years. A participant who terminates employment other than by retirement, death or disability will receive the undistributed portion of the account balance in a lump-sum payment. In the event of a participant’s death, the participant’s designated beneficiary will receive the undistributed portion of the account balance in a lump-sum payment. A participant may also elect to receive some or all of a particular year’s deferral and related earnings prior to retirement or termination of employment in the form of a lump-sum payment or in up to five annual installments. Subject to approval by the DC Plan administrator, in the event of an unforeseen financial emergency beyond the participant’s control, a participant may request a withdrawal from his or her account up to the amount necessary to satisfy the emergency (provided the participant does not have the financial resources to otherwise meet the hardship).

2000 Performance Share Plan.    Awards under the 2000 PSP were made in 2000 and 2004 in the form of performance units, all of which are now fully vested. The payment for vested awards is made in shares of common stock. However, vested awards are not paid until retirement or termination of employment, and thus are considered deferred compensation. Dividends are paid on the awards in cash or additional performance units, as previously elected by the participant.

The following table sets forth certain information as of December 31, 2014 regarding deferred compensation plans available to each of the named executive officers.

Name	Name of Plan	Executive Contributions in Last FY ($) (1)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($) (2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($) (3)
Dennis D. Oklak	DC Plan	782,889	—	2,530,323	—	12,381,898
	2000 PSP	—	—	243,915	—	862,499
Mark. A. Denien	DC Plan	—	—	—	—	—
	2000 PSP	—	—	—	—	—
James B. Connor	DC Plan	—	—	—	—	—
	2000 PSP	—	—	69,673	—	246,368
James D. Bremner	DC Plan	—	—	142,608	—	951,211
	2000 PSP	—	—	—	—	—
Steven R. Kennedy	DC Plan	—	—	15,099	—	337,082
	2000 PSP	—	—	121,928	—	431,144

(1)	Contributions represent vesting RSUs for which prior deferral elections are in place and which were included in the Summary Compensation Table in the “Stock Awards” column in previous years. No executive officers deferred any of their salary or bonus.

(2)	Aggregate earnings are not includable in the Summary Compensation Table because such earnings were not preferential or above-market.

(3)	The aggregate balance at December 31, 2014 includes the following amounts of employee contributions representing compensation earned and deferred in prior years that was reported in the Summary Compensation Table for the year in which earned or would have been so reported if the officer had been a named executive officer in such year. Amounts in the following table include contributions to the DC Plan and the value of vested awards and dividend equivalents under the 2000 PSP. Contributions below do not include any distributions reflected in the table above.

Name	Total ($)
Dennis D. Oklak	7,883,773
Mark A. Denien	—
James B. Connor	208,511
James D. Bremner	525,594
Steven R. Kennedy	613,683

Other Potential Post-Employment Payments

The Company and each of its named executive officers have entered into letter agreements that provide for separation payments upon the termination of the officer’s employment under various conditions. The level of severance pay depends upon the circumstances of the officer’s termination of employment. For example, if the officer were terminated by the Company without “cause” and not in connection with a “change in control” of the Company (each of which terms are defined in the letter agreements), then the officer would be entitled to a severance payment equal to two times (2X) the sum of (a) his or her base salary in effect on the last day of the calendar year immediately preceding the calendar year in which termination occurs and (b) annual cash incentive bonus for services performed in the prior year, payable over a 24-month period. If the officer terminated his or her employment voluntarily, then the severance payment would equal one times (1X) his or her base salary in effect on the last day of the calendar year immediately preceding the calendar year in which termination occurs, payable over a 12-month period. If the officer were terminated for “cause,” then the severance payment would be $10,000, payable over a two-month period. Regardless of the reason for termination of an officer’s employment, that officer’s right to the severance payments would stop if and when he or she violated any of the post-employment restrictive covenants in the agreement.

The letter agreements provide the highest severance payment (three times (3X) the sum of (a) base salary in effect on the last day of the calendar year immediately preceding the calendar year in which termination occurs and (b) annual cash incentive bonus for services performed in the prior year, payable over a 24-month period) in the case of the Company’s termination of the executive’s employment or the executive’s resignation of employment for “good reason” (as defined in the severance agreements) within one year after a change in control of the Company. The letter agreements do not provide any excise tax “gross-ups.”

The following table shows the amounts that would be payable to each of the named executive officers under the letter agreements under various termination scenarios using the applicable base salary and cash incentive bonus as if the termination occurred on December 31, 2014. The severance agreements do not include tax gross-up provisions, and all payments made to the executives would be net of applicable withholdings.

Named Executive Officer	Executive Leaves Voluntarily with No Change in Control ($)(1)(2)	Termination by Company without Cause and with No Change in Control ($)(1)(2)	Termination by Company For Cause ($)(1)(2)	Executive Leaves for “Good Reason” or Termination by Company upon Change in Control ($)(2)
Dennis D. Oklak	720,000	4,356,000	10,000	6,534,000
Mark A. Denien	340,000	1,585,780	10,000	2,378,670
James B. Connor	425,000	2,344,300	10,000	3,516,450
James D. Bremner	385,000	1,967,920	10,000	2,951,880
Steven R. Kennedy	338,000	1,648,960	10,000	2,473,440

(1)

The agreements with all of our named executive officers contain a sunset provision, which provides that, in the event the executive’s employment terminates effective on or after his 62nd birthday under one of the termination scenarios described in the first three columns of the above table, he will not be entitled to receive any separation benefits from the Company.

(2)	The payments in the case of voluntary termination or termination for cause are solely consideration for the executive’s post employment nonsolicitation and confidentiality covenants. Longer-term nonsolicitation covenants apply in the case of termination without cause or for good reason.

Change in Control Provisions Under Other Agreements

The Company’s long-term compensation plans, including the 2005 Incentive Plan, generally provide that a change in control occurs upon the occurrence of any of the following: (1) when the incumbent members of the Board cease to constitute a majority of the Board; (2) except in the case of certain issuances or redemptions of stock or the acquisition of stock by any employee benefit plan sponsored by the Company, when any person acquires a 25% or more ownership interest in the outstanding common stock or combined voting power of the then outstanding securities of the Company; (3) the consummation of a reorganization, merger, consolidation, statutory share exchange, or other corporate transaction, unless (a) the beneficial owners of the Company’s stock immediately prior to the transaction continue to own 50% or more of the outstanding common stock and combined voting power of the then outstanding securities of the Company, (b) no person acquires a 25% or more ownership interest in the then outstanding common stock or combined voting power of the then outstanding securities of the Company, and (c) at least a majority of the members of the board of directors of the surviving corporation were incumbent directors at the time of approval of the corporate transaction; (4) the approval by the shareholders of the Company of a complete liquidation or dissolution; or (5) the Company’s ownership interest in the Operating Partnership is reduced below 50%.

All awards granted under the PSP (which is a sub-plan of the 2005 Incentive Plan) and, unless otherwise provided in an award agreement, all other awards granted under the 2005 Incentive Plan after December 31, 2010, provide for a “double trigger” change in control vesting, such that the effect of a change in control depends upon whether the award is assumed by the acquiring company. If awards are not assumed by the acquiring company, service-based awards vest in full upon the change in control and performance-based awards vest at the “target” level if the change in control occurs prior to the second anniversary of the beginning of the performance period. Such awards vest at the “actual” level if the change in control occurs on or after the second anniversary of the beginning of the performance period and prior to the end of the performance period, based on performance through the date of the change in control. If the awards are assumed by the acquiring company, similar accelerated vesting of awards is contingent on the grantee’s involuntary termination without cause or for good reason within one year following the change in control.

The following table shows the total additional value of the awards that would be payable to each of the named executive officers, under the accelerated vesting provisions of these plans upon the occurrence of a change in control as of December 31, 2014 and assuming that the acquiring company does not assume the awards. Unless indicated otherwise below, award values were determined at $20.20 per share, the closing price of the Company’s stock on December 31, 2014.

Named Executive Officer	RSUs ($) (1)	PSP Award ($) (2)	Total ($)
Dennis D. Oklak	5,315,509	2,015,977	7,331,486
Mark A. Denien	749,036	228,497	977,533
James B. Connor	1,548,976	604,106	2,153,082
James D. Bremner	1,364,995	471,730	1,836,725
Steven R. Kennedy	1,123,140	370,470	1,493,610

(1)	Represents the value of the unvested awards at December 31, 2014.

(2)	Represents awards granted in 2013 and 2014 under the PSP. The value of the awards granted in 2013 would be fixed at the target level in the event of a change in control prior to January 1, 2015, and the value of the awards granted in 2014 would be fixed at the target level in the event of a change in control prior to January 1, 2016. The above table assumes a change of control occurring on December 31, 2014, with the result that both the 2013 and 2014 awards would pay out at the target level.

Retirement Provisions under Other Agreements

Awards granted to named executive officers pursuant to the 2005 Incentive Plan will continue to vest upon the executive’s termination of employment, other than for cause, on or after reaching age 55, such that the sum of the executive’s age and years of service to the Company totals at least 65 years (which is defined as “retirement” for purposes of the 2005 Incentive Plan). Such awards are subject to the restrictive covenants in each executive’s letter agreement regarding severance payments, previously described under the section Other Potential Post-Employment Payments.

Risk Assessment of Overall Compensation Program

The Committee has reviewed with management the design and operation of our incentive compensation arrangements for all employees, including executive officers, for the purpose of determining whether such programs might encourage inappropriate risk-taking that would be reasonably likely to have a material adverse effect on the Company. Specifically, management compiled an inventory of all incentive compensation arrangements applicable to the Company’s employees at all levels, which were then summarized for the Committee’s independent compensation consultant. The consultant analyzed these arrangements in the context of potential high-risk design provisions and concluded that the program is well-designed overall not to encourage behaviors that would create a material risk for the Company. The consultant noted in particular the following program provisions that support this conclusion: (1) appropriate pay philosophy, peer group and market positioning to support business objectives, (2) an effective balance in cash and equity; short and longer-term performance focus; corporate, business unit and individual performance focus; and financial and non-financial performance measurement as well as the discretion of the Committee, and (3) meaningful risk mitigation features including stock ownership guidelines, the compensation recoupment policy and independent Committee oversight. Based on the independent review and findings of the consultant, the Committee concluded that the Company’s compensation plans, programs and policies, considered as a whole, including applicable risk-mitigation features, are not reasonably likely to have a material adverse effect on the Company.

Equity Compensation Plan Information

The following table provides information as of December 31, 2014 about our common stock that may be issued, whether upon the exercise of options, warrants and rights or otherwise, under our existing equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (A)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($)(B)	Weighted-Average Remaining Term of Outstanding Options, Warrants and Rights (C)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (A)) (D)
Equity compensation plans approved by shareholders	5,376,878	30.0935	2.09	2,045,942
Equity compensation plans not approved by shareholders (E)	—	—	—	—
Total	5,376,878	30.0935	2.09	2,045,942

The number of options and full value awards granted and outstanding as of December 31, 2014, as indicated above, is from all plans.

(A)	Includes shares of our common stock issuable pursuant to the exercise of stock options and conversion of full-value awards (i.e. RSUs and performance shares).

(B)	Because our full-value awards do not have an exercise price, the aggregate number of shares of common stock issuable pursuant to such awards, or 4,167,175 shares, is not included in the calculation of weighted average exercise price.

(C)	The average remaining term of all outstanding options is 2.09 years. Because vesting of our full-value awards is based upon time or Company performance, the remaining terms of full-value awards are excluded from this calculation.

(D)	Represents the number of remaining shares available for grant under the Company’s 2005 Incentive Plan, all of which may be used for grants of either options or full-value awards.

(E)	All of the Company’s equity plans have been approved by its shareholders.

As of February 23, 2015, there were 5,074,695 aggregate shares issuable pursuant to awards granted pursuant to our 2005 Incentive Plan and our 1995 Option Plan. This includes 1,030,057 shares issuable pursuant to options outstanding and 4,044,638 shares issuable pursuant to full-value awards outstanding. The weighted average exercise price of outstanding options as of February 23, 2015 was $29.8652, and the weighted average remaining term of such outstanding options as of February 23, 2015 was 2.2884 years. In addition, 1,536,143 shares remained unissued and available for the grant of new awards as of February 23, 2015.

Also as of February 23, 2015, there were 344,746,189 shares of the Company’s common stock issued and outstanding and 3,716,794 limited partnership units outstanding in our operating partnership, Duke Realty Limited Partnership. All such units are convertible to shares of the Company’s common stock at a 1:1 ratio.

OWNERSHIP OF COMPANY SHARES

The following table sets forth the beneficial ownership of shares of common stock as of February 23, 2015 for:

•	each of our named executive officers;

•	each of our directors;

•	our current directors and executive officers as a group; and

•	each person or group known to us to be holding more than 5% of such common stock.

Beneficial Owner	Shares Beneficially Owned(1)(10)	Shares Issuable Upon Exercise of Stock Options(2)	Total	Percent of Shares
Dennis D. Oklak(3)	252,066	557,143	809,209	*
Mark A. Denien	26,129	—	26,129	*
James B. Connor	76,282	—	76,282	*
James D. Bremner	109,499	—	109,499	*
Steven R. Kennedy(4)	58,913	124,585	183,498	*
Thomas J. Baltimore, Jr.	50,133	—	50,133	*
William Cavanaugh III	44,401	—	44,401	*
Alan H. Cohen	24,235	—	24,235	*
Ngaire E. Cuneo	36,740	—	36,740	*
Charles R. Eitel	8,399	—	8,399	*
Martin C. Jischke, Ph.D.	2,527	—	2,527	*
Melanie R. Sabelhaus	17,517	—	17,517	*
Peter M. Scott, III	20,381	—	20,381	*
Jack R. Shaw(5)	8,823	—	8,823	*
Michael E. Szymanczyk	20,079	—	20,079	*
Lynn C. Thurber	74,352	—	74,352	*
Robert J. Woodward Jr.	88,822	—	88,822	*
All directors and executive officers as a group (17 persons)	919,298	681,728	1,601,026	*
The Vanguard Group, Inc.(6)	47,665,981		47,665,981	13.83%
BlackRock, Inc.(7)	32,836,889		32,836,889	9.52%
Vanguard Specialized Funds—Vanguard REIT Index Fund(8)	25,324,600		25,324,600	7.35%
FMR LLC(9)	27,210,021	—	27,210,021	7.89%

*	Less than one percent (1%)

(1)	The number of shares in this column represents the number of shares of common stock the person “beneficially owns,” as determined by the rules of the SEC, other than shares issuable upon the exercise of options that are currently vested or that will vest within 60 days of February 23, 2015. Unless otherwise indicated, each person listed in the table possesses sole voting and investment power with respect to the common shares reported in this column to be owned by such person.

(2)	Includes shares issuable upon the exercise of options that are currently vested or will vest within 60 days of February 23, 2015.

(3)	Includes 500 shares owned by family members.

(4)	Includes 2,155 shares owned by family members.

(5)	Includes 1,672 shares owned by family members.

(6)	The address of The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, PA 19355. This information was obtained from Schedule 13G filed with the SEC. Total shares beneficially owned include 609,290 shares with shared dispositive power.

(7)	The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055. This information was obtained from Schedule 13G/A filed with the SEC.

(8)	The address of Vanguard Specialized Funds is 100 Vanguard Blvd., Malvern, PA 19355. This information was obtained from Schedule 13G filed with the SEC.

(9)	The address of FMR LLC is 245 Summer Street, Boston, MA 02210. This information was obtained from Schedule 13G filed with the SEC.

(10)	While not included in the table above, shares deferred into our Directors’ Deferred Compensation Plan by members of the Board of Directors are considered to be shares owned for purposes of each director’s target ownership requirement pursuant to the Company’s Stock Ownership Guidelines, which are described on page 17. Shares owned by individual directors in the Directors’ Deferred Compensation Plan are as follows:

Name	Number of Deferred Shares
William Cavanaugh III	87,483
Ngaire E. Cuneo	126,661
Charles R. Eitel	39,045
Martin C. Jischke	81,387
Peter M. Scott, III	9,884
Jack R. Shaw	65,922

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and persons who beneficially own more than 10% of the Company’s common stock to file with the SEC initial reports of ownership and reports of changes in ownership of common stock, including derivatives of the Company’s common stock. Officers, directors and greater-than-10%-beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to its officers, directors and greater-than-10% beneficial owners were complied with during the year ended December 31, 2014.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company’s Code of Conduct requires that all associates, officers and directors avoid conflicts of interests that interfere with the performance of their duties or are not in the best interests of the Company. The Audit Committee reviews all material proposed transactions between the Company and related parties as specified under Item 404 of Regulation S-K promulgated by the SEC and examines each such transaction for potential conflicts of interests and other improprieties. The Audit Committee has not adopted any specific written procedures for conducting such reviews and considers each transaction in light of the specific facts and circumstances presented. The Company currently does not have any such transactions to report.

PROPOSAL THREE: RATIFICATION OF REAPPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected KPMG as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015 and has further directed that management submit the selection of the independent registered public accounting firm for ratification by the shareholders at the Annual Meeting.

Representatives of KPMG will be present at the Annual Meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

In order to ratify the selection of KPMG, the votes cast in favor of the proposal must exceed the votes cast against the proposal. Abstentions and broker non-votes will not be treated as votes cast and therefore will not affect the outcome. The ratification of the selection of KPMG as the Company’s independent registered public accountants for 2015 will be deemed to be a discretionary matter and brokers will be permitted to vote uninstructed shares as to such matter; therefore, no broker non-votes are expected.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF KPMG AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR 2015.

PROPOSAL FOUR: APPROVAL OF THE COMPANY’S 2015

LONG-TERM INCENTIVE PLAN

On January 28, 2015, the Executive Compensation Committee recommended to the Board of Directors that it adopt The Duke Realty Corporation 2015 Long-Term Incentive Plan, or the 2015 Incentive Plan. On January 28, 2015 the Board of Directors adopted the 2015 Incentive Plan, subject to shareholder approval at the Annual Meeting. If approved by a majority of the votes cast by holders of the shares of Common Stock voting in person or by proxy at the Annual Meeting, the 2015 Incentive Plan will become effective as of the date of the Annual Meeting. Similar to our existing plan, the 2015 Incentive Plan authorizes the grant of awards payable in cash, Common Stock, and limited partnership interests in our Operating Partnership, which are designated as “LTIP Units.”

The material features of the 2015 Incentive Plan are summarized below, which summary is qualified in its entirety by reference to the text of the 2015 Incentive Plan. A copy of the 2015 Incentive Plan is attached to this Proxy Statement as Appendix A.

In addition to requesting shareholder approval of the 2015 Incentive Plan and the new shares being reserved for issuance thereunder, we also are requesting that our shareholders approve the material terms of the performance goals contained in the 2015 Incentive Pan in order to allow certain awards to be potentially eligible for exemption from the $1,000,000 deduction limit imposed by Section 162(m) of the tax code. For purposes of Section 162(m), the material terms of the performance goals for awards granted under the 2015 Incentive Plan include:

•	the employees eligible to receive compensation;

•	the description of the business measures on which the performance goals may be based; and

•	the maximum amount, or the formula used to calculate the maximum amount, of compensation that can be paid to an employee under the arrangement.

Each of these aspects is discussed in this proposal 4, and shareholder approval of this proposal 4 constitutes approval of each of these aspects for purposes of the Section 162(m) shareholder approval requirements.

Purpose of the 2015 Incentive Plan

As discussed in the Compensation Discussion and Analysis beginning on page 24, long-term equity compensation plays an important part in the Company’s pay-for-performance philosophy. Equity awards also help the Company remain competitive in retaining and attracting highly qualified personnel upon whom, in large measure, the future growth and success of the Company depend.

The purpose of the 2015 Incentive Plan is to promote the success and enhance the value of the Company by linking the personal interests of employees, officers, directors and consultants of the Company or any affiliate to those of Company shareholders and by providing such persons with an incentive for outstanding performance. The 2015 Incentive Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of employees, officers, directors and consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.

Approving the 2015 Incentive Plan would further these objectives by allowing the Company to continue to grant long-term equity compensation for approximately five years. If the 2015 Incentive Plan is not approved, the Company does not expect to have sufficient shares to meet its anticipated long-term equity compensation needs after 2015 under the Company’s Amended and Restated 2005 Long-Term Incentive Plan, which is the Company’s existing long-term equity compensation plan. See “Determination of Number of Shares for the 2015 Incentive Plan” below.

Highlights of the 2015 Incentive Plan

The 2015 Incentive Plan contains a number of provisions that the Company believes are consistent with the interests of its shareholders and sound corporate governance practices, including:

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No repricing of stock options or SARs.    The 2015 Incentive Plan prohibits the repricing of stock options or stock appreciation rights (SARs) without shareholder approval. This prohibition includes reducing the exercise price or base price after the date of grant or replacing, regranting or canceling a stock option or SAR for cash or another award (including following a participant’s voluntary surrender of underwater stock options or SARs).

•	No discounted stock options or SARs. All stock options and SARs must have an exercise price or base price equal to or greater than the fair market value of the underlying stock on the date of grant.

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No liberal change-in-control definition.    The change-in-control definition contained in the 2015 Incentive Plan is not a “liberal” definition that would be activated on mere shareholder approval of a transaction.

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“Double-trigger” change in control vesting.    If awards granted under the 2015 Incentive Plan are assumed by a successor in connection with a change in control of the Company, such awards will not automatically vest and pay out solely as a result of the change in control.

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No dividends on unearned performance awards.    Except for certain nominal partnership distribution requirements related to LTIP Units, the 2015 Incentive Plan prohibits the current payment of dividends or dividend equivalent rights on unearned performance-based awards.

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Minimum vesting requirements.    Subject to certain limited exceptions, full-value awards granted to employees under the 2015 Incentive Plan will be subject to a minimum vesting period of three years (which may include pro-rata vesting within such three-year period), or one year if the vesting is based on performance criteria other than continued service. In addition, subject to certain limited exceptions, stock options and SARs will be subject to a minimum vesting period of two years (which may include pro-rata vesting within such two-year period).

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Limitation on amendments.    No amendments to the 2015 Incentive Plan may be made without shareholder approval if any such amendment would materially increase the number of shares reserved or the per-participant award limitations under the plan, diminish the prohibitions on repricing stock options or SARs, or otherwise constitute a material change requiring shareholder approval under applicable laws, policies or regulations or the applicable listing or other requirements of the NYSE.

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Administered by an independent committee.    The 2015 Incentive Plan will be administered by the Executive Compensation Committee, which is made up entirely of independent directors. See page 14 for more information about the Executive Compensation Committee.

•	Awards subject to forfeiture/clawback. Awards under the 2015 Incentive Plan will be subject to recoupment under certain circumstances.

Determination of Number of Shares for the 2015 Incentive Plan

If the 2015 Incentive Plan is approved, the aggregate number of shares of Common Stock that will be reserved and available for issuance pursuant to awards under the 2015 Incentive Plan will be 6,000,000, plus the number of shares reserved but unissued under the 2005 Incentive Plan as of February 23, 2015 and the number of shares underlying awards outstanding as of the effective date under the 2005 Incentive Plan that terminate or expire unexercised, or are cancelled, forfeited or lapse for any reason. In setting the number of proposed shares issuable under the 2015 Incentive Plan, the Executive Compensation Committee and the Board considered a number of factors. These factors, which are discussed further below, included:

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Shares available and total outstanding equity awards under the 2005 Incentive Plan, and how long the shares available (both under the 2005 Incentive Plan and assuming approval by shareholders of the 2015 Incentive Plan) are expected to last.

•	Historical equity award granting practices, including the Company’s three-year average share usage rate (commonly referred to as “burn rate”).

•	Potential dilution from outstanding awards and shares available for future grant, if shareholders approve the 2015 Incentive Plan (commonly referred to as “overhang”).

Shares Available and Outstanding Equity Awards under the Prior Plan

If the 2015 Incentive Plan is approved, no further awards will be made under the 2005 Incentive Plan, and the 2005 Incentive Plan will remain in effect only so long as awards made thereunder remain outstanding.

As of February 23, 2015, we had 344,746,189 shares of common stock issued and outstanding (not including treasury shares), and 3,716,794 limited partnership units outstanding in our Operating Partnership. All such units are convertible to shares of the Company’s common stock at a 1:1 ratio, or the equivalent value in cash in the event that the issuance of shares could cause the Company to fail to qualify as a REIT. As of February 23, 2015 under the 2005 Incentive Plan:

•	1,030,057 stock options (all fully vested) were outstanding with a weighted average exercise price of $29.8652 per share and a weighted average remaining term of 2.2884 years, and

•	4,044,638 shares underlying full value awards (such as RSUs and PSP awards) were outstanding, and

•	1,536,143 shares remained unissued and available for the grant of new awards.

Historical Equity Award Granting Practices

In setting and recommending to shareholders the number of shares authorized under the 2015 Incentive Plan, the Executive Compensation Committee and the Board considered the historical number of equity awards granted under the 2005 Incentive Plan in the past two completed fiscal years and the annual equity awards made in February 2015. Information relating to the number of shares subject to the awards granted during those periods, and the Company’s three-year average burn rate, is set forth below.

Historical Grant Information

Year	Shares Subject to Granted Awards
2015 (Year to Date, through 2/23/2015)	774,480
2014	903,465
2013	937,240
Three-Year Average Burn Rate = 0.2502%

Based on historical granting practices and the recent trading price of the Common Stock, the 2015 Incentive Plan is expected to cover awards for approximately five years.

Potential Dilution (“Overhang”)

The Executive Compensation Committee and the Board also considered the potential dilution that would result by adopting the 2015 Incentive Plan, including the policies of certain institutional investors and major proxy advisory firms. Potential dilution is calculated as shown below:

Potential Dilution	=	6,000,000 new shares that may be issued under equity awards under the 2015 Incentive Plan + shares to be issued on exercise or settlement of outstanding equity awards under the 2005 Incentive Plan + shares available for issuance under the 2005 Incentive Plan (collectively, “Total Award Shares”)	=	12,610,838	=	3.6%
		total number of issued and outstanding shares of common stock (excluding treasury shares) + total number of limited partnership units outstanding in our Operating Partnership + Total Award Shares		348,462,983

Of total potential dilution 1.46% is attributable to outstanding grants, 0.44% is attributable to shares available for future grant under the 2005 Incentive Plan, and 1.72% is attributable to the 6,000,000 additional shares requested under the 2015 Incentive Plan.

Procedural Matters Relating to Voting on the Approval Request

We will present at our Annual Meeting a proposal to approve the 2015 Incentive Plan. Approval of the 2015 Incentive Plan requires the affirmative vote of a majority of the shares cast on the proposal. Under NYSE voting standards relating to stock plans, the NYSE will consider abstentions as votes cast on this proposal. Accordingly, if you vote by proxy, but abstain from voting on the proposal, your abstention will have the same effect as a vote against the proposal. Brokers are not entitled to vote uninstructed shares on this proposal; therefore, broker non-votes will not be considered as votes cast and will not have an impact on the approval of the 2015 Incentive Plan. If our shareholders approve the 2015 Incentive Plan, it will be effective as of the date of the Annual Meeting. In the event that our shareholders do not approve the 2015 Incentive Plan, then we will not be able to provide any equity incentives to certain of our employees beyond 2016 in accordance with our proposed compensation plans.

Summary of Material Terms of the 2015 Incentive Plan

Administration.    The Executive Compensation Committee will administer the 2015 Incentive Plan. Among other things, the Executive Compensation Committee will have the authority to grant awards; designate participants; determine the type or types of awards to be granted to each participant and the number, terms and conditions thereof; establish, adopt or revise any rules and regulations as it may deem advisable to administer the 2015 Incentive Plan; and make all other decisions and determinations that may be required under the plan. The Board of Directors may at any time administer the 2015 Incentive Plan. If it does so, it will have all the powers of the Executive Compensation Committee under the 2015 Incentive Plan.

Eligibility.    The 2015 Incentive Plan permits the grant of incentive awards to our employees, officers, directors and consultants as selected by the Executive Compensation committee. The number of eligible participants in the 2015 Incentive Plan will vary from year to year. As of the record date, the number of eligible participants was approximately 172.

Permissible Awards.    The 2015 Incentive Plan authorizes the granting of awards in any of the following forms:

•	options to purchase shares of common stock, which may be nonstatutory stock options or incentive stock options under the Code;

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stock appreciation rights, or “SARs,” which give the holder the right to receive the difference between the fair market value per share of common stock on the date of exercise over the base price of the award (which cannot be less than the fair market value of our underlying stock as of the grant date);

•	restricted stock, which is subject to restrictions on transferability and subject to forfeiture on terms set by the Executive Compensation Committee;

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RSUs or deferred stock units, which represent the right to receive shares of common stock (or an equivalent value in cash or other property) at a designated time in the future, based upon the attainment of stated vesting or performance criteria;

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performance awards, which are awards payable in cash, stock, or other property (including profits interests or limited partnership interests in our Operating Partnership) upon the attainment of specified performance goals (any award that may be granted under the 2015 Incentive Plan may be granted in the form of a performance award);

•	other stock-based awards in the discretion of the Executive Compensation Committee; and

•	any other right or interest relating to equity interests or cash (including profits interests or limited partnership interests in our Operating Partnership ).

Dividend equivalent rights, which entitle the participant to payments in cash or property calculated by reference to the amount of dividends paid on the shares of stock underlying an award, may be granted with respect to awards other than options or SARs.

Shares Available for Awards.    Subject to adjustment as provided in the 2015 Incentive Plan, the maximum number of shares reserved for issuance under the 2015 Incentive Plan will be 6,000,000 shares plus (a) the number of shares that remain available for issuance under the 2005 Incentive Plan as of February 23, 2015, and (b) the number of shares underlying awards outstanding under the 2005 Incentive Plan as of the date of the annual meeting that thereafter terminate or expire unexercised, or are cancelled, forfeited or lapse for any reason. The maximum number of shares that may be issued upon exercise of incentive stock options granted under the 2015 Incentive Plan is 6,000,000.

Share Counting.    Shares subject to awards that terminate or expire unexercised or are cancelled, forfeited or lapse for any reason, and shares underlying awards that are ultimately settled in cash, will become available for future grants of awards under the 2015 Incentive Plan. Similarly, shares withheld from an award, or delivered by a participant, to satisfy tax withholding requirements for awards other than options and SARs will be added back to the share reserve and will be again be available for issuance under the 2015 Incentive Plan. However, the following may not again be made available for issuance as awards under the 2015 Incentive Plan:

•	shares of our common stock not issued or delivered as a result of the net settlement of an option or SAR or used to satisfy the related tax withholding requirements,

•	shares of our common stock used to pay the exercise price related to an option or SAR or to satisfy the related tax withholding requirements, or

•	shares of our common stock repurchased on the open market with the proceeds of the exercise price of an option.

Limitations on Awards.    In order for awards to be exempt from the $1,000,000 deduction limit imposed by Code Section 162(m), the 2015 Incentive Plan is required to include limits on the number of awards that may be issued to any one person. The maximum number of shares of common stock that may be covered by options and SARs granted under the 2015 Incentive Plan to any one person during any one calendar year is 500,000. The maximum number of shares of common stock that may be covered by performance awards intended to qualify for the Section 162(m) exemption shall be 500,000 shares for any one participant with respect to any one calendar year. The maximum amount that may be paid to any one participant with respect to any one calendar year with respect to performance awards intended to qualify for the Section 162(m) exemption and that are payable in cash or property other than common stock shall be $5,000,000. For the purpose of applying these limits in the case of a multi-year performance period, the amount of cash or property or the number of shares of common stock deemed paid with respect to any one calendar year is the total amount payable or shares earned for the performance period divided by the number of calendar years in the performance period.

Awards to Non-Employee Directors.    Awards granted to the Company’s non-employee directors under the 2015 Incentive Plan will be made only in accordance with the terms, conditions and parameters of an additional separate plan, program or policy for the compensation of non-employee directors as in effect from time to time, and the Executive Compensation Committee may not make additional discretionary grants under the 2015 Incentive Plan to non-employee directors. We maintain the Duke Realty Corporation 2015 Non-Employee Directors Compensation Plan, or the 2015 Directors Plan, which will operate as sub-plan of the 2015 Incentive Plan. Equity-based compensation payable to directors under the 2015 Directors Plan will be granted under the 2015 Incentive Plan and the 2015 Directors Plan does not serve as a separate source of shares for awards. The maximum aggregate fair market value of the shares associated with awards granted under the 2015 Incentive Plan in any 12-month period to any one non-employee director, determined as of the grant date of any such award, shall be $500,000.

Minimum vesting requirements.    Except with respect to a Change in Control, or as may be set forth in an award certificate with respect to death, disability or retirement of a participant:

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full-value awards (awards other than options and SARs) granted to employees under the 2015 Incentive Plan will be subject to a minimum vesting period of one year (which may include pro-rata vesting within such one-year period), and

•	stock options and SARs will be subject to a minimum vesting period of three years (which may include pro-rata vesting within such three-year period); and

•	the length of a performance period relating to performance-based awards will not be shorter than one year.

Qualified Performance-Based Awards.    All options and SARs granted under the 2015 Incentive Plan are designed to be exempt from the $1,000,000 deduction limit imposed by Code Section 162(m). The Executive Compensation Committee may designate any other award granted under the 2015 Incentive Plan as a qualified performance-based award in order to make the award potentially eligible for exemption from the $1,000,000 deduction limit imposed by Code Section 162(m). If an award is so designated, the Executive Compensation Committee must establish objectively determinable performance goals for the award based on one or more of the following business criteria, which may be expressed in terms of company-wide objectives or in terms of objectives that relate to the performance of a division, affiliate, department or function within the Company or an affiliate:

•	Revenue

•	Sales

•	Profit (net profit, gross profit, operating profit, economic profit, profit margins or other corporate profit measures)

•	Earnings (EBIT, EBITDA, earnings per share, or other corporate earnings measures)

•	FFO as defined by NAREIT, or a similar performance measure adopted by NAREIT

•	Adjusted FFO (FFO as adjusted for certain specified income, expense or cash flow amounts that are not considered in the computation of FFO)

•	Net income (before or after taxes, operating income or other income measures)

•	Cash (cash flow, cash generation or other cash measures)

•	Stock price or performance

•	Growth in annualized dividends per share to common stockholders

•	Total stockholder return (stock price appreciation plus reinvested dividends divided by beginning share price)

•	Return measures (including, but not limited to, return on assets, capital, equity, or sales, and cash flow return on assets, capital, equity, or sales)

•	Balance sheet and operating leverage metrics

•	Market share

•	Volume of asset acquisitions or dispositions

•	Occupancy rates of real estate rental properties

•	Volume of lease transactions

•	Volume and/or profitability of real estate developments

•	Volume and/or profitability of construction contracts

•	Debt or capital raising transactions (debt or equity placements and joint venture transactions)

•	Improvements in capital structure

•	Expenses (expense management, expense ratio, expense efficiency ratios or other expense measures)

•	Business expansion or consolidation (acquisitions and divestitures)

•	Internal rate of return or increase in net present value

•	Working capital targets relating to inventory and/or accounts receivable

•	Planning accuracy (as measured by comparing planned results to actual results)

Performance goals may be specified in absolute terms, in percentages, or in terms of growth from period to period or growth rates over time, as well as measured relative to an established or specially created performance index of competitors or peers. The Executive Compensation Committee must establish such goals prior to the beginning of the period for which such performance goal relates (or such later date as may be permitted under applicable tax regulations) and the Executive Compensation Committee may for any reason reduce (but not increase) any award, notwithstanding the achievement of a specified goal.

The Executive Compensation Committee may provide, at the time the performance goals are established, that any evaluation of performance shall exclude or otherwise objectively adjust for any specified circumstance or event that occurs during a performance period, including by way of example but without limitation the following: (a) asset write-downs or impairment charges; (b) Company stock or debt buybacks, (c) litigation or claim judgments or settlements; (d) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (e) accruals for reorganization and restructuring programs; (f) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year; (g) acquisitions or divestitures; and (h) foreign exchange gains and losses. Any payment of an award granted with performance goals will be conditioned on the written certification of the Executive Compensation Committee in each case that the performance goals and any other material conditions were satisfied.

Limitations on Transfer; Beneficiaries.    No unexercised or restricted award is assignable or transferable by a participant without shareholder approval other than by will or the laws of descent and distribution or (except in the case of an incentive stock option) pursuant to a qualified domestic relations order. Notwithstanding the foregoing, the Executive Compensation Committee may permit the transfer of nonstatutory stock options by an optionee without shareholder approval to: (i) the spouse, child or grandchildren of the optionee; (ii) a trust or trusts for the exclusive benefit of such immediate family members; or (iii) a partnership or limited liability company in which the optionee and/or such immediate family members are the only equity owners. An option that is transferred under the 2015 Incentive Plan will not be further transferable by the transferee other than by will or by the laws of descent and distribution. Incentive stock options will not be transferable. A participant may, in the manner determined by the Executive Compensation Committee, designate a beneficiary to exercise the rights of the participant and to receive any distribution with respect to any award upon the participant’s death.

Treatment of Awards upon a Change in Control.    Unless otherwise provided in an award certificate, any special plan document or separate agreement with a participant governing an award,

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with respect to awards assumed by the surviving entity or otherwise equitably converted or substituted in connection with a change in control of the Company, if within one year after the effective date of the change in control, a participant’s employment is terminated without cause or the participant resigns for good reason, then (a) all of that participant’s outstanding options and stock appreciation rights will become fully vested and exercisable, and all time-based vesting restrictions on that participant’s outstanding awards will lapse, and (b) the participant’s outstanding performance-based awards will vest based on assumed or actual performance, as provided in the applicable award agreement, special plan document or separate agreement governing the awards, and

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if, upon the occurrence of a change in control of the Company, awards are not assumed by the surviving entity or otherwise equitably converted or substituted in connection with the change in control, then, as of the effective date of such change in control, (a) all of that participant’s outstanding options and stock appreciation rights will become fully vested and exercisable, and all time-based vesting restrictions on that participant’s outstanding awards will lapse, and (b) the participant’s outstanding performance-based awards will vest based on assumed or actual performance, as provided in the applicable award agreement, special plan document or separate agreement governing the awards.

Treatment of Awards upon Death or Disability.    Unless otherwise provided in an award certificate, if a participant’s service terminates by reason of death or disability, all of such participant’s outstanding options, SARs and other awards in the nature of rights that may be exercised will become fully vested and will remain exercisable for up to two years, all time-based vesting restrictions on his or her outstanding awards will lapse, and any awards containing performance-based criteria that have not been met as of the date of termination will be payable to the participant at the time otherwise payable, based on actual performance during the period.

Anti-dilution Adjustments.    In the event of a transaction between us and our shareholders that causes the per-share value of our common stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering or large nonrecurring cash dividend), the share authorization limits and annual award limits under the 2015 Incentive Plan will be adjusted proportionately, and the Executive Compensation Committee shall make such adjustments to the 2015 Incentive Plan and awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. In the event of a stock split, a stock dividend, or a combination or consolidation of the outstanding shares of our common stock into a lesser number of shares, the authorization limits and annual award limits under the 2015 Incentive Plan will automatically be adjusted proportionately, and the shares then subject to each award will automatically be adjusted proportionately without any change in the aggregate purchase price.

Termination and Amendment.    The Board of Directors or the Executive Compensation Committee may, at any time and from time to time, terminate or amend the 2015 Incentive Plan, but if an amendment to the plan would constitute a material amendment requiring shareholder approval under applicable listing requirements, laws, policies or regulations, then such amendment will be subject to shareholder approval. In addition, the Board of Directors or the Executive Compensation Committee may condition any amendment on the approval of the shareholders for any other reason. No termination or amendment of the 2015 Incentive Plan may adversely affect any award previously granted under the plan without the written consent of the participant.

The Executive Compensation Committee may amend or terminate outstanding awards. However, such amendments may require the consent of the participant and, unless approved by the shareholders, the exercise or base price of an outstanding option or SAR may not be reduced, directly or indirectly, and the original term of an option or SAR may not be extended.

Prohibition on Repricing.    As indicated above under “Termination and Amendment,” outstanding stock options and SARs cannot be repriced, directly or indirectly, without the prior consent of the Company’s shareholders. This prohibition includes reducing the exercise price or base price after the date of grant or replacing, regranting or canceling a stock option or SAR for cash or another award (including following a participant’s voluntary surrender of underwater stock options or SARs).

Certain Federal Tax Effects

The U.S. federal income tax discussion set forth below is intended for general information only and does not purport to be a complete analysis of all of the potential tax effects of the 2015 Incentive Plan. It is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. State, local and foreign income tax consequences are not discussed, and may vary from jurisdiction to jurisdiction.

Nonstatutory Stock Options.    There will be no federal income tax consequences to the optionee or to the Company upon the grant of a nonstatutory stock option under the 2015 Incentive Plan. When the optionee exercises a nonstatutory option, however, he or she will recognize ordinary income in an amount equal to the excess of the fair market value of the common stock received upon exercise of the option at the time of exercise over the exercise price, and the Company will be allowed a corresponding deduction. Any gain that the optionee realizes when he or she later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the shares were held.

Incentive Stock Options.    There typically will be no federal income tax consequences to the optionee or to the Company upon the grant or exercise of an incentive stock option. If the optionee holds the option shares for the required holding period of at least two years after the date the option was granted or one year after exercise, the difference between the exercise price and the amount realized upon sale or disposition of the option shares will be long-term capital gain or loss, and the Company will not be entitled to a federal income tax deduction. If the optionee disposes of the option shares in a sale, exchange, or other disqualifying disposition before the required holding period ends, he or she will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the option shares at the time of exercise over the exercise price, and the Company will be allowed a federal income tax deduction equal to such amount. While the exercise of an incentive stock option does not result in current taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price will be an item of adjustment for purposes of determining the optionee’s alternative minimum taxable income.

Stock Appreciation Rights.    A participant receiving a SAR under the 2015 Incentive Plan will not recognize income, and the Company will not be allowed a tax deduction, at the time the award is granted. When the participant exercises the SAR, the amount of cash and the fair market value of any shares of common stock received will be ordinary income to the participant and the Company will be allowed a corresponding federal income tax deduction at that time.

Restricted Stock.    Unless a participant makes an election to accelerate recognition of the income to the date of grant as described below, a participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a restricted stock award is granted, provided that the award is nontransferable and is subject to a substantial risk of forfeiture. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the common stock as of that date (less any amount he or she paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). If the participant files an election under Code Section 83(b) within 30 days after the date of grant of the restricted stock, he or she will recognize ordinary income as of the date of grant equal to the fair market value of the stock as of that date (less any amount paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). Any future appreciation in the stock will be taxable to the participant at capital gains rates. However, if the stock is later forfeited, the participant will not be able to recover the tax previously paid pursuant to the Code Section 83(b) election.

Restricted or Deferred Stock Units.    A participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a stock unit award is granted. Upon receipt of shares of common stock (or the equivalent value in cash or other property) in settlement of a stock unit award, a participant will recognize ordinary income equal to the fair market value of the common stock or other property as of that date (less any amount he or she paid for the stock or property), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).

Performance Awards.    A participant generally will not recognize income, and the Company will not be allowed a tax deduction, at the time performance awards are granted (for example, when the performance goals are established). Upon receipt of shares of cash, stock or other property in settlement of a performance award, the cash amount or the fair market value of the stock or other property will be ordinary income to the participant, and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).

Performance-Based Compensation under Section 162(m).    Section 162(m) imposes a $1,000,000 limit on the amount that we may deduct for compensation paid to our chief executive officer or any of our three other most highly compensated executive officers (other than the chief financial officer) who are employed as of the end of the year. This limitation does not apply to compensation that meets the requirements under Section 162(m) for “qualified performance-based” compensation. One of the requirements for compensation to qualify as performance-based under Section 162(m) is that the material terms of the performance goals for such compensation be disclosed to and approved by shareholders every five years. In accordance with Section 162(m), the material terms that our shareholders approve constitute the framework for our Executive Compensation Committee to establish programs and awards under which compensation provided by our company may qualify as performance-based compensation for purposes of Section 162(m). A number of additional requirements must be met for particular compensation to so qualify, however, so there can be no assurance that such compensation under our 2015 Incentive Plan will be fully deductible under all circumstances. In addition, to maintain flexibility in compensating our executive officers, our Executive Compensation Committee reserves the right to use its judgment to authorize compensation payments that may be subject to the Section 162(m) deduction limit when our Executive Compensation Committee believes that such payments are appropriate. Accordingly, even if approved by our shareholders, this proposal would not limit our right to pay compensation that does not qualify as performance-based compensation for purposes of Section 162(m) of the tax code, in whole or in part.

Code Section 409A.    The 2015 Incentive Plan will permit the grant of various types of incentive awards, which may or may not be exempt from Code Section 409A. If an award is subject to Section 409A, and if the requirements of Section 409A are not met, the taxable events as described above could apply earlier than described, and could result in the imposition of additional taxes and penalties. Restricted Stock awards, stock options and SARs that comply with the terms of the 2015 Incentive Plan are designed to be exempt from the application of Code Section 409A. Restricted and deferred stock units granted under the 2015 Incentive Plan will be subject to Section 409A unless they are designed to satisfy the short-term deferral exemption from such law. If not exempt, such awards must be specially designed to meet the requirements of Section 409A in order to avoid early taxation and penalties.

Tax Withholding.    The Company has the right to deduct or withhold, or require a participant to remit to the Company, an amount sufficient to satisfy federal, state, local or foreign taxes (including employment taxes) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of the 2015 Incentive Plan.

Benefits to Named Executive Officers and Others

As of the record date, no awards had been granted under the 2015 Incentive Plan. All awards under the 2015 Incentive Plan will be made at the discretion of our Executive Compensation Committee. Accordingly, it is not presently possible to determine the benefits or amounts that will be received by any individuals pursuant to the 2015 Incentive Plan in the future.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE COMPANY’S 2015 LONG-TERM INCENTIVE PLAN.

SHAREHOLDER PROPOSALS FOR 2016 ANNUAL MEETING

SEC rules establish the eligibility requirements and the procedures that must be followed for a shareholder’s proposal to be included in the Company’s proxy statement. Under those rules, any shareholder wishing to have a proposal considered for inclusion in the Company’s proxy statement for the 2016 annual meeting, including a proposal to nominate a director nominee, must submit his or her proposal to the Company in writing on or before November 12, 2015, which is 120 calendar days prior to the anniversary of the date this Proxy Statement was released to shareholders. Proposals must comply with all applicable SEC rules. If a shareholder wishes to present a proposal at the 2016 annual meeting, whether or not the proposal is intended to be included in the 2016 proxy material, the Company’s by-laws require that the shareholder give advance written notice to the Company’s Corporate Secretary 120 days prior to the one year anniversary of the date when the proxy statement was released to shareholders in connection with the previous year’s annual meeting. If a shareholder is permitted to present a proposal at the 2016 annual meeting, but the proposal was not included in the 2016 proxy material, the Company believes that its proxy holder would have the discretionary authority granted by the proxy card (and as permitted under SEC rules) to vote on the proposal if the proposal was received after January 26, 2015, which is 45 calendar days prior to the one-year anniversary of the mailing of this Proxy Statement.

ANNUAL REPORT

A copy of the Company’s 2014 Annual Report is available on the Internet as described in the Notice of Internet Availability of Proxy Materials. Additionally, a copy of the Company’s 2014 Annual Report on Form 10-K for the fiscal year ended December 31, 2014 may be obtained, free of charge, by any shareholder by writing to Duke Realty Corporation, 600 East 96th Street, Suite 100, Indianapolis, Indiana 46240, Attention: Investor Relations. Our Annual Report on Form 10-K is also available and may be accessed free of charge through the Investor Relations section of our Internet website at http://investor.dukerealty.com.

OTHER MATTERS

The Board of Directors knows of no other matters to be brought before this Annual Meeting. However, if other matters should properly come before the Annual Meeting, it is the intention of each person named in the proxy to vote such proxy in accordance with his or her judgment on such matters.

HOUSEHOLDING OF PROXY MATERIAL

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering to that address a single proxy statement to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. Some brokers household proxy materials, delivering a single proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one copy, please notify your broker if your shares are held in a brokerage account, or notify us if you hold registered shares. You can notify us by sending a written request to Duke Realty Corporation, c/o Corporate Secretary, 600 East 96th Street, Suite 100, Indianapolis, Indiana 46240 or by calling our Investor Relations Department at (317) 808-6005.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. Whether or not you plan to attend the meeting, you are urged to vote your proxy.

By order of the Board of Directors,

Indianapolis, Indiana March 11, 2015	Ann C. Dee Executive Vice President, General Counsel and Corporate Secretary

Appendix A

FORM OF DUKE REALTY CORPORATION

2015 LONG-TERM INCENTIVE PLAN

ARTICLE 1

PURPOSE

1.1. Purpose. The purpose of the Duke Realty Corporation 2015 Long-Term Incentive Plan (the “Plan”) is to promote the success, and enhance the value, of Duke Realty Corporation (the “Company”), by linking the personal interests of employees, officers, directors and consultants of the Company or any Affiliate (as defined below) to those of Company stockholders and by providing such persons with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of employees, officers, directors and consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent. Accordingly, the Plan permits the grant of incentive awards from time to time to selected employees, officers, directors and consultants of the Company and its Affiliates.

ARTICLE 2

DEFINITIONS

2.1. Definitions. When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section or in Section 1.1 unless a clearly different meaning is required by the context. The following words and phrases shall have the following meanings:

(a) “Affiliate” means (i) any Subsidiary or Parent, or (ii) an entity that directly or through one or more intermediaries controls, is controlled by or is under common control with, the Company, as determined by the Committee.

(b) “Award” means any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Deferred Stock Unit Award, Performance Award, Other Stock-Based Award, Performance-Based Cash Award, or any other right or interest relating to Stock or cash, granted to a Participant under the Plan.

(c) “Award Certificate” means a written document, in such form as the Committee prescribes from time to time, setting forth the terms and conditions of an Award. Award Certificates may be in the form of individual award agreements or certificates or a program document describing the terms and provisions of an Award or series of Awards under the Plan. The Committee may provide for the use of electronic, on-line or other non-paper Award Certificates, and the use of electronic, on-line or other non-paper means for the acceptance thereof and actions thereunder by a Participant.

(d) “Board” means the Board of Directors of the Company.

(e) “Cause” as a reason for a Participant’s termination of Continuous Status as a Participant shall have the meaning assigned such term in the employment, consulting, severance or similar agreement, if any, between such Participant and the Company or an Affiliate, provided, however that if there is no such agreement in which such term is defined, and unless otherwise defined in the applicable Award Certificate, “Cause” shall mean any of the following acts by the Participant, as determined by the Committee or the Board: (i) the willful and continued failure of the Participant to perform his or her required duties as an officer, employee, director or consultant of the Company or any Affiliate, (ii) any action by the Participant that involves willful misfeasance or gross negligence, (iii) the requirement of or direction by a federal or state regulatory agency that has jurisdiction over the Company or any Affiliate to terminate the Continuous Status as a Participant of the Participant, (iv) the conviction of the Participant of the commission of any criminal offense that involves dishonesty or breach of trust, or (v) any intentional breach by the Participant of a material term, condition or covenant of any agreement between the Participant and the Company or any Affiliate.

(f) “Change in Control” means and includes the occurrence of any one of the following events:

(i) individuals who, on the Effective Date, constitute the Board of Directors of the Company (the “Incumbent Directors”) cease for any reason to constitute at least a majority of such Board, provided that any person becoming a director after the Effective Date and whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to the election or removal of directors (“Election Contest”) or other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board (“Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, shall be deemed an Incumbent Director; or

(ii) any person becomes a “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of either (A) 25% or more of the then-outstanding shares of common stock of the Company (“Company Common Stock”) or (B) securities of the Company representing 25% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of directors (the “Company Voting Securities”); provided, however, that for purposes of this subsection (ii), the following acquisitions of Company Common Stock or Company Voting Securities shall not constitute a Change in Control: (w) an acquisition directly from the Company, (x) an acquisition by the Company or a Subsidiary of the Company, (y) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary of the Company, or (z) an acquisition pursuant to a Non-Qualifying Transaction (as defined in subsection (iii) below); or

(iii) the consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or a Subsidiary (a “Reorganization”), or the sale or other disposition of all or substantially all of the Company’s assets (a “Sale”) or the acquisition of assets or stock of another corporation (an “Acquisition”), unless immediately following such Reorganization, Sale or Acquisition: (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Company Common Stock and outstanding Company Voting Securities immediately prior to such Reorganization, Sale or Acquisition beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Reorganization, Sale or Acquisition (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets or stock either directly or through one or more subsidiaries, the “Surviving Entity”) in substantially the same proportions as their ownership, immediately prior to such Reorganization, Sale or Acquisition, of the outstanding Company Common Stock and the outstanding Company Voting Securities, as the case may be, and no person (other than (x) the Company or any Subsidiary of the Company, (y) the Surviving Entity or its ultimate parent corporation, or (z) any employee benefit plan (or related trust) sponsored or maintained by any of the foregoing is the beneficial owner, directly or indirectly, of 25% or more of the total common stock or 25% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Surviving Entity, and at least a majority of the members of the board of directors of the Surviving Entity were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Reorganization, Sale or Acquisition (any Reorganization, Sale or Acquisition which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a “Non-Qualifying Transaction”); or

(iv) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company; or

(v) the general partnership interest owned by the Company and its Subsidiaries in DRLP is reduced to a level below 50%.

Notwithstanding the foregoing, for any Awards that constitute nonqualified deferred compensation within the meaning of Section 409A(d) of the Code, Change in Control shall mean any “change in control event” as such term is defined in Section 409A of the Code, without giving effect to any elective provisions that may be available under such definition.

(g) “Code” means the Internal Revenue Code of 1986, as amended from time to time. Reference to a specific Section of the Code or regulation thereunder shall include such Section or regulation, any valid regulation promulgated under such Section, and any comparable provision of any future law, legislation or regulation amending, supplementing or superseding such Section or regulation.

(h) “Committee” means the committee of the Board described in Article 4.

(i) “Company” means Duke Realty Corporation, an Indiana corporation, or any successor corporation.

(j) “Continuous Status as a Participant” means the absence of any interruption or termination of service as an employee, officer, consultant or director of the Company or any Affiliate, as applicable; provided, however, that for purposes of an Incentive Stock Option, “Continuous Status as a Participant” means the absence of any interruption or termination of service as an employee of the Company or any Parent or Subsidiary, as applicable, pursuant to applicable tax regulations. Continuous Status as a Participant shall not be considered interrupted in the case of any short-term disability or leave of absence authorized in writing by the Company prior to its commencement; provided, however, that for purposes of Incentive Stock Options, no such leave may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 91st day of such leave any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Whether military, government or other service or other leave of absence shall constitute a termination of Continuous Status as a Participant shall be determined in each case by the Committee at its discretion, and any determination by the Committee shall be final and conclusive; provided, however, that for purposes of any Awards that constitute nonqualified deferred compensation within the meaning of Section 409A(d) of the Code, (i) the determination of a leave of absence must comply with the requirements of a “bona fide leave of absence” as provided in Treas. Reg. Section 1.409A-1(h), and (ii) Continuous Status as a Participant shall mean the absence of any “separation from service” within the meaning given such term in Section 409A of the Code, without giving effect to any elective provisions that may be available under such definition.

(k) “Covered Employee” means a covered employee as defined in Code Section 162(m)(3).

(l) “Deferred Stock Unit” means a right granted to a Participant under Article 11 to receive Shares (or the equivalent value in cash or other property if the Committee so provides) at a future time as determined by the Committee, or as determined by the Participant within guidelines established by the Committee in the case of voluntary deferral elections.

(m) “Disability” or “Disabled” has the same meaning as provided in the long-term disability plan or policy maintained by the Company or if applicable, most recently maintained, by the Company or if applicable, an Affiliate, for the Participant, whether or not such Participant actually receives disability benefits under such plan or policy. If no long-term disability plan or policy was ever maintained on behalf of Participant or if the determination of Disability relates to an Incentive Stock Option, Disability means Permanent and Total Disability as defined in Section 22(e)(3) of the Code. Notwithstanding the foregoing, for any Awards that constitute nonqualified deferred compensation within the meaning of Section 409A(d) of the Code, Disability has the meaning given such term in Section 409A of the Code, without giving effect to any elective provisions that may be available under such definition. In the event of a dispute, the determination whether a Participant is Disabled will be made by the Committee and may be supported by the advice of a physician competent in the area to which such Disability relates.

(n) “Dividend Equivalent” means a right granted with respect to an Award pursuant to Article 12.

(o) “DRLP” means Duke Realty Limited Partnership, an Indiana limited partnership of which the Company is the sole general partner.

(p) “DRLP Units” means limited partnership interests in DRLP that may be exchanged or redeemed for Shares on a one-for-one basis, or any profits interest in DRLP that may be exchanged or converted into such limited partnership interests.

(q) “Effective Date” has the meaning assigned such term in Section 3.1.

(r) “Eligible Participant” means an employee, officer, consultant or director of the Company or any Affiliate.

(s) “Exchange” means the New York Stock Exchange or any other national securities exchange on which the Stock may from time to time be listed or traded.

(t) “Fair Market Value,” on any date, means (i) if the Stock is listed on the New York Stock Exchange, the per share closing sales price for the Stock on the New York Stock Exchange on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) if the Stock is not listed on the New York Stock Exchange, but is listed on another securities exchange, the closing sales price on such exchange on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or (iii) if the Stock is not listed on the New York Stock Exchange or any other securities exchange, the mean between the bid and offered prices as quoted by the applicable interdealer quotation system for such date, provided that if it is determined that the fair market value is not properly reflected by such quotation, Fair Market Value will be determined by such other method as the Committee determines in good faith to be reasonable and in compliance with Code Section 409A.

(u) “Full Value Award” means an Award other than in the form of an Option or SAR, and which is settled by the issuance of Stock or DRLP Units (or at the discretion of the Committee, settled in cash valued by reference to Stock value).

(v) “Grant Date” of an Award means the first date on which all necessary corporate action has been taken to approve the grant of the Award as provided in the Plan, or such later date as is determined and specified as part of that authorization process. Notice of the grant shall be provided to the grantee within a reasonable time after the Grant Date .

(w) “Good Reason” after a Change in Control means, without the Participant’s prior written consent: (i) a forced move to a location more than 60 miles from the Participant’s place of business immediately prior to the Change in Control; or (ii) a material reduction in the Participant’s base salary and/or annual incentive bonus target as compared to that in effect immediately prior to the Change in Control. A Participant may not resign for Good Reason without providing the employer written notice of the grounds that the Participant believes constitute Good Reason and giving the employer at least 30 days after such notice to cure and remedy the claimed event of Good Reason.

(x) “Incentive Stock Option” means an Option that is intended to be an incentive stock option and meets the requirements of Section 422 of the Code or any successor provision thereto.

(y) “Independent Directors” means those members of the Board of Directors who qualify at any given time as (a) an “independent” director within the meaning of Section 303A of the New York Stock Exchange Listed Company Manual, or otherwise under the applicable rules of the Exchange on which the Shares are listed, (b) a “non-employee” director under Rule 16b-3 of the 1934 Act, and (c) an “outside” director under Section 162(m) of the Code.

(z) “Non-Employee Director” means a director of the Company who is not a common law employee of the Company or an Affiliate.

(aa) “Nonstatutory Stock Option” means an Option that is not an Incentive Stock Option.

(bb) “Option” means a right granted to a Participant under Article 7 of the Plan to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.

(cc) “Other Stock-Based Award” means a right, granted to a Participant under Article 13, that relates to or is valued by reference to Stock or other Awards relating to Stock.

(dd) “Parent” means a corporation, limited liability company, partnership or other entity which owns or beneficially owns a majority of the outstanding voting stock or voting power of the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Parent shall have the meaning set forth in Section 424(e) of the Code.

(ee) “Participant” means an Eligible Participant who has been granted an Award under the Plan; provided that in the case of the death of a Participant, the term “Participant” refers to a beneficiary designated pursuant to Section 14.5 or the legal guardian or other legal representative acting in a fiduciary capacity on behalf of the Participant under applicable state law and court supervision.

(ff) “Performance Award” means a Performance Share or Performance Unit or Performance-Based Cash Award granted pursuant to Article 9.

(gg) “Performance-Based Cash Award” means a right granted to a Participant under Article 9 to a cash award to be paid upon achievement of such performance goals as the Committee establishes with regard to such Award.

(hh) “Performance Share” means any right granted to a Participant under Article 9 to a unit to be valued by reference to a designated number of Shares or DRLP Units to be paid upon achievement of such performance goals as the Committee establishes with regard to such Performance Share.

(ii) “Performance Unit” means a right granted to a Participant under Article 9 to a unit valued by reference to a designated amount of cash or property other than Shares, including DRLP Units, to be paid to the Participant upon achievement of such performance goals as the Committee establishes with regard to such Performance Unit.

(jj) “Person” means any individual, entity or group, within the meaning of Section 3(a)(9) of the 1934 Act and as used in Section 13(d)(3) or 14(d)(2) of the 1934 Act.

(kk) “Plan” means the Duke Realty Corporation 2015 Long-Term Incentive Plan, as amended from time to time.

(ll) “Qualified Performance-Based Award” means an Award that is either (i) intended to qualify for the Section 162(m) Exemption and is made subject to performance goals based on Qualified Business Criteria as set forth in Section 14.10(b), or (ii) an Option or SAR having an exercise price equal to or greater than the Fair Market Value of the underlying Stock as of the Grant Date.

(mm) “Qualified Business Criteria” means one or more of the Business Criteria listed in Section 14.10(b) upon which performance goals for certain Qualified Performance-Based Awards may be established by the Committee.

(nn) “Restricted Stock Award” means Stock granted to a Participant under Article 10 that is subject to certain restrictions and to risk of forfeiture.

(oo) “Restricted Stock Unit Award” means the right granted to a Participant under Article 10 to receive shares of Stock (or the equivalent value in cash or other property if the Committee so provides) in the future, which right is subject to certain restrictions and to risk of forfeiture.

(pp) “Retirement” means a Participant’s termination of employment with the Company or an Affiliate, other than for Cause, on or after the age of 55 years, provided that unless otherwise determined by the Committee, as of the date of termination of the Participant’s employment, the sum of (i) the number of whole years of the Participant’s employment with the Company, any Affiliate and any company or business acquired by the Company or an Affiliate via a merger, share purchase, asset purchase or similar transaction, plus (ii) the Participant’s age, totals at least 65 years.

(qq) “Section 162(m) Exemption” means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code or any successor provision thereto.

(rr) “Shares” means shares of the Company’s Stock. If there has been an adjustment or substitution with respect to the Shares (whether or not pursuant to Article 15), the term “Shares” shall also include any shares of stock or other securities that are substituted for Shares or into which Shares are adjusted.

(ss) “Stock” means the $.01 par value common stock of the Company and such other securities of the Company as may be substituted for Stock pursuant to Article 15.

(tt) “Stock Appreciation Right” or “SAR” means a right granted to a Participant under Article 8 to receive a payment equal to the difference between the Fair Market Value of a Share as of the date of exercise of the SAR over the base price of the SAR, all as determined pursuant to Article 8.

(uu) “Subsidiary” means any corporation, limited liability company, partnership or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Subsidiary shall have the meaning set forth in Section 424(f) of the Code.

(vv) “1933 Act” means the Securities Act of 1933, as amended from time to time.

(ww) “1934 Act” means the Securities Exchange Act of 1934, as amended from time to time.

ARTICLE 3

EFFECTIVE TERM OF PLAN

3.1. Effective Date. The Plan, as amended and restated, shall be effective as of the date that it is approved by the stockholders of the Company (the “Effective Date”).

3.2. Termination of Plan. Unless earlier terminated as provided herein, the Plan shall terminate on the tenth anniversary of the Effective Date or, if the stockholders of the Company approve an amendment to the Plan that increases the number of Shares subject to the Plan, the tenth anniversary of the date of such approval. The termination of the Plan on such date shall not affect the validity of any Award outstanding on the date of termination, which shall continue to be governed by the applicable terms and conditions of the Plan.

ARTICLE 4

ADMINISTRATION

4.1. Committee. The Plan shall be administered by a Committee appointed by the Board (which Committee shall consist of at least two directors) or, at the discretion of the Board from time to time, the Plan may be administered by the Board. It is intended that at least two of the directors appointed to serve on the Committee shall be Independent Directors and that any such members of the Committee who do not so qualify shall abstain from participating in any decision to make or administer Awards that are made to Eligible Participants who at the time of consideration for such Award (i) are persons subject to the short-swing profit rules of Section 16 of the 1934 Act, or (ii) are reasonably anticipated to become Covered Employees during the term of the Award. However, the mere fact that a Committee member shall fail to qualify as an Independent Director or shall fail to abstain from such action shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan. The members of the Committee shall be appointed by, and may be changed at any time and from time to time in the discretion of, the Board. Unless and until changed by the Board, the Executive Compensation Committee of the Board is designated as the Committee to administer the Plan. The Board may reserve to itself any or all of the authority and responsibility of the Committee under the Plan or may act as administrator of the Plan for any and all purposes. To the extent the Board has reserved any authority and responsibility or during any time that the Board is acting as administrator of the Plan, it shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4.1) shall include the Board. To the extent any action of the Board under the Plan conflicts with actions taken by the Committee, the actions of the Board shall control.

4.2. Action and Interpretations by the Committee. For purposes of administering the Plan, the Committee may from time to time adopt rules, regulations, guidelines and procedures for carrying out the provisions and purposes of the Plan and make such other determinations, not inconsistent with the Plan, as the Committee may deem appropriate. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent it deems necessary to carry out the intent of the Plan. The Committee’s interpretation of the Plan, any Awards granted under the Plan, any Award Certificate and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company’s or an Affiliate’s independent certified public accountants, Company counsel or any executive compensation consultant or other professional retained by the Company or the Committee to assist in the administration of the Plan. No member of the Committee will be liable for any good faith determination, act or omission in connection with the Plan or any Award.

4.3. Authority of Committee. Except as provided below, the Committee has the exclusive power, authority and discretion to:

(a) Grant Awards;

(b) Designate Participants;

(c) Determine the type or types of Awards to be granted to each Participant;

(d) Determine the number of Awards to be granted and the number of Shares, DRLP Units or dollar amount to which an Award will relate;

(e) Determine the terms and conditions of any Award, not inconsistent with the provisions of the Plan, granted under the Plan, including but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, based in each case on such considerations as the Committee in its sole discretion determines;

(f) Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(g) Prescribe the form of each Award Certificate, which need not be identical for each Participant;

(h) Decide all other matters that must be determined in connection with an Award;

(i) Establish, adopt or revise any rules, regulations, guidelines or procedures as it may deem necessary or advisable to administer the Plan;

(j) Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan;

(k) Amend the Plan or any Award Certificate as provided herein; and

(l) Adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of the United States or any non-U.S. jurisdictions in which the Company or any Affiliate may operate, in order to assure the viability of the benefits of Awards granted to participants located in the United States or such other jurisdictions and to further the objectives of the Plan.

Notwithstanding anything to the contrary in this Article 4, grants of Awards to Non-Employee Directors hereunder shall (i) be subject to the applicable award limits set forth in Section 5.4 hereof, and (ii) be made only in accordance with the terms, conditions and parameters of a plan, program or policy for the compensation of Non-Employee Directors as in effect from time to time that is approved and administered by a committee of the Board consisting solely of Independent Directors.

4.4. Delegation.

(a) Administrative Duties. The Committee may delegate to one or more of its members or to one or more officers of the Company or an Affiliate or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any individuals to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Committee or such individuals may have under this Plan.

(b) Special Committee. The Board or the Committee may, by resolution, expressly delegate to a special committee, consisting of one or more directors who may but need not be officers of the Company, the authority, within specified parameters as to the number and terms of Awards, to (i) designate officers, employees and/or consultants of the Company or any of its Affiliates to be recipients of Awards under the Plan, and (ii) to determine the number of such Awards to be granted to any such Participants; provided that a limit on the total number or dollar value of Awards to be granted to any such Participants shall be approved in advance by the Board or the Committee and provided further that such delegation of duties and responsibilities to such special committee may not be made with respect to the grant of Awards to eligible participants (a) who are subject to Section 16(a) of the 1934 Act at the Grant Date, or (b) who as of the Grant Date are reasonably anticipated to be become Covered Employees during the term of the Award. The acts of such delegates shall be treated hereunder as acts of the Board and such delegates shall report regularly to the Board and the Committee regarding the delegated duties and responsibilities and any Awards so granted.

4.5. Award Certificates. Each Award shall be evidenced by an Award Certificate. Each Award Certificate shall include such provisions, not inconsistent with the Plan, as may be specified by the Committee.

ARTICLE 5

SHARES SUBJECT TO THE PLAN

5.1. Number of Shares. Subject to adjustment as provided in Section 5.2 and 15.1, the aggregate number of Shares reserved and available for issuance pursuant to Awards granted under the Plan shall be (i) 6,000,000, plus (ii) the number of Shares reserved but unissued under the Company’s Amended and Restated 2005 Long-Term Incentive Plan, as amended (the “Prior Plan”), and (iii) the number of Shares underlying awards outstanding as of the Effective Date under the Prior Plan that thereafter terminate or expire unexercised, or are cancelled, forfeited or lapse for any reason; provided that, as of the Effective Date, no further awards shall be made pursuant to the Prior Plan. The maximum number of Shares that may be issued upon exercise of Incentive Stock Options granted under the Plan shall be 6,000,000.

5.2. Share Counting. Shares covered by an Award shall be subtracted from the Plan share reserve as of the Grant Date, but shall be added back to the Plan share reserve or otherwise treated in accordance with subsections (a) through (g) of this Section 5.2.

(a) Shares subject to Awards settled in cash shall be added back to the Plan share reserve and again be available for issuance pursuant to Awards granted under the Plan.

(b) The full number of Shares subject to an Option shall count against the number of Shares remaining available for issuance pursuant to Awards made under the Plan, even if the exercise price of an Option, or the related tax withholding requirements, is satisfied through net-settlement or by delivering Shares to the Company (by either actual delivery or attestation).

(c) Upon exercise of Stock Appreciation Rights that are settled in Shares, the full number of Stock Appreciation Rights (rather than the net number of Shares actually delivered upon exercise) shall count against the number of Shares remaining available for issuance pursuant to Awards granted under the Plan, even if the related tax withholding requirements are satisfied through net-settlement or by delivering Shares to the Company (by either actual delivery or attestation).

(d) Shares withheld from an Award or delivered by a Participant to satisfy tax withholding requirements (by either actual delivery or attestation) for Full Value Awards shall be added back the share reserve as of the withholding date and again be available for issuance pursuant to Awards granted under the Plan.

(e) To the extent that all or a portion of an Award is canceled, terminates, expires, is forfeited or lapses for any reason, including by reason of failure to meet time-based vesting requirements or to achieve performance goals, any unissued or forfeited Shares subject to the Award will be added back to the Plan share reserve and again be available for issuance pursuant to Awards made under the Plan.

(f) Substitute Awards made pursuant to Section 14.12 of the Plan shall not count against the Shares otherwise available for issuance under the Plan under Section 5.1.

(g) Subject to applicable Exchange requirements, shares available under a shareowner-approved plan of a company acquired by the Company (as appropriately adjusted to Shares to reflect the transaction) may be issued under the Plan pursuant to Awards made to individuals who were not employees of the Company or its Affiliates immediately before such transaction and will not count against the maximum share limitation specified in Section 5.1.

5.3. Stock Distributed. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

5.4. Limitation on Awards. Notwithstanding any provision in the Plan to the contrary (but subject to adjustment as provided in Article 15):

(a) Options. The maximum number of Shares with respect to one or more Options that may be granted during any one calendar year under the Plan to any one Participant shall be 500,000.

(b) SARs. The maximum number of Shares with respect to one or more SARs that may be granted during any one calendar year under the Plan to any one Participant shall be 500,000.

(c) Performance Awards. With respect to any one calendar year (i) the maximum amount that may be paid to any one Participant for Performance Awards that are intended to qualify for the Section 162(m)

Exemption and are payable in cash or property other than Shares shall be $5,000,000, and (ii) the maximum number of Shares that may be paid to any one Participant for Performance Awards that are intended to qualify for the Section 162(m) Exemption and are payable in Stock shall be 500,000 Shares. For purposes of applying these limits in the case of multi-year performance periods, the amount of cash or property or number of Shares deemed paid with respect to any one calendar year is the total amount payable or Shares earned for the performance period divided by the number of calendar years in the performance period. With respect to any election to defer the payment of Full Value Awards or Performance-Based Cash Awards to a later date, any Shares, Share equivalents, DRLP Units or cash payments made to a Participant in excess of the amounts payable at the time of the deferral shall not be subject to the above limitations, provided that the additional amount paid is based either on a reasonable rate of interest or one or more predetermined actual investments in accordance with Treasury Regulation 1.162-27(e)(2)(iii)(B).

(d) Awards to Non-Employee Directors. The maximum aggregate Fair Market Value of the Shares associated with any Award granted under the Plan in any 12-month period to any one Non-Employee Director, determined as of the Grant Date of any such Award, shall be $500,000.

ARTICLE 6

ELIGIBILITY

6.1. General. Awards may be granted only to Eligible Participants; except that Incentive Stock Options may be granted to only to Eligible Participants who are employees of the Company or a Parent or Subsidiary as defined in Section 424(e) and (f) of the Code. Eligible Participants who are service providers to an Affiliate may be granted Options or SARs under this Plan only if the Affiliate qualifies as an “eligible issuer of service recipient stock” within the meaning of §1.409A-1(b)(5)(iii)(E) of the final regulations under Code Section 409A.

ARTICLE 7

STOCK OPTIONS

7.1. General. The Committee is authorized to grant Options to Participants subject to terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall establish, including the following:

(a) Exercise Price. The exercise price per Share under an Option shall be determined by the Committee; provided, however, that the exercise price of an Option (other than an Option issued as a substitute Award pursuant to Section 14.12) shall not be less than the Fair Market Value as of the Grant Date.

(b) Prohibition on Repricing. Except as otherwise provided in Article 15, without the prior approval of stockholders of the Company: (i) the exercise price of an Option may not be reduced, directly or indirectly, (ii) an Option may not be cancelled in exchange for other Awards or Options or SARs with an exercise or base price that is less than the exercise price of the original Option, or otherwise, and (iii) the Company may not repurchase an Option for value (in cash or otherwise) from a Participant if the current Fair Market Value of the Shares underlying the Option is lower than the exercise price per share of the Option.

(c) Time and Conditions of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, subject to Section 7.1(d), and may include in the Award Certificate a provision that an Option that is otherwise exercisable and has an exercise price that is less than the Fair Market Value of the Stock on the last day of its term will be automatically exercised on such final date of the term by means of a “net exercise,” thus entitling the optionee to Shares equal to the intrinsic value of the Option on such exercise date, less the number of Shares required for tax withholding. The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised or vested. Except (i) under certain circumstances contemplated by Section 14.9, (ii) with respect to substitute awards granted under Section 14.12, or (iii) as may be set forth in an Award Certificate with respect to death,

Disability or Retirement of a Participant, Options subject solely to continued employment requirements shall be subject to a vesting period of not less than three years from the Grant Date (but permitting pro-rata vesting over such time).

(d) Payment. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, and the methods by which Shares shall be delivered or deemed to be delivered to Participants. As determined by the Committee at or after the Grant Date, payment of the exercise price of an Option may be made, in whole or in part, in the form of (i) cash or cash equivalents, (ii) delivery (by either actual delivery or attestation) of previously-acquired Shares based on the Fair Market Value of the Shares on the date the Option is exercised, (iii) withholding of Shares from the Option based on the Fair Market Value of the Shares on the date the Option is exercised, (iv) broker-assisted market sales, or (iv) any other “cashless exercise” arrangement.

(e) Exercise Term. In no event may any Option granted under the Plan be exercisable for more than ten years after the Grant Date.

(f) No Deferral Feature. No Option shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the Option.

(g) No Dividend Equivalents. No Option shall provide for Dividend Equivalents.

7.2. Incentive Stock Options. The terms of any Incentive Stock Options granted under the Plan must comply with the requirements of Section 422 of the Code. Without limiting the foregoing, any Incentive Stock Option granted to a Participant who at the Grant Date owns more than 10% of the voting power of all classes of shares of the Company must have an exercise price per Share of not less than 110% of the Fair Market Value per Share on the Grant Date and an Option term of not more than five years. If all of the requirements of Section 422 of the Code (including the above) are not met, the Option shall automatically become a Nonstatutory Stock Option.

ARTICLE 8

STOCK APPRECIATION RIGHTS

8.1. Grant of Stock Appreciation Rights. The Committee is authorized to grant SARs to Participants subject to such terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall establish, including the following:

(a) Right to Payment. Upon the exercise of a SAR, the Participant to whom it is granted has the right to receive, for each Share with respect to which the SAR is being exercised, the excess, if any, of:

(1) The Fair Market Value of one Share on the date of exercise; over

(2) The base price of the SAR, as determined by the Committee, which (other than a SAR issued as a substitute Award pursuant to Section 14.12), shall not be less than the Fair Market Value of one Share on the Grant Date.

(b) No Deferral Feature. No SAR shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the SAR.

(c) Time and Conditions of Exercise. The Committee shall determine the time or times at which a SAR may be exercised in whole or in part, and may include in the Award Certificate a provision that a SAR that is otherwise exercisable and has a base price that is less than the Fair Market Value of the Stock on the last day of its term will be automatically exercised on such final date of the term, thus entitling the holder to cash or Shares equal to the intrinsic value of the SAR on such exercise date, less the cash or number of Shares required for tax withholding. The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of a SAR may be exercised or vested. Except (i) under certain circumstances contemplated by Section 14.9, (ii) with respect to substitute awards granted under Section 14.12, or (iii) as may be set forth in an Award Certificate with respect to death, Disability or Retirement of a Participant, SARs subject solely to continued employment requirements shall be subject to a vesting period of not less than three years from the Grant Date (but permitting pro-rata vesting over such time).

(d) Exercise Term. In no event may any SAR granted under the Plan be exercisable for more than ten years after the Grant Date.

(e) No Dividend Equivalents. No SAR shall provide for Dividend Equivalents.

(f) Prohibition on Repricing. Except as otherwise provided in Article 15, without the prior approval of stockholders of the Company: (i) the base price of a SAR may not be reduced, directly or indirectly, (ii) a SAR may not be cancelled in exchange for other Awards or Options or SARs with an exercise or base price that is less than the exercise price of the original SAR, or otherwise, and (iii) the Company may not repurchase a SAR for value (in cash or otherwise) from a Participant if the current Fair Market Value of the Shares underlying the SAR is lower than the base price per share of the SAR.

(g) Other Terms. All awards of SARs shall be evidenced by an Award Certificate. Subject to the terms of this Article 8, the terms, methods of exercise, methods of settlement, form of consideration payable in settlement, and any other terms and conditions of any SAR shall be determined by the Committee at the time of the grant of the Award and shall be reflected in the Award Certificate.

ARTICLE 9

PERFORMANCE AWARDS

9.1. Grant of Performance Awards. The Committee is authorized to grant Performance Shares, Performance Units or Performance-Based Cash Awards to Participants on such terms and conditions as may be selected by the Committee. The Committee shall have the complete discretion to determine the number of Performance Awards granted to each Participant, subject to Section 5.4, and to designate the provisions of such Performance Awards as provided in Section 4.3. All Performance Awards shall be evidenced by an Award Certificate or a written program established by the Committee, pursuant to which Performance Awards are awarded under the Plan under uniform terms, conditions and restrictions set forth in such written program.

9.2. Performance Goals. The Committee may establish performance goals for Performance Awards which may be based on any performance criteria selected by the Committee. Such performance criteria may be described in terms of Company-wide objectives or in terms of objectives that relate to the performance of the Participant, an Affiliate or a division, region, department or function within the Company or an Affiliate. The length of a performance period shall be determined by the Committee; provided, however, that a performance period shall not be shorter than 12 months. If the Committee determines that a spin-off, change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or an Affiliate conducts its business, or other events or circumstances render performance goals to be unsuitable, the Committee may modify such performance goals in whole or in part, as the Committee deems appropriate. If a Participant is promoted, demoted or transferred to a different business unit or function during a performance period, the Committee may determine that the performance goals or performance period are no longer appropriate and may (i) adjust, change or eliminate the performance goals or the applicable performance period as it deems appropriate to make such goals and period comparable to the initial goals and period, or (ii) make a cash payment to the participant in an amount determined by the Committee. The foregoing two sentences shall not apply with respect to a Performance Award that is intended to be a Qualified Performance-Based Award if the recipient of such award (a) was a Covered Employee on the date of the proposed modification, adjustment, change or elimination of the performance goals or performance period, or (b) in the reasonable judgment of the Committee, may be a Covered Employee on the date the Performance Award is expected to be paid.

9.3. Right to Payment. The grant of a Performance Share to a Participant will entitle the Participant to receive at a specified later time a specified number of Shares or DRLP Units, variable under conditions specified in the Award, or the equivalent cash value, if the performance goals established by the Committee are achieved and the other terms and conditions thereof are satisfied. The grant of a Performance Unit to a Participant will entitle the Participant to receive at a specified later time a specified dollar value, which may be settled in cash or other property, including Shares or DRLP Units, variable under conditions specified in the Award, if the performance goals in the Award are achieved and the other terms and conditions thereof are satisfied. The grant of a Performance-Based Cash Award to a Participant will entitle the Participant to receive at a specified later time a specified dollar value in cash variable under conditions specified in the Award, if the performance goals in the Award are achieved and the other terms and conditions thereof are satisfied. The Committee shall set performance goals and other terms or conditions to payment of the Performance Awards in its discretion which, depending on the extent to which they are met, will determine the value of the Performance Awards that will be paid to the Participant.

9.4. Other Terms. Performance Awards may be payable in cash, Stock, DRLP Units or other property, and have such other terms and conditions as determined by the Committee and reflected in the Award Certificate. For purposes of determining the number of Shares to be used in payment of a Performance Award denominated in cash but payable in whole or in part in Shares or Restricted Stock, the number of Shares to be so paid will be determined by dividing the cash value of the Award to be so paid by the Fair Market Value of a Share on the date of determination by the Committee of the amount of the payment under the Award, or, if the Committee so directs, the date immediately preceding the date the Award is paid.

ARTICLE 10

RESTRICTED STOCK AND RESTRICTED STOCK UNIT AWARDS

10.1. Grant of Restricted Stock and Restricted Stock Units. The Committee is authorized to make Awards of Restricted Stock or Restricted Stock Units to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee. An Award of Restricted Stock or Restricted Stock Units shall be evidenced by an Award Certificate setting forth the terms, conditions, and restrictions applicable to the Award.

10.2. Issuance and Restrictions. Restricted Stock or Restricted Stock Units shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock or Dividend Equivalents on the Restricted Stock units). These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals or otherwise, as the Committee determines at the time of the grant of the Award or thereafter. Except as otherwise provided in an Award Certificate or any special Plan document governing an Award, the Participant shall have all of the rights of a stockholder with respect to the Restricted Stock, and the Participant shall have none of the rights of a stockholder with respect to Restricted Stock Units until such time as Shares of Stock are paid in settlement of the Restricted Stock Units.

10.3. Forfeiture. Except (i) under certain circumstances contemplated by Section 14.9, (ii) with respect to substitute awards granted under Section 14.12, or (iii) as may be set forth in an Award Certificate with respect to death, Disability or Retirement of a Participant, Restricted Stock Awards and Restricted Stock Unit Awards subject solely to continued employment requirements shall be subject to a restriction period of not less than one year from the Grant Date (but permitting pro-rata vesting over such time). Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, immediately after termination of Continuous Status as a Participant during the applicable restriction period or upon failure to satisfy a performance goal during the applicable restriction period, Restricted Stock or Restricted Stock Units that are at that time subject to restrictions shall be forfeited.

10.4. Delivery of Restricted Stock. Shares of Restricted Stock shall be delivered to the Participant as of the Grant Date either by book-entry registration or by delivering to the Participant, or a custodian or escrow agent (including, without limitation, the Company or one or more of its employees) designated by the Committee, a stock certificate or certificates registered in the name of the Participant. If physical certificates representing shares of Restricted Stock are registered in the name of the Participant, such certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

ARTICLE 11

DEFERRED STOCK UNITS

11.1. Grant of Deferred Stock Units. The Committee is authorized to grant Deferred Stock Units to Participants subject to such terms and conditions as may be selected by the Committee. Deferred Stock Units shall entitle the Participant to receive Shares of Stock (or the equivalent value in cash or other property if so determined by the Committee) at a future time as determined by the Committee, or as determined by the Participant within guidelines established by the Committee in the case of voluntary deferral elections. An Award of Deferred Stock Units shall be evidenced by an Award Certificate setting forth the terms and conditions applicable to the Award.

ARTICLE 12

DIVIDENDS AND DIVIDEND EQUIVALENTS

12.1. Grant of Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents with respect to Full Value Awards granted hereunder (and actual dividends with respect to Restricted Stock granted hereunder), subject to such terms and conditions as may be selected by the Committee. Dividend Equivalents shall entitle the Participant to receive payments equal to ordinary cash dividends or distributions with respect to all or a portion of the number of Shares subject to a Full Value Award, as determined by the Committee.

With respect to Full Value Awards that are not Performance Awards, the Committee may provide that Dividend Equivalents (and actual dividends with respect to Restricted Stock) be paid or distributed when accrued or be deemed to have been reinvested in additional Shares or units or otherwise reinvested (subject to Share availability under Section 5.1 hereof).

With respect to Full Value Awards that are Performance Awards, Dividend Equivalents (or actual dividends with respect to Restricted Stock) shall, as provided in the Award Certificate, either (i) be reinvested in the form of additional Shares or units equivalent to Shares, which shall be subject to the same performance and vesting provisions as provided for the host Performance Award, or (ii) be credited by the Company to an account for the Participant and accumulated without interest until the date upon which the host Award becomes earned and vested. Dividend Equivalents (and actual dividends with respect to Restricted Stock) credited to a Participant’s account with respect to vested Performance Awards shall be distributed to the Participant at the same time as the distribution of cash or Shares under the host Performance Award. A Participant shall have no right to Dividend Equivalents or dividends accumulated with respect to Performance Awards that are forfeited, and any such unearned Dividend Equivalents or dividends will be reconveyed to the Company without further consideration or any act or action by the Participant. Unless otherwise provided in the applicable Award Certificate, Dividend Equivalents paid on Full Value Awards that are not Performance Awards, and dividends paid on Restricted Stock awards that not Performance Awards, will be paid or distributed to the Participant no later than the 15th day of the 3rd month following the later of (A) the calendar year in which the corresponding dividends were paid to stockholders, or (B) the first calendar year in which the Participant’s right to such Dividends Equivalents or dividends is no longer subject to a substantial risk of forfeiture.

Notwithstanding the foregoing, up to 10% of the Dividend Equivalents pertaining to a Performance Award payable in DRLP Units may be paid in cash to the Participant prior to the date upon which such award becomes earned and vested, and such Dividend Equivalents will be not be required to be reconveyed to the Company.

ARTICLE 13

STOCK OR OTHER STOCK-BASED AWARDS

13.1. Grant of Stock or Other Stock-based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to Shares or other property, as deemed by the Committee to be consistent with the purposes of the Plan, including without limitation Shares awarded purely as a “bonus” and not subject to any restrictions or conditions, convertible or exchangeable debt securities, DRLP Units, other rights convertible or exchangeable into Shares, and Awards valued by reference to book value of Shares or the value of securities of or the performance of specified Parents or Affiliates (“Other Stock-Based Awards”). Such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan (other than Options or SARs). The Committee shall determine the terms and conditions of such Other Stock-Based Awards. Except (i) under certain circumstances contemplated by Section 14.9, (ii) with respect to substitute awards granted under Section 14.12, or (iii) as may be set forth in an Award Certificate with respect to death, Disability or Retirement of a Participant, Other Stock-Based Awards subject solely to continued employment restrictions shall be subject to restrictions imposed by the Committee for a period of not less than one year from the Grant Date (but permitting pro-rata vesting over such time); provided that such restrictions shall not be applicable to grants of Other Stock-Based Awards in payment of Performance Awards pursuant to Article 9 or grants of Other Stock-Based Awards granted in lieu of cash or other compensation.

ARTICLE 14

PROVISIONS APPLICABLE TO AWARDS

14.1. Award Certificates. Each Award shall be evidenced by an Award Certificate. Each Award Certificate shall include such provisions, not inconsistent with the Plan, as may be specified by the Committee.

14.2. Term of Award. The term of each Award shall be for the period as determined by the Committee, provided that in no event shall the term of any Option or SAR exceed a period of ten years from its Grant Date (or, with respect to an Incentive Stock Option granted to a Participant who, at the Grant Date, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, five years from its Grant Date).

14.3. Form of Payment for Awards. Subject to the terms of the Plan and any applicable law or Award Certificate, payments or transfers to be made by the Company or an Affiliate on the grant or exercise of an Award may be made in such form as the Committee determines at the Grant Date, including without limitation, cash, Stock, other Awards, or other property, or any combination, and may be made in a single payment or transfer, in installments, or (other than Options or SARs) on a deferred basis, in each case determined in accordance with rules adopted by, and at the discretion of, the Committee; provided, that any payment or transfer elected to be made on a deferred basis must be in accordance with the election provisions and all other requirements of one of the Company’s then-existing deferred compensation plans that would be applicable to such Participant.

14.4. Limits on Transfer. No right or interest of a Participant in any unexercised or restricted Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or an Affiliate, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or an Affiliate. No unexercised or restricted Award shall be assignable or transferable by a Participant without stockholder approval other than by will or the laws of descent and distribution or, except in the case of an Incentive Stock Option, pursuant to a domestic relations order that would satisfy Section 414(p)(1)(A) of the Code if such Section applied to an Award under the Plan. Notwithstanding the foregoing, the Committee may (but need not), without stockholder approval, permit the transfer of Nonqualified Stock Options by an optionee to: (i) the spouse, child or grandchildren of the optionee (“Immediate Family Members”); (ii) a trust or trusts for the exclusive benefit of Immediate Family Members; or (iii) a partnership or limited liability company in which the optionee and/or the Immediate Family Members are the only equity owners (collectively, “Eligible Transferees”); provided that, in the event the Committee permits the transferability of Nonqualified Stock Options granted to an optionee, the Committee may subsequently, in its discretion, restrict the ability of the optionee to transfer Nonqualified Stock Options granted to the optionee thereafter. An option that is transferred to an Immediate Family Member shall not be transferable by such Immediate Family Member, except for any transfer by such Immediate Family Member’s will or by the laws of descent and distribution upon the death of such Immediate Family Member. Incentive Stock Options granted under the Plan shall be nontransferable.

In the event that the Committee, in its sole discretion, permits the transfer of Nonqualified Stock Options by an optionee to an Eligible Transferee under this Section 14.4, the options transferred to the Eligible Transferee must be exercised by such Eligible Transferee and, in the event of the death of such Eligible Transferee, by such Eligible Transferee’s executor or administrator only in the same manner, to the same extent and under the same circumstances (including, without limitation, the time period within which the options must be exercised) as the optionee or, in the event of the optionee’s death, the executor or administrator of the optionee’s estate, could have exercised such options. The optionee, or in the event of optionee’s death, the optionee’s estate, shall remain liable for all federal, state, city and local taxes applicable upon the exercise of a Nonqualified Stock Option by an Eligible Transferee.

14.5. Beneficiaries. Notwithstanding Section 14.4, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Certificate applicable to the Participant, except to the extent the Plan and Award Certificate otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If no beneficiary has been designated or survives the Participant, any payment due to the Participant shall be made to the Participant’s estate. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant, in the manner provided by the Company, at any time provided the change or revocation is filed with the Company.

14.6. Stock Trading Restrictions. All Stock issuable under the Plan is subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate or issue instructions to the transfer agent to reference restrictions applicable to the Stock.

14.7. Treatment Upon Death. Except as otherwise provided in the Award Certificate or any special Plan document governing an Award, upon a Participant’s death during his or her Continuous Status as a Participant, all of such Participant’s outstanding Options, SARs, and other Awards in the nature of rights that may be exercised shall become fully exercisable, and all time-based vesting restrictions on the Participant’s outstanding Awards shall lapse. In addition, with respect to any Awards containing performance-based criteria that have not been met as of the date of termination due to the Participant’s death, the performance-based Award shall be payable to the Participant within thirty (30) days after the date on which the Award would have been paid if the Participant’s service had not terminated due to death, and shall be based on actual performance during the period. Any Awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Certificate; provided, however, that any Awards in the nature of rights that may be exercised shall remain exercisable until the earlier of the original expiration of the Award or two years after the Participant’s death. To the extent that this Section 14.7 causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be Nonstatutory Stock Options.

14.8. Treatment Upon Disability. Except as otherwise provided in the Award Certificate or any special Plan document governing an Award, upon termination of employment due to a Participant’s Disability, all of such Participant’s outstanding Options, SARs, and other Awards in the nature of rights that may be exercised shall become fully exercisable, and all time-based vesting restrictions on the Participant’s outstanding Awards shall lapse. In addition, with respect to any Awards containing performance-based criteria that have not been met as of the date of termination due to the Participant’s Disability, the performance-based Award shall be payable to the Participant within thirty (30) days after the date on which the Award would have been paid if the Participant’s service had not terminated due to Disability, and shall be based on actual performance during the period. Any Awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Certificate; provided, however, that any Awards in the nature of rights that may be exercised shall remain exercisable until the earlier of the original expiration of the Award or two years following the date of termination due to the Participant’s Disability. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be Nonstatutory Stock Options. If any Incentive Stock Option is not exercised within one year after the date of termination due to Disability, it shall be deemed to be a Nonstatutory Stock Option.

14.9. Treatment Upon a Change in Control. The provisions of this Section 14.9 shall apply in the case of a Change in Control, unless otherwise provided in the Award Certificate or any special Plan document or separate agreement with a Participant governing an Award.

(a) Awards Assumed or Substituted by Surviving Entity. With respect to Awards assumed by the Surviving Entity or otherwise equitably converted or substituted in connection with a Change in Control: if within one year after the effective date of the Change in Control, a Participant’s employment is terminated without Cause or the Participant resigns for Good Reason, then (i) all of that Participant’s outstanding Options, SARs and other Awards in the nature of rights that may be exercised shall become fully exercisable, (ii) all time-based vesting restrictions on his or her outstanding Awards shall lapse, and (iii) the Participant’s performance-based Awards that were outstanding immediately prior to effective time of the Change in Control shall vest based upon assumed or actual performance, as provided in the Award Certificates or any special Plan documents or separate agreements governing the Awards. Any Awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Certificate. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be Nonstatutory Stock Options.

(b) Awards Not Assumed or Substituted by Surviving Entity. Upon the occurrence of a Change in Control, and except with respect to any Awards assumed by the Surviving Entity or otherwise equitably converted or substituted in connection with the Change in Control: (i) outstanding Options, SARs, and other Awards in the nature of rights that may be exercised shall become fully exercisable, (ii) time-based vesting restrictions on outstanding Awards shall lapse, and (iii) the performance-based Awards that were outstanding immediately prior to effective time of the Change in Control shall vest based upon assumed or actual performance, as provided in the Award Certificates or any special Plan documents or separate agreements governing the Awards. Any Awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Certificate. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be Nonstatutory Stock Options.”

14.10. Qualified Performance-Based Awards.

(a) The provisions of the Plan are intended to ensure that all Options and SARs granted hereunder to any Covered Employee shall qualify for the Section 162(m) Exemption.

(b) When granting any other Award, the Committee may designate such Award as a Qualified Performance-Based Award, based upon a determination that the recipient is or may be a Covered Employee with respect to such Award, and the Committee wishes such Award to qualify for the Section 162(m) Exemption. If an Award is so designated, the Committee shall establish performance goals for such Award within the time period prescribed by Section 162(m) of the Code based on one or more of the following Qualified Business Criteria, which may be expressed in terms of Company-wide objectives or in terms of objectives that relate to the performance of an Affiliate or a division, region, department or function within the Company or an Affiliate:

•	Revenue

•	Sales

•	Profit (net profit, gross profit, operating profit, economic profit, profit margins or other corporate profit measures)

•	Earnings (EBIT, EBITDA, earnings per share, or other corporate earnings measures)

•	Funds from Operations (“FFO”) as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), or a similar performance measure adopted by NAREIT

•	Adjusted Funds from Operations (FFO as adjusted for certain specified income, expense or cash flow amounts that are not considered in the computation of FFO)

•	Net income (before or after taxes, operating income or other income measures)

•	Cash (cash flow, cash generation or other cash measures)

•	Stock price or performance

•	Growth in annualized dividends per share to common stockholders

•	Total stockholder return (stock price appreciation plus reinvested dividends divided by beginning share price)

•	Return measures (including, but not limited to, return on assets, capital, equity, or sales, and cash flow return on assets, capital, equity, or sales)

•	Balance sheet and operating leverage metrics

•	Market share

•	Volume of asset acquisitions or dispositions

•	Occupancy rates of real estate rental properties

•	Volume of lease transactions

•	Volume and/or profitability of real estate developments

•	Volume and/or profitability of construction contracts

•	Debt or capital raising transactions (debt or equity placements and joint venture transactions)

•	Improvements in capital structure

•	Expenses (expense management, expense ratio, expense efficiency ratios or other expense measures)

•	Business expansion or consolidation (acquisitions and divestitures)

•	Internal rate of return or increase in net present value

•	Working capital targets relating to inventory and/or accounts receivable

•	Planning accuracy (as measured by comparing planned results to actual results)

Performance goals with respect to the foregoing Qualified Business Criteria may be specified in absolute terms, in percentages, or in terms of growth from period to period or growth rates over time, as well as measured relative to an established or specially-created performance index of Company competitors or peers. Any member of a specially-created performance index that disappears during a measurement period shall be disregarded for the entire measurement period. Performance goals need not be based upon an increase or positive result under a business criterion and could include, for example, the maintenance of the status quo or the limitation of economic losses (measured, in each case, by reference to a specific business criterion). Unless otherwise provided in the Award Certificate, performance goals that are based upon earnings per share or FFO shall be calculated without regard to any change in accounting standards or definitions that may be required by the Financial Accounting Standards Board, the Securities and Exchange Commission or the National Association of Real Estate Investment Trusts.

(c) Each Qualified Performance-Based Award (other than a market-priced Option or SAR) shall be earned, vested and payable (as applicable) only upon the achievement of performance goals established by the Committee based upon one or more of the Qualified Business Criteria, together with the satisfaction of any other conditions, such as continued employment, as the Committee may determine to be appropriate; provided, however, that the Committee may provide, either in connection with the grant thereof or by amendment thereafter, that achievement of such performance goals will be waived upon the death or Disability of the Participant, or upon a Change in Control. The Committee has the right, in connection with the grant of a Qualified Performance-Based Award, to exercise negative discretion to determine that the portion of such Award actually earned, vested and/or payable (as applicable) shall be less than the portion that would be earned, vested and/or payable based solely upon application of the applicable performance goals.

(d) The Committee may provide in any Qualified Performance-Based Award, at the time the performance goals are established, that any evaluation of performance shall exclude or otherwise objectively adjust for any specified event that occurs during a performance period, including by way of example but without limitation the following: (a) asset write-downs or impairment charges; (b) Company stock or debt buybacks, (c) litigation or claim judgments or settlements; (d) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (e) accruals for reorganization and restructuring programs; (f) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year; (g) acquisitions or divestitures; (h) foreign exchange gains and losses; and (i) a spin-off of a division of the Company. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

(e) Any payment of a Qualified Performance-Based Award granted with performance goals pursuant to subsection (c) above shall be conditioned on the written certification of the Committee in each case that the performance goals and any other material conditions were satisfied. Except as specifically provided in subsection (c), no Qualified Performance-Based Award held by a Covered Employee or by an employee who in the reasonable judgment of the Committee may be a Covered Employee on the date of payment, may be amended, nor may the Committee exercise any discretionary authority it may otherwise have under the Plan with respect to a Qualified Performance-Based Award under the Plan, in any manner to waive the achievement of the applicable performance goal based on Qualified Business Criteria or to increase the amount payable pursuant thereto or the value thereof, or otherwise in a manner that would cause the Qualified Performance-Based Award to cease to qualify for the Section 162(m) Exemption.

(f) Section 5.4 sets forth the maximum number of Shares or dollar value that may be granted in any one-year period to a Participant in designated forms of Qualified Performance-Based Awards.

14.11. Forfeiture Events. Awards granted under the Plan shall be subject to any compensation recoupment policy that the Company may adopt from time to time that is applicable by its terms to the Participant. In addition, the Committee may specify in an Award Certificate that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of employment for cause, violation of material Corporation or Affiliate policies, breach of non-competition, confidentiality or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company or any Affiliate.

14.12. Substitute Awards. The Committee may grant Awards under the Plan in substitution for stock and stock-based awards held by employees of another entity who become employees of the Company or an Affiliate as a result of a merger or consolidation of the former employing entity with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of the former employing corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

14.13 Standalone or Tandem Awards. Awards granted under the Plan (other than Options or SARs) may, in the discretion of the Committee, be granted either alone or in addition to, or in tandem with, any other Award granted under the Plan. Subject to Section 16.2, awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

ARTICLE 15

CHANGES IN CAPITAL STRUCTURE

15.1. Mandatory Adjustments. In the event of a nonreciprocal transaction between the Company and its stockholders that causes the per-share value of the Stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering or large nonrecurring cash dividend), the Committee shall make such adjustments to the Plan and Awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. Action by the Committee may include: (i) adjustment of the number and kind of shares that may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the exercise price of outstanding Awards or the measure to be used to determine the amount of the benefit payable on an Award; and (iv) any other adjustments that the Committee determines to be equitable. Notwithstanding the foregoing, the Committee shall not make any adjustments to outstanding Options or SARs that would constitute a modification or substitution of the stock right under Treas. Reg. Section 1.409A-1(b)(5)(v) that would be treated as the grant of a new stock right or change in the form of payment for purposes of Code Section 409A. Without limiting the foregoing, in the event of a subdivision of the outstanding Stock (stock-split), a declaration of a dividend payable in Shares or a combination or consolidation of the outstanding Stock into a lesser number of Shares, the authorization limits under Section 5.1 and 5.4 shall automatically be adjusted proportionately, and the Shares then subject to each Award shall automatically, without the necessity for any additional action by the Committee, be adjusted proportionately without any change in the aggregate purchase price therefor.

15.2 Discretionary Adjustments. Upon the occurrence or in anticipation of any corporate event or transaction involving the Company (including, without limitation, any recapitalization, reorganization, merger, consolidation, combination or exchange of shares or any transaction described in Section 15.1), the Committee may, in its sole discretion, provide (i) that Awards will be settled in cash rather than Stock, (ii) that Awards will become immediately vested and exercisable and will expire after a designated period of time to the extent not then exercised, (iii) that Awards will be assumed by another party to a transaction or otherwise be equitably converted or substituted in connection with such transaction, (iv) that outstanding Awards may be settled by payment in cash or cash equivalents equal to the excess of the Fair Market Value of the underlying Stock, as of a specified date associated with the transaction, over the exercise price or base price of the Award, (v) that performance targets and performance periods for Performance Awards will be modified, consistent with Code Section 162(m) where applicable, or (vi) any combination of the foregoing. The Committee’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated.

15.3 General. Any discretionary adjustments made pursuant to this Article 15 shall be subject to the provisions of Section 16.2. To the extent that any adjustments made pursuant to this Article 15 cause Incentive Stock Options to cease to qualify as Incentive Stock Options, such Options shall be deemed to be Nonstatutory Stock Options.

ARTICLE 16

AMENDMENT, MODIFICATION AND TERMINATION

16.1. Amendment, Modification and Termination. The Board or the Committee may, at any time and from time to time, amend, modify or terminate the Plan without stockholder approval; provided, however, that if an amendment to the Plan would, in the reasonable opinion of the Board or the Committee, constitute a material change requiring stockholder approval under applicable laws, policies or regulations or the applicable listing or other requirements of an Exchange, then such amendment shall be subject to stockholder approval; and provided, further, that the Board or Committee may condition any other amendment or modification on the approval of stockholders of the Company for any reason, including (i) by reason of such approval being necessary or deemed advisable to comply with the listing or other requirements of an Exchange, or (ii) to satisfy any other tax, securities or other applicable laws, policies or regulations. Without the prior approval of the stockholders of the Company, the Plan may not be amended to permit: (x) the exercise price or base price of an Option or SAR to be reduced, directly or indirectly, (y) an Option or SAR to be cancelled in exchange for cash, other Awards, or Options or SARs with an exercise or base price that is less than the exercise price or base price of the original Option or SAR, or otherwise, or (z) the Company to repurchase an Option or SAR for value (in cash or otherwise) from a Participant if the current Fair Market Value of the Shares underlying the Option or SAR is lower than the exercise price or base price per share of the Option or SAR.

16.2. Awards Previously Granted. At any time and from time to time, the Committee may amend, modify or terminate any outstanding Award without approval of the Participant; provided, however:

(a) Subject to the terms of the applicable Award Certificate, such amendment, modification or termination shall not, without the Participant’s consent, materially reduce or diminish the economic value of such Award;

(b) The original term of an Option or SAR may not be extended without the prior approval of the stockholders of the Company;

(c) Except as otherwise provided in Article 15, without the prior approval of the stockholders of the Company: (i) the exercise price or base price of an Option or SAR may not be reduced, directly or indirectly, (ii) an Option or SAR may not be cancelled in exchange for other Awards, or Options or SARs with an exercise or base price that is less than the exercise price or base price of the original Option or SAR, or otherwise, and (iii) the Company may not repurchase an Option or SAR for value (in cash or otherwise) from a Participant if the current Fair Market Value of the Shares underlying the Option or SAR is lower than the exercise price or base price per share of the Option or SAR; and

(d) No termination, amendment, or modification of the Plan shall materially reduce or diminish the economic value or otherwise materially adversely affect any Award previously granted under the Plan, without the written consent of the Participant affected thereby.

16.3 Compliance Amendments. Notwithstanding anything in the Plan or in any Award Certificate to the contrary, the Board may amend the Plan or an Award Certificate, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or Award Certificate to any present or future law relating to plans of this or similar nature (including, but not limited to, Section 409A of the Code), and to the administrative regulations and rulings promulgated thereunder. By accepting an Award under this Plan, a Participant agrees to any amendment made pursuant to this Section 16.3 to any Award granted under the Plan without further consideration or action.

ARTICLE 17

GENERAL PROVISIONS

17.1. No Rights to Awards; Non-Uniform Determinations. No Participant or any Eligible Participant shall have any claim to be granted any Award under the Plan. Neither the Company, its Affiliates nor the Committee is obligated to treat Participants or Eligible Participants uniformly, and determinations made under the Plan may be made by the Committee selectively among Eligible Participants who receive, or are eligible to receive, Awards (whether or not such Eligible Participants are similarly situated).

17.2. No Stockholder Rights. No Award gives a Participant any of the rights of a stockholder of the Company unless and until Shares are in fact issued to such person in connection with such Award.

17.3. Special Provisions Related to Section 409A of the Code.

(a) General. It is intended that the payments and benefits provided under the Plan and any Award shall either be exempt from the application of, or comply with, the requirements of Section 409A of the Code. The Plan and all Award Certificates shall be construed in a manner that effects such intent. Nevertheless, the tax treatment of the benefits provided under the Plan or any Award is not warranted or guaranteed. Neither the Company, its Affiliates nor their respective directors, officers, employees or advisers (other than in his or her capacity as a Participant) shall be held liable for any taxes, interest, penalties or other monetary amounts owed by any Participant or other taxpayer as a result of the Plan or any Award.

(b) Definitional Restrictions. Notwithstanding anything in the Plan or in any Award Certificate to the contrary, to the extent that any amount or benefit that would constitute non-exempt “deferred compensation” for purposes of Section 409A of the Code would otherwise be payable or distributable, or a different form of payment (e.g., lump sum or installment) would be effected, under the Plan or any Award Certificate by reason of the occurrence of a Change in Control, or the Participant’s Disability, termination of employment or separation from service, such amount or benefit will not be payable or distributable to the Participant, and/or such different form of payment will not be effected, by reason of such circumstance unless (i) the circumstances giving rise to such Change in Control, Disability, termination of employment or separation from service meet any description or definition of “change in control event”, “disability” or “separation from service”, as the case may be, in Section 409A of the Code and applicable regulations (without giving effect to any elective provisions that may be available under such definition), or (ii) the payment or distribution of such amount or benefit would be exempt from the application of Section 409A of the Code by reason of the short-term deferral exemption or otherwise. This provision does not prohibit the vesting of any Award. If this provision prevents the payment or distribution of any amount or benefit, such payment or distribution shall be made on the next earliest payment or distribution date or event specified in the Award Certificate that is permissible under Section 409A. If this provision prevents the application of a different form of payment of any amount or benefit, such amount or benefit shall be paid or distributed in the form that would have applied absent the Change in Control, Disability, termination of employment, or separation from service, as applicable.

(c) Allocation among Possible Exemptions. If any one or more Awards granted under the Plan to a Participant could qualify for any separation pay exemption described in Treas. Reg. Section 1.409A-1(b)(9), but such Awards in the aggregate exceed the dollar limit permitted for the separation pay exemptions, the Company (acting through the Committee or the Head of Human Resources) shall determine which Awards or portions thereof will be subject to such exemptions.

(d) Six-Month Delay in Certain Circumstances. Notwithstanding anything in the Plan or in any Award Certificate to the contrary, if any amount or benefit that would constitute non-exempt “deferred compensation” for purposes of Section 409A of the Code would otherwise be payable or distributable under this Plan or any Award Certificate by reason of a Participant’s separation from service during a period in which the Participant is a Specified Employee (as defined below), then, subject to any permissible acceleration of payment by the

Committee under Treas. Reg. Section 1.409A-3(j)(4)(ii) (domestic relations order), (j)(4)(iii) (conflicts of interest), or (j)(4)(vi) (payment of employment taxes):

(i) the amount of such non-exempt deferred compensation that would otherwise be payable during the six-month period immediately following the Participant’s separation from service will be accumulated through and paid or provided on the first day of the seventh month following the Participant’s separation from service (or, if the Participant dies during such period, within thirty (30) days after the Participant’s death) (in either case, the “Required Delay Period”); and

(ii) the normal payment or distribution schedule for any remaining payments or distributions will resume at the end of the Required Delay Period.

For purposes of this Plan, the term “Specified Employee” has the meaning given such term in Code Section 409A and the final regulations thereunder, provided, however, that, as permitted in such final regulations, the Company’s Specified Employees and its application of the six-month delay rule of Code Section 409A(a)(2)(B)(i) shall be determined in accordance with rules adopted by the Board or a committee thereof, which shall be applied consistently with respect to all nonqualified deferred compensation arrangements of the Company, including this Plan.

(e) Grants to Employees of Affiliates. Eligible Participants who are service providers to an Affiliate may be granted Options or SARs under this Plan only if the Affiliate qualifies as an “eligible issuer of service recipient stock” within the meaning of §1.409A-1(b)(5)(iii)(E) of the final regulations under Code Section 409A. For the avoidance of doubt, as of the Effective Date, Duke Realty Limited Partnership, Duke Realty Services Limited Partnership, and Duke Construction Limited Partnership qualify as “eligible issuers of service recipient stock.”

(f) Installment Payments. If, pursuant to an Award, a Participant is entitled to a series of installment payments, such Participant’s right to the series of installment payments shall be treated as a right to a series of separate payments and not to a single payment. For purposes of the preceding sentence, the term “series of installment payments” has the meaning provided in Treas. Reg. Section 1.409A-2(b)(2)(iii) (or any successor thereto).

(g) Timing of Release of Claims. Whenever an Award conditions a payment or benefit on a Participant’s execution and non-revocation of a release of claims, such release must be executed and all revocation periods shall have expired within 60 days after the date of termination of the Participant’s employment; failing which such payment or benefit shall be forfeited. If such payment or benefit is exempt from Section 409A of the Code, the Company may elect to make or commence payment at any time during such 60-day period. If such payment or benefit constitutes non-exempt deferred compensation for purpose of Code Section 409A, then, subject to subsection (d) above, (i) if such 60-day period begins and ends in a single calendar year, the Company may make or commence payment at any time during such period at its discretion, and (ii) if such 60-day period begins in one calendar year and ends in the next calendar year, the payment shall be made or commence during the second such calendar year (or any later date specified for such payment under the applicable Award), even if such signing and non-revocation of the release occur during the first such calendar year included within such 60-day period. In other words, a Participant is not permitted to influence the calendar year of payment based on the timing of signing the release.

(h) Permitted Acceleration. The Company shall have the sole authority to make any accelerated distribution permissible under Treas. Reg. section 1.409A-3(j)(4) to Participants of deferred amounts, provided that such distribution(s) meets the requirements of Treas. Reg. Section 1.409A-3(j)(4).

17.4. Withholding. The Company or any Affiliate shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company or such Affiliate, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of the Plan. The Company shall have the authority to require a Participant to remit cash to the Company in lieu of the surrender of Shares for tax withholding obligations if the surrender of Shares in satisfaction of such withholding obligations would result in the Company’s recognition of expense under generally accepted accounting principles. With respect to withholding required upon any taxable event under the Plan, the Committee may, at the time the Award is granted or thereafter, require or permit that any such withholding requirement be satisfied, in whole or in part, by withholding from the Award Shares having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes.

17.5 No Right to Continued Service. Nothing in the Plan, any Award Certificate or any other document or statement made with respect to the Plan, shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Participant’s employment or status as an officer, director or consultant at any time, nor confer upon any Participant any right to continue as an employee, officer, director or consultant of the Company or any Affiliate, whether for the duration of a Participant’s Award or otherwise.

17.6. Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Certificate shall give the Participant any rights that are greater than those of a general creditor of the Company or any Affiliate. This Plan is not intended to be subject to ERISA.

17.7. Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Company or any Affiliate unless provided otherwise in such other plan.

17.8. Expenses. The expenses of administering the Plan shall be borne by the Company and its Affiliates.

17.9. Titles and Headings. The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

17.10. Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

17.11. Fractional Shares. No fractional Shares shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding up or down.

17.12. Government and Other Regulations.

(a) Notwithstanding any other provision of the Plan, no Participant who acquires Shares pursuant to the Plan may, during any period of time that such Participant is an affiliate of the Company (within the meaning of the rules and regulations of the Securities and Exchange Commission under the 1933 Act), sell such Shares, unless such offer and sale is made (i) pursuant to an effective registration statement under the 1933 Act, which is current and includes the Shares to be sold, or (ii) pursuant to an appropriate exemption from the registration requirement of the 1933 Act, such as that set forth in Rule 144 promulgated under the 1933 Act.

(b) Notwithstanding any other provision of the Plan, if at any time the Committee shall determine that the registration, listing or qualification of the Shares covered by an Award upon any Exchange or under any foreign, federal, state or local law or practice, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the purchase or receipt of Shares thereunder, no Shares may be purchased, delivered or received pursuant to such Award unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Committee. Any Participant receiving or purchasing Shares pursuant to an Award shall make such representations and agreements and furnish such information as the Committee may request to assure compliance with the foregoing or any other applicable legal requirements. The Company shall not be required to issue or deliver any certificate or certificates for Shares under the Plan prior to the Committee’s determination that all related requirements have been fulfilled. The Company shall in no event be obligated to register any securities pursuant to the 1933 Act or applicable state or foreign law or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such law, regulation or requirement.

17.13. Governing Law. To the extent not governed by federal law, the Plan and all Award Certificates shall be construed in accordance with and governed by the laws of the State of Indiana.

17.14. Additional Provisions. Each Award Certificate may contain such other terms and conditions as the Committee may determine; provided that such other terms and conditions are not inconsistent with the provisions of the Plan.

17.15. No Limitations on Rights of Company. The grant of any Award shall not in any way affect the right or power of the Company to make adjustments, reclassification or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets. The Plan shall not restrict the authority of the Company, for proper corporate purposes, to draft or assume awards, other than under the Plan, to or with respect to any person. If the Committee so directs, the Company may issue or transfer Shares to an Affiliate, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Affiliate will transfer such Shares to a Participant in accordance with the terms of an Award granted to such Participant and specified by the Committee pursuant to the provisions of the Plan.

17.16. Indemnification. Each person who is or shall have been a member of the Committee, or of the Board, or an officer of the Company to whom authority was delegated in accordance with Article 4 shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

The foregoing is hereby acknowledged as being the Duke Realty Corporation 2015 Long-Term Incentive Plan, as most recently adopted by the Board on                     , 2015, and approved by the stockholders on                     , 2015.

DUKE REALTY CORPORATION

By:
Dennis D. Oklak,
Chairman of the Board and Chief Executive Officer

DUKE REALTY CORPORATION ATTN: INVESTOR RELATIONS 600 EAST 96TH STREET SUITE 100 INDIANAPOLIS, IN 46240

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information until 11:59 P.M. Eastern Time on April 28, 2015. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by the Company in mailing proxy materials, you may consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for such electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions until 11:59 P.M. Eastern Time on April 28, 2015. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

VOTE IN PERSON

If you would like to attend the annual meeting and vote in person, please contact the Company at 317-808-6005 for directions to the annual meeting. You are entitled to attend the annual meeting only if you were a shareholder as of the close of business on February 23, 2015 or hold a valid proxy for the annual meeting. You should be prepared to present photo identification for admittance. If you are not a shareholder of record, but hold shares through a broker, trustee or nominee, you must provide proof of beneficial ownership as of the record date, such as your most recent account statement prior to February 23, 2015 or similar evidence of ownership. If you do not provide photo identification and comply with the other procedures outlined above, you will not be admitted to the annual meeting.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M82227-P58450-Z64553 KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DUKE REALTY CORPORATION

The Board of Directors recommends you vote FOR the following proposals:

1. Election of Directors	For	Against	Abstain			For	Against	Abstain
1a. Thomas J. Baltimore, Jr.	☐	☐	☐	2.	To vote on an advisory basis to approve the compensation of the Company’s executive officers for 2014	☐	☐	☐
1b. William Cavanaugh, III	☐	☐	☐	3.	To ratify the reappointment of KPMG LLP as the Company’s independent registered public accountants for the fiscal year 2015	☐	☐	☐
1c. Alan H. Cohen	☐	☐	☐	4.	To approve the Company’s 2015 Long-Term Incentive Plan	☐	☐	☐
1d. Ngaire E. Cuneo 1e. Charles R. Eitel 1f. Martin C. Jischke, PhD.	☐ ☐ ☐	☐ ☐ ☐	☐ ☐ ☐	NOTE: The Board of Directors may transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.
1g. Dennis D. Oklak 1h. Melanie R. Sabelhaus	☐ ☐	☐ ☐	☐ ☐
1i. Peter M. Scott, III 1j. Jack R. Shaw	☐ ☐	☐ ☐	☐ ☐
1k. Michael E. Szymanczyk	☐	☐	☐
1l. Lynn C. Thurber	☐	☐	☐
1m. Robert J. Woodward, Jr.	☐	☐	☐

				Please indicate if you plan to a attend this meeting.		☐ Yes	☐ No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date			Signature (Joint Owners)		Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Annual Report to Shareholders, Form 10-K and Notice & Proxy Statement are available at

www.proxyvote.com.

M82228-P58450-Z64553

DUKE REALTY CORPORATION

Annual Meeting of Shareholders

April 29, 2015 3:00 PM

THE ENCLOSED PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Dennis D. Oklak and Ann C. Dee, and each of them, attorneys-in-fact and proxies, with full power of substitution, to vote, as designated on the reverse side of this proxy, all shares of common stock of Duke Realty Corporation which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held on April 29, 2015, at 3:00 p.m. local time, at the Conrad Indianapolis, 50 West Washington Street, Indianapolis, Indiana 46204, and at any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is indicated, this proxy will be voted in accordance with the recommendations of the Board of Directors.

Continued and to be signed on reverse side.